AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 1994


                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           RJR NABISCO HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                           13-3490602
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)


                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 258-5600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          LAWRENCE R. RICCIARDI, ESQ.
                           RJR NABISCO HOLDINGS CORP.
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 258-5600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    COPY TO:

                             CHARLES I. COGUT, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                       AMOUNT               OFFERING PRICE            AGGREGATE
        SECURITIES TO BE REGISTERED                TO BE REGISTERED             PER UNIT            OFFERING PRICE
Series C Depositary Shares each representing
  one-tenth of a share of Series C
Conversion Preferred Stock

                                                345,000,000 shares(1)           $7.50(2)            $2,587,500,000
Series C Conversion Preferred Stock.........     34,500,000 shares(3)              N/A                    N/A
Common Stock, par value $.01 per share......    345,000,000 shares(4)              N/A                    N/A



           TITLE OF EACH CLASS OF                 AMOUNT OF
        SECURITIES TO BE REGISTERED           REGISTRATION FEE
Series C Depositary Shares each representing
  one-tenth of a share of Series C
Conversion Preferred Stock

                                                  $892,242
Series C Conversion Preferred Stock.........         N/A
Common Stock, par value $.01 per share......         N/A




(1) Includes 45,000,000 Series C Depositary Shares which the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.

(2) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.

(3) Includes 4,500,000 shares of Series C Conversion Preferred Stock to be issued if the Underwriters exercise their over-allotment option in full.

(4) Represents the number of shares of Common Stock issuable upon conversion of the Series C Conversion Preferred Stock. Also being registered are such indeterminate number of shares of Common Stock as may be issuable upon or in connection with the conversion of the Series C Conversion Preferred Stock as a consequence of adjustments to the Common Equivalent Rate (i.e., the rate at which shares of Series C Conversion Preferred Stock are converted into shares of Common Stock) or upon the redemption of the Series C Conversion Preferred Stock.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS (Subject to Completion)
Issued February 24, 1994


                               300,000,000 Shares
                           RJR Nabisco Holdings Corp.
                           SERIES C DEPOSITARY SHARES
                     EACH REPRESENTING ONE-TENTH OF A SHARE
                     OF SERIES C CONVERSION PREFERRED STOCK
          (Preferred Equity Redemption Cumulative StockTM -- PERCSTM)
                           (Par Value $.01 Per Share)
                     (Subject to Conversion into Shares of
                    Common Stock, Par Value $.01 Per Share)

                            ------------------------


    Each of the Series C Depositary Shares (the "Depositary Shares") represents ownership of one-tenth of a share of Series C Conversion Preferred Stock of RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings" or the "Company"), to be deposited with First Chicago Trust Company of New York, as Depositary, and entitles the owner to all of the proportionate rights, preferences and privileges of the Series C Conversion Preferred Stock represented thereby. The shares of Series C Conversion Preferred Stock are referred to herein as Preferred Equity Redemption Cumulative Stock (the "PERCS").


    The proportionate annual dividend rate for each Depositary Share is
$          (based on the annual dividend rate for each PERCS of $          ) and
the proportionate liquidation preference of each Depositary Share (based on the liquidation preference of the PERCS) is equal to the sum of (i) the per share price to public shown below and (ii) one-tenth of the amount of accrued and unpaid dividends on each of the PERCS, and no more. Dividends are cumulative and
are payable quarterly in arrears on the   th day of each            ,
           , and           , commencing            , 1994.

    On            , 1997 (the "Mandatory Conversion Date"), each of the
outstanding Depositary Shares will automatically convert into (i) one share of Common Stock, par value $.01 per share ("Common Stock"), of the Company (equivalent to ten shares for each PERCS) (or, following certain events, such other consideration as described herein), subject to adjustment in certain events and (ii) the right to receive on such date an amount in cash equal to all accrued and unpaid dividends thereon. Automatic conversion of the outstanding Depositary Shares (and the PERCS) will also occur upon certain mergers or consolidations of the Company, as more fully described herein. See "Description of Capital Stock--Series C PERCS-- Mandatory Conversion" and "--Antidilution Provisions and the Effect of Mergers or Consolidations."

    At any time or from time to time prior to the Mandatory Conversion Date, the Company may call the outstanding PERCS (and thereby the Depositary Shares), in whole or in part, for redemption. Upon any such redemption, each owner of Depositary Shares will receive, in exchange for each Depositary Share so called, shares of Common Stock (or, following certain events, such other consideration as described herein) having a market value initially equal to $
(equivalent to $          for each PERCS), declining by $          (equivalent
to $          for each PERCS) on each day following the date of issue of the
PERCS to $          (equivalent to $          for each PERCS) on            ,
1997, and equal to $          (equivalent to $          for each PERCS)
thereafter (the "Call Price"), plus an amount in cash equal to all proportionate accrued and unpaid dividends thereon. For a detailed description of the terms of the PERCS and the Depositary Shares, see "Description of Capital Stock--Series C PERCS" and "Description of Series C Depositary Shares."

    The opportunity for equity appreciation afforded by an investment in the Depositary Shares (and the PERCS) is limited because the Company may, at its option, call the PERCS (and thereby the Depositary Shares) at any time prior to the Mandatory Conversion Date at the Call Price, and may be expected to do so prior to the Mandatory Conversion Date if the market price of the Common Stock has theretofore exceeded the Call Price for the Depositary Shares (equivalent to one-tenth of the Call Price for the PERCS). Because the price of the Common Stock is subject to market fluctuations, the value of the Common Stock received by an owner of Depositary Shares upon mandatory conversion of the PERCS (and thereby the Depositary Shares) may be more or less than the amount paid for the Depositary Shares offered hereby.

    The Common Stock is listed on the New York Stock Exchange under the symbol RN. The closing sale price of the Common Stock on the New York Stock Exchange on February 18, 1994 was $7.50 per share.
                            ------------------------

  APPLICATION WILL BE MADE TO LIST THE DEPOSITARY SHARES ON THE NEW YORK STOCK
                                   EXCHANGE.
                            ------------------------
     SEE "CERTAIN SIGNIFICANT CONSIDERATIONS" FOR A DISCUSSION OF THE IMPACT ON HOLDERS OF DEPOSITARY SHARES OF CERTAIN POTENTIAL TRANSACTIONS AND OTHER IMPORTANT CONSIDERATIONS.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                    PRICE $     A SERIES C DEPOSITARY SHARE
                            ------------------------


                                                                                         UNDERWRITING
                                                                        PRICE TO        DISCOUNTS AND        PROCEEDS TO
                                                                       PUBLIC(1)        COMMISSIONS(2)      THE COMPANY(3)
                                                                   ------------------  ----------------  --------------------
Per Depositary Share.............................................          $                  $                   $
Total(4).........................................................       $                  $                   $


- ------------

    (1) Plus a proportionate amount of the accrued dividends on the PERCS, if any, from the date of issue.


    (2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.


    (3) Before deduction of expenses payable by the Company estimated at $ 1,400,000.


    (4) The Company has granted to the Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of additional Depositary Shares at the Price to Public less
        Underwriting Discounts and Commissions for the purpose of covering over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public, Underwriting Discounts and Commissions
        and Proceeds to Holdings will be $           , $           and
        $           , respectively. See "Underwriters."

                            ------------------------

    The Depositary Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters named herein and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that delivery of the receipts for the Depositary Shares will be made on
or about            , 1994 at the office of Morgan Stanley & Co. Incorporated,
New York, New York, against payment therefor in New York funds.
                            ------------------------

MORGAN STANLEY & CO.           SMITH BARNEY SHEARSON INC.
           Incorporated
            , 1994

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY THE COMPANY OR BY ANY UNDERWRITER THAT WOULD PERMIT A PUBLIC OFFERING OF THE SHARES OF THE SECURITIES OFFERED HEREBY OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS COMES ARE REQUIRED BY THE COMPANY AND THE UNDERWRITERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE SECURITIES OFFERED HEREBY AND THE DISTRIBUTION OF THIS PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS


                                                                                                                     PAGE
                                                                                                                   ---------
Incorporation of Certain Documents by Reference..................................................................          2
Summary..........................................................................................................          3
Use of Proceeds..................................................................................................         10
Certain Significant Considerations...............................................................................         10
Capitalization...................................................................................................         13
Selected Historical Consolidated Financial Data..................................................................         14
Management's Discussion and Analysis of Financial Condition and Results of Operations............................         16
Description of Capital Stock.....................................................................................         27
Description of Series C Depositary Shares........................................................................         40
Federal Income Tax Considerations................................................................................         44
Underwriters.....................................................................................................         47
Legal Matters....................................................................................................         48
Experts..........................................................................................................         48
Available Information............................................................................................         48
Index to Financial Statements....................................................................................         49



     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE DEPOSITARY SHARES, THE COMMON STOCK OR THE DEPOSITARY SHARES REPRESENTING THE COMPANY'S SERIES A CONVERSION PREFERRED STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR CERTAIN OTHER EXCHANGES OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Incorporated herein by reference are (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, (ii) the Company's Proxy Statement filed March 15, 1993 and (iii) the Company's Current Reports on Form 8-K dated April 1, 1993 and May 28, 1993, which have been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-10215).


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge by persons, including beneficial owners, to whom this Prospectus is delivered. Requests should be made to RJR Nabisco, Inc., Attention: Investor Relations Department, 1301 Avenue of the Americas, New York, New York 10019, telephone number (212) 258-5600.

                                    SUMMARY


     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus. As used herein, "Holdings" or the "Company" means the Company and its consolidated subsidiaries, unless the context otherwise requires. Unless indicated otherwise, the information contained in this Prospectus assumes that the Underwriters do not exercise their over-allotment option. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Prospectus.


                                  THE COMPANY


     The operating subsidiaries of the Company owned through its subsidiary RJR Nabisco, Inc. ("RJRN") comprise one of the largest tobacco and food companies in the world. In the United States, the tobacco business is conducted by R.J. Reynolds Tobacco Company ("RJRT"), the second largest manufacturer of cigarettes, and the packaged foods business is conducted by the Nabisco Foods Group ("Nabisco"), the largest manufacturer and marketer of cookies and crackers. Tobacco operations outside the United States are conducted by R.J. Reynolds Tobacco International, Inc. ("Tobacco International") and packaged food operations outside the United States and Canada are conducted by Nabisco International, Inc. ("Nabisco International"). Together, RJRT's and Tobacco International's tobacco products are sold around the world under a variety of brand names. Food products are sold in the United States, Canada, Latin America and certain other international markets.



     Domestic Tobacco. RJRT's largest selling cigarette brands in the United States include WINSTON, DORAL, SALEM, CAMEL, MONARCH and BEST VALUE. RJRT's other cigarette brands, including VANTAGE, MORE, NOW, STERLING, MAGNA and CENTURY, are marketed to meet a variety of smoker preferences. All RJRT brands are marketed in a variety of styles. A primary long-term objective of RJRT is to increase earnings and cash flow through selective marketing investments in its key brands and continual improvements in its cost structure and operating efficiency. Marketing programs for full-price brands are designed to build brand awareness and add value to the brands in order to retain current adult smokers and attract adult smokers of competitive brands. RJRT believes it is essential to compete in all segments of the cigarette market, and accordingly offers a range of lower-priced brands intended to appeal to more cost-conscious adult smokers. Based on data collected for RJRT by an independent market research firm, RJRT had an overall share of retail consumer cigarette sales during 1993 of 29.8%, an increase of approximately one share point from 1992.


     International Tobacco. Tobacco International operates in over 160 markets around the world and is the second largest of two international cigarette producers that have significant positions in the American Blend segment of the international tobacco market. Tobacco International markets over 55 brands of which WINSTON, CAMEL and SALEM, all American Blend cigarettes, are its international leaders. Tobacco International has strong brand presence in Western Europe and is well established in its other key markets in the Middle East/Africa, Asia and Canada. Tobacco International is aggressively pursuing development opportunities in Eastern Europe and the former Soviet Union.


     Nabisco Foods Group. Nabisco's domestic operations represent one of the largest packaged food businesses in the world. Through its domestic divisions, Nabisco manufacturers and markets cookies, crackers, snack foods, hard roll and bite-size candy, gum, nuts, hot cereals, margarine, pet foods, dry-mix dessert products and other grocery products under established and well-known trademarks, including OREO, CHIPS AHOY!, NEWTONS, RITZ, PREMIUM, LIFE SAVERS, PLANTERS, A.1, GREY POUPON, MILK-BONE, ORTEGA, CREAM OF WHEAT, FLEISCHMANN'S and BLUE BONNET. Nabisco Biscuit Company ("Nabisco Biscuit") is the largest manufacturer and marketer in the United States cookie and cracker industry with the nine top selling brands, each of
                                       3
which had annual sales of over $100 million in 1993. Overall, in 1993, Nabisco Biscuit had a 39% share of the domestic cookie industry sales, more than double the share of its closest competitor, and a 55% share of the domestic cracker industry sales, more than three times the share of its closest competitor. In 1992, Nabisco Biscuit became the leading manufacturer and marketer of no fat/reduced fat cookies and crackers with the introduction of the SNACKWELL'S line. In 1993, the SNACKWELL'S brand recorded over $200 million in sales to become the sixth largest cookie/cracker brand in the United States. On the basis of the most recent data available, LIFE SAVERS is the largest selling hard roll candy in the United States, with an approximately 25% share of the hard roll candy category and PLANTERS nuts are the clear leader in the packaged nut category, with a market share of more than five times that of its nearest competitor.


     Nabisco International. Nabisco International is a leading producer of powdered dessert and drink mixes, biscuits, baking powder and other grocery items, industrial yeast and bakery ingredients in many of the 17 Latin American countries in which it has operations. During 1993, Nabisco International significantly increased its presence in Europe through the acquisition of a 50% interest in each of Royal Brands S.A. in Spain and Royal Brands Portugal. Nabisco International has contractual arrangements pursuant to which it expects to acquire the remaining 50% of such businesses in 1994.



     RJRN was acquired in 1989 by an indirect, wholly owned subsidiary of the Company (the "Acquisition") at the direction of Kohlberg Kravis Roberts & Co., L.P. ("KKR"). Prior to the Acquisition, RJRN was a publicly held corporation. KKR is a private investment firm organized as a Delaware limited partnership. See "Certain Significant Considerations--KKR Ownership."


     The principal executive office of the Company is located at 1301 Avenue of Americas, New York, New York 10019; its telephone number is (212) 258-5600.

              DESCRIPTION OF THE DEPOSITARY SHARES AND THE PERCS*

     The PERCS are shares of Series C Conversion Preferred Stock of the Company and rank senior to the Company's Common Stock. The PERCS convert automatically into shares of Common Stock on the Mandatory Conversion Date. Automatic conversion of the outstanding PERCS will also occur upon certain mergers or consolidations of the Company. In addition, the Company has the option to call the PERCS, in whole or in part, at any time or from time to time prior to the Mandatory Conversion Date, for redemption with the Call Price (as defined herein) being paid in shares of Common Stock.

     Each Depositary Share represents ownership of one-tenth of a PERCS to be deposited with First Chicago Trust Company of New York, as Depositary, and entitles the owner to all of the proportionate rights, preferences and privileges of the PERCS represented thereby (including the dividend, voting, liquidation and other rights thereof). See "Description of Series C Depositary Shares."

  GENERAL

     The PERCS are an equity security of the Company designed to provide investors with a dividend-paying equity security, whereas the Company does not currently pay dividends on the Common Stock. The annual dividend rate on the
PERCS is $            per share (equivalent to $            per Depositary
Share).


     Unlike the Common Stock, however, the PERCS limit an investor's ability to participate in appreciation of the Common Stock because the PERCS may be called for redemption by the Company at any time prior to the Mandatory Conversion Date at the predetermined Call Price. If the PERCS are not called for redemption by the Company prior to the Mandatory Conversion Date, they will automatically convert into shares of Common Stock and owners of Depositary Shares will receive shares of Common Stock on a one-for-one basis (subject to adjustment for stock splits and other events as more fully described herein). The Company may be expected to call the PERCS for redemption prior to the Mandatory Conversion Date if, among other reasons, the market price for the Common Stock has theretofore exceeded the Call Price for the Depositary Shares (equivalent to one-tenth of the Call Price for the PERCS), in which event owners of Depositary Shares will receive shares of Common Stock on a less than one-for-one basis, based on the then Current Market Price (as defined herein) of the Common Stock with respect to such redemption.


  DIVIDENDS

     The owners of Depositary Shares are entitled to receive, when, as and if dividends on the PERCS are declared by the board of directors of the Company out of funds legally available therefor, cumulative preferential cash dividends from
the issue date of the PERCS, accruing at the rate per share of $            per
annum or $            per quarter for each of the Depositary Shares (equivalent
to $            per annum or $            per quarter for each PERCS), payable
quarterly in arrears on the   th day of each             ,             ,
            and             or, if any such date is not a business day, on the
next succeeding business day. The first dividend payment will be paid on
              , 1994. Dividends will cease to accrue in respect of the PERCS on the Mandatory Conversion Date or on the date of their earlier redemption or on the Settlement Date (as defined herein), in the event of an automatic conversion. Accrued and unpaid dividends will not bear interest. See "Description of Capital Stock--Series C PERCS--Dividends."

  MANDATORY CONVERSION OF PERCS

     On the Mandatory Conversion Date, each outstanding PERCS will convert automatically into (i) ten shares of Common Stock (equivalent to one share of Common Stock for each Depositary Share), subject to adjustment in the event of certain stock dividends or distributions, subdivisions, splits, combinations, issuances of certain rights or warrants or distributions of certain assets with respect to the Common Stock (including certain transactions set forth in "Certain Significant Considerations--Event
- ---------------

* "Preferred Equity Redemption Cumulative Stock" and "PERCS" are trademarks of Morgan Stanley & Co. Incorporated in connection with its investment banking services.

Risk") and in the event of a merger or consolidation of the Company with or into a wholly owned subsidiary of the Company (the "Common Equivalent Rate"), plus
(ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such PERCS (the "Mandatory Conversion"). See "Description of Capital Stock--Series C PERCS--Mandatory Conversion" and "--Antidilution Provisions and the Effect of Mergers or Consolidations." This Mandatory Conversion, however, is subject to the Company's right to call all or a portion of the outstanding PERCS prior to the Mandatory Conversion Date as described below. See "Description of Capital Stock--Series C PERCS--Right to Call."

     In addition, immediately prior to the effectiveness of a merger or consolidation of the Company (other than a merger or consolidation of the Company with or into a wholly owned subsidiary of the Company) that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property, each outstanding PERCS will convert automatically into (i) shares of Common Stock at the Common Equivalent Rate, plus (ii) the right to receive an amount in cash equal to the accrued and unpaid dividends on such PERCS to and including the Settlement Date, plus (iii) the
right to receive an amount in cash initially equal to $            (equivalent
to $            for each Depositary Share), declining by $
(equivalent to $            for each Depositary Share) on each day following the
date of issue of the PERCS (computed on the basis of a 360-day year of twelve
30-day months) to $            (equivalent to $            for each Depositary
Share) on               , 1997, and equal to zero thereafter, determined with
reference to the Settlement Date, unless sooner redeemed. At the option of the Company, it may deliver on the Settlement Date, in lieu of some or all of the cash consideration described in clauses (ii) and (iii) above, a number of shares of Common Stock (or, following certain events, such other consideration as described herein) to be determined by dividing the amount of cash consideration that the Company has elected to pay in Common Stock by the Current Market Price (as defined herein) as of the second trading day immediately preceding the Notice Date (as defined herein). Because the Current Market Price is determined as of a date different from the date of the delivery of the Common Stock, the value of the Common Stock so delivered may be more or less than such cash consideration. This conversion, however, is subject to the Company's right to call all or a portion of the outstanding PERCS as described below. See "Certain Significant Considerations--Event Risk" and "Description of Capital Stock--Series C PERCS--Antidilution Provisions and the Effect of Mergers or Consolidations."

     Because the price of the Common Stock is subject to market fluctuations, the value of the Common Stock received by an owner of Depositary Shares upon Mandatory Conversion of the PERCS on the Mandatory Conversion Date or upon the effectiveness of certain mergers or consolidations of the Company may be more or less than the amount paid for the Depositary Shares offered hereby.

     The holders of PERCS have no right to require conversion of their PERCS.

  RIGHT TO CALL PERCS


     At any time or from time to time prior to the Mandatory Conversion Date, the Company may call, in whole or in part, the outstanding PERCS (and thereby the Depositary Shares) for redemption. Upon any such redemption, each owner of Depositary Shares will receive in exchange for each Depositary Share so called,
(i) shares of Common Stock (or, following certain events, such other consideration as described herein) having a market value, initially equal to
$            (equivalent to $            for each PERCS), declining by
$            (equivalent to $            for each PERCS) on each day following
the date of issue of the PERCS (computed on the basis of a 360-day year of
twelve 30-day months) to $            (equivalent to $            for each
PERCS) on               , 1997, and equal to $            (equivalent to
$            for each PERCS) thereafter (the "Call Price"), which Call Price is subject to adjustment in certain circumstances, plus (ii) an amount in cash equal to accrued and unpaid dividends for each of the Depositary Shares redeemed to and including the date of redemption. See "Description of Capital Stock--Series C PERCS--Right to Call."


     The opportunity for equity appreciation afforded by an investment in the Depositary Shares (and the PERCS) is limited because the Company may, at its option, call the PERCS and thereby the

Depositary Shares at any time prior to the Mandatory Conversion Date at the Call Price (payable in shares of Common Stock) plus an amount in cash equal to accrued and unpaid dividends, and may be expected to do so prior to the Mandatory Conversion Date if, among other things, the market price for the Common Stock has theretofore exceeded the Call Price for the Depositary Shares (equivalent to one-tenth of the Call Price for the PERCS). If the Company elects to call the PERCS (and thereby the Depositary Shares), the equity appreciation, exclusive of accrued and unpaid dividends, realized on an investment in the Depositary Shares will, for any owner of Depositary Shares called by the Company, be equal to the excess, if any, of (i) the value of the Common Stock received in payment of the Call Price (the Call Price, subject to
adjustment, for the Depositary Shares being $            initially, declining
thereafter to $            as indicated above), over (ii) the price paid by
such owner for such Depositary Shares (the initial price to public being
$            and the price thereafter being subject to market fluctuations).


  LIQUIDATION PREFERENCE


     The PERCS rank senior to the Company's Common Stock and on a parity with the Company's outstanding shares of Series A Conversion Preferred Stock (the "Series A PERCS"), Series B Cumulative Preferred Stock (the "Series B Preferred Stock") and ESOP Convertible Preferred Stock (the "ESOP Preferred Stock") upon liquidation. The liquidation preference of each PERCS will be in an amount equal to the sum of (i) ten times the price to public per Depositary Share set forth on the cover page of this Prospectus (equivalent to a liquidation preference per Depositary Share of the price to public set forth on the cover page of this Prospectus) and (ii) all accrued and unpaid dividends thereon, and no more. See "Description of Capital Stock--Series C PERCS--Liquidation Rights."


  VOTING RIGHTS

     The holders of PERCS shall have the right, voting together with the holders of Common Stock (and any other capital stock of the Company entitled to vote together with the Common Stock, including the Series A PERCS and the ESOP Preferred Stock) as one class, to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis initially of one vote (equal to one-tenth of the Common Equivalent Rate) for each PERCS (initially equivalent to one-tenth vote for each Depositary Share) held; provided that the holders of PERCS will not be entitled to vote on any increase or decrease in the number of authorized shares of any class or classes of stock. In the event dividends payable on all series of Preferred Stock, including the PERCS, shall be in arrears for six quarterly periods, the holders of PERCS, together with the holders of all other outstanding series of the Preferred Stock entitled to vote thereon, shall be entitled to elect two additional directors to the board of directors of the Company until all cumulative dividends on all series of Preferred Stock, including the PERCS, have been paid or declared and set aside for payment; provided that such directors do not exceed 25% of the total board of directors of the Company; and provided, further, that such holders shall be entitled to elect at least one director notwithstanding the foregoing proviso. The owners of Depositary Shares will be entitled to direct the voting of the underlying PERCS. See "Description of Capital Stock--Series C PERCS--Voting Rights" and "Description of Series C Depositary Shares--Voting PERCS."

  LISTING

     Application will be made to list the Depositary Shares on the New York Stock Exchange (the "NYSE").

                       CERTAIN SIGNIFICANT CONSIDERATIONS

     PROSPECTIVE INVESTORS ARE URGED TO READ THE SECTION ENTITLED "CERTAIN SIGNIFICANT CONSIDERATIONS" FOR A DISCUSSION OF THE IMPACT ON HOLDERS OF DEPOSITARY SHARES OF CERTAIN POTENTIAL TRANSACTIONS AND OTHER IMPORTANT CONSIDERATIONS RELATING TO THE COMPANY, THE DEPOSITARY SHARES, THE PERCS AND THE COMMON STOCK.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     The summary historical consolidated financial data presented below as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 for the Company were derived from the historical consolidated financial statements of the Company and notes thereto (the "Consolidated Financial Statements") set forth herein, which have been audited by Deloitte & Touche, independent auditors. In addition, the summary historical consolidated financial data as of December 31, 1991, 1990 and 1989, for the year ended December 31, 1990 and for the period from February 9, 1989 through December 31, 1989 for the Company and for the period from January 1, 1989 through February 8, 1989 for RJRN were derived from the consolidated financial statements of the Company and RJRN as of December 31, 1991, 1990 and 1989, for the year ended December 31, 1990 and for each of the periods within the one-year period ended December 31, 1989, not presented herein, which have been audited by Deloitte & Touche, independent auditors. The historical data should be read in conjunction with the Consolidated Financial Statements set forth herein. The summary pro forma financial data has been calculated as indicated in the corresponding footnotes and is unaudited.


                                                                       COMPANY                              RJRN
                                               --------------------------------------------------------  -----------
                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                               ---------------------------------------------------------------------
(DOLLARS IN MILLIONS EXCEPT PER SHARE
AMOUNTS)                                         1993       1992       1991       1990               1989
                                               ---------  ---------  ---------  ---------  -------------------------
                                                                                           2/9 TO 12/31  1/1 TO 2/8
                                                                                           ------------  -----------
RESULTS OF OPERATIONS
  Net sales..................................  $  15,104  $  15,734  $  14,989  $  13,879   $   12,114    $     650
  Depreciation of property, plant and
equipment....................................        448        455        441        450          417           32
  Amortization of trademarks and goodwill....        625        616        609        608          557           10
  Restructuring expense......................        730        106     --         --           --           --
  Operating income(1)........................      1,378      2,898      2,934      2,818        2,040           13
  Interest expense...........................     (1,190)    (1,429)    (2,113)    (3,000)      (2,893)         (44)
  Amortization of debt issuance costs........        (19)       (20)      (104)      (176)        (447)      --
  Income (loss) from continuing operations...         (3)       776        368       (462)        (975)        (197)
  Income (loss) from operations of
    discontinued businesses, net of income
taxes(2).....................................     --         --         --         --               (1)          24
  Extraordinary item--(loss) gain on early
    extinguishments of debt, net of income
taxes........................................       (142)      (477)    --             33       --           --
  Net income (loss)..........................       (145)       299        368       (429)        (976)        (173)
  Preferred stock dividends..................         68         31        173         50       --                4
  Net income (loss) applicable to common
stock........................................       (213)       268        195       (479)        (976)        (177)
PER SHARE DATA
  Income (loss) from continuing operations
    per common and common equivalent share
    Historical...............................  $   (0.05) $    0.55  $    0.22  $   (1.19)  $    (3.21)   $   (0.89)
    Pro forma(3).............................  $   (0.01)    --         --         --           --           --
  Dividends per share
    Series A Preferred Stock(4)..............       3.34       3.34       0.49     --           --           --
    Pro forma(3)
      Series A Preferred Stock(4)............       3.34     --         --         --           --           --
      Series C Preferred Stock(3)............       5.81     --         --         --           --           --
OTHER DATA
  Ratio of earnings to fixed charges and
preferred dividends(5).......................     --            1.6        1.1     --           --           --
  Deficiency in the coverage of fixed charges
    and preferred dividends by earnings
    before fixed charges and preferred
    dividends(5)
    Historical...............................  $     264     --         --      $     490   $    1,143    $     266
    Pro Forma(3).............................        451     --         --         --           --           --
                                                                                                         (Continued)

(Continued from preceding page)

                                                                       COMPANY                              RJRN
                                               --------------------------------------------------------  -----------
                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                               ---------------------------------------------------------------------
(DOLLARS IN MILLIONS EXCEPT PER SHARE
AMOUNTS)                                         1993       1992       1991       1990               1989
                                               ---------  ---------  ---------  ---------  -------------------------
                                                                                           2/9 TO 12/31  1/1 TO 2/8
                                                                                           ------------  -----------
BALANCE SHEET DATA
  (AT END OF PERIODS)
  Working capital............................  $     202  $     730  $     165  $  (1,089)  $      106       --
  Total assets...............................     31,295     32,041     32,131     32,915       36,412       --
  Total debt.................................     12,448     14,218     14,531     18,918       25,159       --
  Redeemable preferred stock(6)..............     --         --         --          1,795       --           --
  Stockholders' equity(7)....................      9,070      8,376      8,419      2,494        1,237       --
  Book value per common share and Series A
Depositary Share outstanding.................       6.73       6.23       6.32       4.30         4.02       --


- ---------------

(1) The 1992 amount includes a gain of $98 million on the sale of the ready-to-eat cold cereal business.


(2) The 1989 amount for the Company included $237 million of interest expense allocated to discontinued operations.


(3) The 1993 pro forma amount assumes the issuance of 300 million Depositary Shares at an assumed offering price of $7.50 per Depositary Share (equal to the Closing Price of the Common Stock on the NYSE on February 18, 1994) as of January 1, 1993 and the application of the net proceeds of the offering,
    estimated at $     billion (after estimated underwriting discounts and
    commissions and offering expenses), temporarily to repay indebtedness outstanding as of January 1, 1993 under RJRN's revolving credit facilities (the average outstanding 1993 indebtedness under these facilities was $1.725 billion) and to invest the remaining funds in short-term liquid investments, resulting in adjustments to historical interest expense ($60 million) and interest income ($21 million) (at annual rates of 3.97% and 3.14%, respectively). In addition, income taxes have been recognized on the pro forma amounts at the U.S. statutory rate of 35%. Each share of Series C Preferred Stock is assumed to bear cumulative cash dividends at a rate of $5.81 (equivalent to $.581 per Depositary Share) per annum. The summary pro forma financial information is provided for informational purposes only and should not be construed to be indicative of the results of operations of the Company had the offering occurred on January 1, 1993 and does not project the results of operations for any future date or period.



(4) On November 8, 1991, the Company issued 52,500,000 shares of Series A PERCS and sold 210,000,000 $.835 depositary shares (the "Series A Depositary Shares"). Each Series A Depositary Share represents a one-quarter ownership interest in a share of Series A PERCS. Each share of Series A PERCS bears cumulative cash dividends at a rate of $3.34 per annum and is payable quarterly in arrears on the 15th day of each February, May, August and November. Because Series A PERCS mandatorily convert into Common Stock by November 15, 1994, dividends on shares of Series A PERCS are reported similar to common equity dividends.



(5) For purposes of these computations, earnings before fixed charges and preferred dividends consist of income (loss) from continuing operations before provision (benefit) for income taxes plus fixed charges. Earnings before fixed charges and the resulting calculation of deficiency in the coverage of fixed charges and preferred dividends by earnings before fixed charges and preferred dividends for 1993 includes amortization of trademarks and goodwill in the amount of $625 million. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and that portion of operating rental expense representative of the interest factor. Also, for purposes of these computations, preferred stock dividends have been increased to present the equivalent pre-tax amount.



(6) On December 16, 1991, an amendment to the Amended and Restated Certificate of Incorporation of the Company was filed which deleted the provisions providing for the mandatory redemption of the redeemable preferred stock of the Company on November 1, 2015. Accordingly, such securities were presented as a component of the Company's stockholders' equity as of December 31, 1992 and 1991. Such securities were redeemed on December 6, 1993 (see Note 12 to the Consolidated Financial Statements).



(7) The Company's stockholders' equity at December 31 of each year from 1993 to 1989 includes non-cash expenses related to accumulated trademark and goodwill amortization of $3.015 billion, $2.390 billion, $1.774 billion,
        $1.165 billion and $557 million, respectively. (See Note 13 to the Consolidated Financial Statements.)


                See Notes to Consolidated Financial Statements.

                                USE OF PROCEEDS


     The estimated net proceeds to the Company from the sale of the Depositary
Shares will be approximately $     billion. The net proceeds may be used for
general corporate purposes which may include refinancings of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of securities. In addition, such proceeds may be used to facilitate one or more significant corporate transactions, such as a joint venture, merger, acquisition, divestiture, asset swap, spin-off and/or recapitalization, that would result in the separation of the tobacco and food businesses of the Company. See "Certain Significant Considerations--Event Risk." As of the date hereof, the specific uses of proceeds have not been determined. Pending such uses, proceeds will be used to repay indebtedness under RJRN's revolving credit facilities or for short-term liquid investments.


                       CERTAIN SIGNIFICANT CONSIDERATIONS

EVENT RISK


     Management currently is reviewing and expects to continue to review various corporate transactions, including, but not limited to, joint ventures, mergers, acquisitions, divestitures, asset swaps, spin-offs and recapitalizations. Although the Company has discussed and continues to discuss various transactions with third parties, no assurance may be given that any transaction will be announced or completed. It is likely that the Company's tobacco and food businesses would be separated should certain of the foregoing transactions be consummated. If the tobacco and food businesses of the Company are separated, it is the Company's intention that the PERCS, upon conversion or redemption, would be converted into, or exchanged for, shares of a tobacco business. With respect to certain anti-dilution and other applicable provisions, see "Description of Capital Stock--PERCS--Mandatory Conversion" and "--Antidilution Provisions and the Effect of Mergers or Consolidations" and "Federal Income Tax Considerations."


TOBACCO-RELATED LEGISLATION, LITIGATION AND OTHER CONCERNS

     RJRT is the second largest cigarette manufacturer in the United States, and in the year ended December 31, 1993, RJRT's domestic tobacco business comprised approximately 33% of the Company's net sales and approximately 42% of the Company's operating income from continuing operations before corporate expenses, amortization of trademarks and goodwill and restructuring expense. Domestic cigarette industry retail unit sales have declined in the last three calendar years at an average rate of approximately 2.5% per year. The Company believes that the decline is due to a number of factors, including manufacturers' price increases in recent years, excise tax increases, asserted adverse health effects of smoking, diminishing social acceptance of smoking and governmental and private restrictions on smoking. For many years the advertising, sale and use of cigarettes has been under attack by government and health officials in the United States and in other countries, principally due to claims that cigarette smoking is harmful to health. This attack has resulted in a number of substantial restrictions on the marketing, advertising and use of cigarettes, diminishing social acceptability of smoking and activities by anti-smoking groups designed to inhibit cigarette sales, the form and content of cigarette advertising and the testing and introduction of new cigarette products. Together with substantial increases in state and federal excise taxes on cigarettes, this has had and will likely continue to have an adverse effect on cigarette sales.

     In addition, the Clinton Administration and members of Congress have introduced bills in Congress that would significantly increase the federal excise tax on cigarettes, eliminate the deductibility of a portion of the cost of tobacco advertising, ban smoking in public buildings and workplaces, add additional health warnings on cigarette packaging and advertising and further restrict the marketing of tobacco products.

     In January 1993, the U.S. Environmental Protection Agency released a report on the respiratory effects of environmental tobacco smoke ("ETS") which concludes that ETS is a known human lung carcinogen in adults; and in children causes increased respiratory tract disease and middle ear disorders and increases the severity and frequency of asthma. In September 1991, the U.S. Occupational Safety and Health Administration issued a Request for Information relating to indoor air quality, including ETS, in occupational settings.


     It is not possible to determine what additional federal, state or local legislation or regulations relating to smoking or cigarettes will be enacted or to predict any resulting effect thereof on RJRT, Tobacco International or the cigarette industry generally but such legislation or regulations could have an adverse effect on RJRT, Tobacco International or the cigarette industry generally.



     In addition, various legal actions, proceedings and claims are pending or may be instituted against RJRT or its affiliates or indemnitees, including those claiming that lung cancer and other diseases have resulted from the use of or exposure to RJRT's tobacco products. Litigation is subject to many uncertainties, and it is possible that some of the legal actions, proceedings or claims could be decided against RJRT or its affiliates or indemnitees. Determinations of liability or adverse rulings against other cigarette manufacturers that are defendants in similar actions, even if such rulings are not final, could adversely affect the litigation against RJRT and its affiliates or indemnitees and increase the number of such claims. Although it is impossible to predict the outcome of such events or their effect on RJRT, a significant increase in litigation activities could have an adverse effect on RJRT. RJRT believes that it has a number of valid defenses to any such actions, and intends to defend vigorously all such actions. The Company believes that the ultimate outcome of all pending tobacco litigation matters should not have a material adverse effect on the financial position of the Company; however, it is possible that the results of operations or cash flows of the Company in a particular quarterly or annual period could be materially affected by the ultimate outcome of certain pending litigation matters. For an additional discussion of legislation and litigation relating to the cigarette industry and RJRT, see "Business-- Tobacco--Legislation and Other Matters Affecting the Cigarette Industry" and "--Litigation Affecting the Cigarette Industry" in the Company's Annual Report on Form 10-K, which is incorporated into this Prospectus by reference.


COMPETITIVE ACTIVITY


     Competitive initiatives by RJRT's largest competitor in the U.S. cigarette market together with RJRT's and other competitors' marketplace responses to these initiatives resulted in significant marketplace instability during the second and third quarters of 1993. The costs of responding to these competitive initiatives and the resulting decrease in list prices for full-price cigarette brands were primarily responsible for a sharp decline in RJRT's 1993 operating company contribution. Although some improved stability and trends occurred in the marketplace during the second half of 1993, the Company is unable to predict whether this will continue. Depressed profit margins for RJRT are expected to continue until such time as the competitive environment improves and operating costs are further reduced. For additional information concerning this competitive activity, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Tobacco--1993 Competitive Activity" set forth in this Prospectus and "Business--Other Matters--Competition" in the Company's Annual Report on Form 10-K, which is incorporated into this Prospectus by reference.


LEVERAGE AND DEBT SERVICE

     The Company, together with its subsidiaries, had, at December 31, 1993, a ratio of consolidated debt to total stockholders' equity of 1.4-to-1.

     Although the Company has significantly reduced its consolidated indebtedness and improved its consolidated debt-to-equity ratio since the Acquisition, the indebtedness and debt-to-equity ratio of the Company and its subsidiaries continue to have the effect, generally, of restricting the flexibility of the Company and its subsidiaries in responding to changing business and economic conditions insofar as they affect the financial condition and financing requirements of the Company and its subsidiaries. Moreover, the terms governing the indebtedness incurred in connection with the financing of the Acquisition, and certain refinancings related thereto, impose significant operating and financial restrictions on the Company and its subsidiaries. These restrictions limit the ability of the Company and its subsidiaries to incur indebtedness, engage in transactions with stockholders and affiliates, create liens, sell certain assets and certain subsidiaries' stock, engage in certain mergers or consolidations and make investments in unrestricted subsidiaries and pay dividends. See "Description of Capital Stock-- Contractual Restrictions on Payment of Dividends."


HOLDING COMPANY STRUCTURE


     The Company's cash flow and consequent ability to meet its obligations under its indebtedness and to pay dividends on the PERCS are substantially dependent upon the earnings and cash flow available after debt service of RJRN and the availability of such earnings and cash flows to the Company by way of dividends, distributions, loans and other advances. The PERCS are junior in right of payment to all existing and future liabilities and obligations (whether or not for borrowed money) of the Company (other than the Series A PERCS, the Series B Preferred Stock and the ESOP Preferred Stock, which are on a parity with the PERCS, and any other preferred stock of the Company which by its terms is on a parity with or junior to the PERCS), and is structurally subordinate to all existing and future liabilities and obligations (whether or not for borrowed money) of RJRN and its subsidiaries, but senior to the Company's Common Stock. As of December 31, 1993, total current liabilities and long-term debt of the Company's subsidiaries were approximately $15.9 billion.


KKR OWNERSHIP


     As of January 31, 1994, an aggregate of approximately 46.2% (or 38.3% on a fully diluted basis without giving effect to the offering of the PERCS) of the total voting power of the Company was held by two limited partnerships, of which KKR Associates, an affiliate of KKR, is the sole general partner (the "Common Stock Partnerships"). After giving effect to the offering of the PERCS,
approximately   % of the total voting power of the Company would be held by the
Common Stock Partnerships (or   % on a fully diluted basis assuming conversion
of all the Company's convertible securities (including the PERCS) into Common Stock). In addition, eight of the seventeen directors of the Company are partners or executives of KKR.

                                 CAPITALIZATION


     The table below sets forth, as of December 31, 1993, the historical capitalization of the Company and as adjusted for the sale of the Depositary Shares and the assumed application of the net proceeds therefrom temporarily to repay indebtedness under RJRN's revolving credit facilities and to invest the remaining funds in short-term liquid investments. The as adjusted information is provided for informational purposes only and should not be construed to be indicative of the financial position of the Company had the offering occurred on December 31, 1993 and does not project the financial position for any future date or period.



                                                                                              DECEMBER 31, 1993
                                                                                           ------------------------
                                                                                           HISTORICAL   AS ADJUSTED
                                                                                           -----------  -----------
                                                                                            (AMOUNTS IN MILLIONS)
Current debt.............................................................................   $     443    $     443
Long-term debt(1)........................................................................      12,005       11,677
                                                                                           -----------  -----------
       Total debt........................................................................      12,448       12,120
                                                                                           -----------  -----------
Stockholders' equity:
  ESOP convertible preferred stock.......................................................         249          249
  Series A conversion preferred stock....................................................           2            2
  Series B cumulative preferred stock....................................................       1,250        1,250
  Series C conversion preferred stock (PERCS)............................................      --                3
  Common Stock...........................................................................          11           11
  Paid-in capital........................................................................       8,778       10,957
  Retained earnings (accumulated deficit)................................................        (883)        (883)
  Receivable from ESOP...................................................................        (211)        (211)
  Other stockholders' equity.............................................................        (126)        (126)
                                                                                           -----------  -----------
       Total stockholders' equity........................................................       9,070       11,252
                                                                                           -----------  -----------
       Total capitalization..............................................................   $  21,518    $  23,372
                                                                                           -----------  -----------
                                                                                           -----------  -----------


- ---------------


(1) Includes amounts under the 1991 Credit Agreement (as defined herein). At December 31, 1993, approximately $6.2 billion of the $6.5 billion available thereunder was unused. At December 31, 1993 availability of the unused portion is reduced by $456 million for the extension of letters of credit.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     The selected consolidated financial data presented below as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 for the Company was derived from the Consolidated Financial Statements set forth herein, which have been audited by Deloitte & Touche, independent auditors. In addition, the selected consolidated financial data as of December 31, 1991, 1990 and 1989, for the year ended December 31, 1990 and for the period from February 9, 1989 through December 31, 1989 for the Company and for the period from January 1, 1989 through February 8, 1989 for RJRN were derived from the consolidated financial statements of the Company and RJRN as of December 31, 1991, 1990 and 1989, for the year ended December 31, 1990 and for each of the periods within the one-year period ended December 31, 1989, not presented herein, which have been audited by Deloitte & Touche, independent auditors. The data should be read in conjunction with the Consolidated Financial Statements, related notes and other financial information set forth herein.



                                                                       COMPANY                              RJRN
                                               --------------------------------------------------------  -----------
                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                               ---------------------------------------------------------------------
(DOLLARS IN MILLIONS EXCEPT PER SHARE
AMOUNTS)                                         1993       1992       1991       1990               1989
                                               ---------  ---------  ---------  ---------  -------------------------
                                                                                           2/9 TO 12/31  1/1 TO 2/8
                                                                                           ------------  -----------
RESULTS OF OPERATIONS
  Net sales..................................  $  15,104  $  15,734  $  14,989  $  13,879   $   12,114    $     650
                                               ---------  ---------  ---------  ---------  ------------  -----------
  Cost of products sold......................      6,640      6,326      6,088      5,652        5,241          332
  Selling, advertising, administrative and
    general expenses.........................      5,731      5,788      5,358      4,801        4,276          295
  Amortization of trademarks and goodwill....        625        616        609        608          557           10
  Restructuring expense......................        730        106     --         --           --           --
                                               ---------  ---------  ---------  ---------  ------------  -----------
    Operating income(1)......................      1,378      2,898      2,934      2,818        2,040           13
  Interest expense...........................     (1,190)    (1,429)    (2,113)    (3,000)      (2,893)         (44)
  Amortization of debt issuance costs........        (19)       (20)      (104)      (176)        (447)      --
  Change in control costs....................     --         --         --         --           --             (247)
  Other income (expense), net................        (58)         7        (69)       (44)         169           15
                                               ---------  ---------  ---------  ---------  ------------  -----------
    Income (loss) from continuing operations
before income taxes..........................        111      1,456        648       (402)      (1,131)        (263)
  Provision (benefit) for income taxes.......        114        680        280         60         (156)         (66)
                                               ---------  ---------  ---------  ---------  ------------  -----------
    Income (loss) from continuing
operations...................................         (3)       776        368       (462)        (975)        (197)
  Income (loss) from operations of
    discontinued businesses, net of income
taxes(2).....................................     --         --         --         --               (1)          24
  Extraordinary item (loss) gain on early
    extinguishment of debt, net of income
taxes........................................       (142)      (477)    --             33       --           --
                                               ---------  ---------  ---------  ---------  ------------  -----------
  Net income (loss)..........................       (145)       299        368       (429)        (976)        (173)
  Preferred stock dividends..................         68         31        173         50       --                4
                                               ---------  ---------  ---------  ---------  ------------  -----------
  Net income (loss) applicable to common
stock........................................  $    (213) $     268  $     195  $    (479)  $     (976)   $    (177)
                                               ---------  ---------  ---------  ---------  ------------  -----------
                                               ---------  ---------  ---------  ---------  ------------  -----------
PER SHARE DATA
  Income (loss) from continuing operations
    per common and common equivalent share...  $   (0.05) $    0.55  $    0.22  $   (1.19)  $    (3.21)   $   (0.89)
  Dividends per share of Series A Preferred
Stock(3).....................................       3.34       3.34       0.49     --           --           --
OTHER DATA
  Ratio of earnings to fixed charges and
preferred dividends(4).......................     --            1.6        1.1     --           --           --
  Deficiency in the coverage of fixed charges
    and preferred dividends by earnings
    before fixed charges and preferred
dividends(4).................................  $     264     --         --      $     490   $    1,143    $     266
BALANCE SHEET DATA
  (AT END OF PERIODS)
  Working capital............................  $     202  $     730  $     165  $  (1,089)  $      106       --
  Total assets...............................     31,295     32,041     32,131     32,915       36,412       --
  Total debt.................................     12,448     14,218     14,531     18,918       25,159       --
  Redeemable preferred stock(5)..............     --         --         --          1,795       --           --
  Stockholders' equity(6)....................      9,070      8,376      8,419      2,494        1,237       --


                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ---------------

(1) The 1992 amount includes a gain of $98 million on the sale of the ready-to-eat cold cereal business.


(2) The 1989 amount for the Company included $237 million of interest expense allocated to discontinued operations.


(3) On November 8, 1991, the Company issued 52,500,000 shares of Series A PERCS and sold 210,000,000 Series A Depositary Shares. Each Series A Depositary Share represents a one-quarter ownership interest in a share of Series A PERCS. Each share of Series A PERCS bears cumulative cash dividends at a rate of $3.34 per annum and is payable quarterly in arrears on the 15th day of each February, May, August and November. Because Series A PERCS mandatorily converts into Common Stock by November 15, 1994, dividends on shares of Series A PERCS are reported similar to common equity dividends.



(4) For purposes of these computations, earnings before fixed charges and preferred dividends consist of income (loss) from continuing operations before provision (benefit) for income taxes plus fixed charges. Income
    (loss) from continuing operations before provision (benefit) for income taxes includes amortization of trademarks and goodwill and depreciation expense. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and that portion of operating rental expense representative of the interest factor. Also, for purposes of these computations, preferred stock dividends have been increased to present the equivalent pre-tax amount.


(5) On December 16, 1991, an amendment to the Amended and Restated Certificate of Incorporation of the Company was filed which deleted the provisions providing for the mandatory redemption of the redeemable preferred stock of the Company on November 1, 2015. Accordingly, such securities were presented as a component of the Company's stockholders' equity as of December 31, 1992 and 1991. Such securities were redeemed on December 6, 1993 (see Note 12 to the Consolidated Financial Statements).



(6) The Company's stockholders' equity at December 31 of each year from 1993 to 1989 includes non-cash expenses related to accumulated trademark and goodwill amortization of $3.015 billion, $2.390 billion, $1.774 billion, $1.165 billion and $557 million, respectively. (See Note 13 to the
        Consolidated Financial Statements.)


                See Notes to Consolidated Financial Statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     RJR Nabisco, Inc.'s ("RJRN") operating subsidiaries comprise one of the largest tobacco and food companies in the world. In the United States, the tobacco business is conducted by R. J. Reynolds Tobacco Company ("RJRT"), the second largest manufacturer of cigarettes, and the packaged food business is conducted by the Nabisco Foods Group ("NFG"), the largest manufacturer and marketer of cookies and crackers. Tobacco operations outside the United States are conducted by R.J. Reynolds Tobacco International, Inc. ("Tobacco International") and food operations outside the United States and Canada are conducted by Nabisco International, Inc. ("Nabisco International").

     The following is a discussion and analysis of the consolidated financial condition and results of operations of RJR Nabisco Holdings Corp. ("Holdings"), the parent company of RJRN. The discussion and analysis should be read in connection with the historical financial information included in the Consolidated Financial Statements.

                             RESULTS OF OPERATIONS

     Summarized financial data for Holdings is as follows:

                                                                                                   % CHANGE FROM
                                                                                                     PRIOR YEAR
                                                                                              ------------------------
                                                               1993       1992       1991        1993         1992
                                                             ---------  ---------  ---------  -----------  -----------
                                                                  (DOLLARS IN MILLIONS)
Net Sales:
  RJRT.....................................................  $   4,949  $   6,165  $   5,861         (20)%          5%
  Tobacco International....................................      3,130      2,862      2,679           9%           7%
                                                             ---------  ---------  ---------
  Total Tobacco............................................      8,079      9,027      8,540         (11)%          6%
  Total Food...............................................      7,025      6,707      6,449           5%           4%
                                                             ---------  ---------  ---------
                                                             $  15,104  $  15,734  $  14,989          (4)%          5%
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------
Operating Company Contribution(1):
  RJRT.....................................................  $   1,200  $   2,112  $   2,226         (43)%         (5)%
  Tobacco International....................................        644        575        500          12%          15%
                                                             ---------  ---------  ---------
  Total Tobacco............................................      1,844      2,687      2,726         (31)%         (1)%
  Total Food...............................................        995        947        920           5%           3%
  Headquarters.............................................       (106)      (112)      (103)          5%          (9)%
                                                             ---------  ---------  ---------
                                                             $   2,733  $   3,522  $   3,543         (22)%         (1)%
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------
Operating Income:
  RJRT.....................................................  $     480  $   1,704  $   1,860         (72)%         (8)%
  Tobacco International....................................        413        537        462         (23)%         16%
                                                             ---------  ---------  ---------
  Total Tobacco............................................        893      2,241      2,322         (60)%         (3)%
  Total Food...............................................        624        769        715         (19)%          8%
  Headquarters.............................................       (139)      (112)      (103)        (24)%         (9)%
                                                             ---------  ---------  ---------
                                                             $   1,378  $   2,898  $   2,934         (52)%         (1)%
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

                                                   (Footnotes on following page)

INDUSTRY SEGMENTS

     The percentage contributions of each of Holdings' industry segments to net sales and operating company contribution during the last five years were as follows:

                                                              1993         1992         1991         1990       1989(3)
                                                           -----------  -----------  -----------  -----------  -----------
Net Sales:
  Total Tobacco..........................................          53%          57%          57%          58%          55%
  Total Food.............................................          47           43           43           42           45
                                                                -----        -----        -----        -----        -----
                                                                  100%         100%         100%         100%         100%
                                                                -----        -----        -----        -----        -----
                                                                -----        -----        -----        -----        -----
Operating Company Contribution(1)(2):
  Total Tobacco..........................................          65%          74%          75%          77%          73%
  Total Food.............................................          35           26           25           23           27
                                                                -----        -----        -----        -----        -----
                                                                  100%         100%         100%         100%         100%
                                                                -----        -----        -----        -----        -----
                                                                -----        -----        -----        -----        -----

- ---------------

(1) Operating income before amortization of trademarks and goodwill and exclusive of restructuring expenses (RJRT: 1993-$355 million, 1992-$43 million; Tobacco International: 1993-$189 million, 1992-$0; Total Food:
    1993-$153 million, 1992-$63 million; Headquarters: 1993-$33 million, 1992-
    $0) and a 1992 gain ($98 million) on the sale of Holdings' ready-to-eat cold cereal business as discussed below.

(2) Contributions by industry segments were computed without effects of Headquarters' expenses.

(3) Includes predecessor period January 1, 1989 through February 8, 1989.

TOBACCO

     Holdings' tobacco business is conducted by RJRT and Tobacco International.

     1993 vs. 1992. Holdings' worldwide tobacco business experienced continued net sales growth in its international business that was more than offset by a significant sales decline in the domestic business, resulting in reported net sales of $8.08 billion in 1993, a decline of 11% from the 1992 level of $9.03 billion. Operating company contribution for the worldwide tobacco business of $1.84 billion in 1993 declined 31% from the 1992 level of $2.69 billion, reflecting sharp reductions for the domestic business which were partially offset by gains in the international business. Operating income for the worldwide tobacco business in 1993 of $893 million declined 60% from $2.24 billion in 1992, reflecting the lower operating company contribution and a $544 million restructuring expense in 1993 versus a restructuring expense of $43 million in 1992. The 1993 restructuring expense includes expenses to streamline both the domestic and international operations by the reduction of personnel in administration, manufacturing and sales functions, as well as rationalization of manufacturing and office facilities.

     Net sales for RJRT amounted to $4.95 billion in 1993, a decline of 20% from the 1992 level, reflecting the impact of industry-wide price reductions and price discounting on higher price brands, a higher proportion of sales from lower price brands and an overall volume decline of approximately 3.6%. The 1993 decrease in overall volume resulted from a decline in the full-price segment that more than offset growth in the lower price segment. The growth in lower price brands was slowed in the second half of 1993 by net price reductions on full-price brands. RJRT's operating company contribution was $1.20 billion in 1993, a 43% decline from the 1992 level of $2.11 billion, primarily due to the lower net sales and a higher proportion of sales from the lower margin segment, offset in part by lower operating expenses. RJRT's operating income was $480 million in 1993, a decline of 72% from $1.7 billion in 1992. The decline in operating income reflected the lower RJRT operating company contribution as well as a restructuring expense of $355 million in 1993 which is significantly higher than the $43 million restructuring expense recorded in 1992.

     Tobacco International recorded net sales of $3.13 billion in 1993, an increase of 9% from the 1992 level, due to higher volume in all regions of business, the expansion of markets through ventures in Eastern Europe and Turkey, contract sales to the Russian Republic, favorable pricing in certain regions and a change in fiscal year end, which more than offset unfavorable currency developments in Western Europe. Tobacco International's operating company contribution rose to $644 million in 1993, an increase of 12% compared to the prior year due to higher volume and pricing which was offset in part by higher operating expenses and to a lesser extent foreign currency developments. Tobacco International's operating income was $413 million for 1993, a decline of 23% from the 1992 level. The decline in operating income reflects a restructuring expense of $189 million in 1993 that more than offset the increase in operating company contribution.

     1993 Competitive Activity. During recent years, the lower price segment of the domestic cigarette market has grown significantly and the full price segment has declined. The shifting of smokers of full price brands to lower price brands adversely affects RJRT's earnings since lower price brands are generally less profitable than full price brands. Although the difference in profitability is often substantial, it varies greatly depending on marketing and promotion levels and the terms of sale. Accordingly, RJRT has in recent years experienced substantial increased volume in the lower price segment, but the earnings attributable to these sales have not been sufficient to offset decreased earnings from declining sales of RJRT's full price brands.

     In April 1993, RJRT's largest competitor announced a shift in strategy designed to gain share of market while sacrificing short-term profits. The competitor's tactics included increased promotional spending and temporary price reductions on its largest cigarette brand, followed several months later by list price reductions on all its full-price and mid-price brands. RJRT defended its major full-price brands during the period of temporary price reductions and, to remain competitive in the marketplace, also reduced list prices on all its full-price and mid-price brands in August 1993. The cost of defensive price promotions and the impact of lower list prices were primarily responsible for the sharp drop in RJRT's 1993 operating company contribution.

     Currently, the domestic cigarette market has consolidated list prices for cigarettes from four or more tiers into two tiers, with price competition being conducted principally through trade and retail promotion on a brand-by-brand basis. The resulting effects from increased list prices on lower price brands and reduced promotional spending by RJRT on its full price brands have not been sufficient to offset the effect of decreased list prices on RJRT's full price brands. This has resulted in lower aggregate profit margins for RJRT. These depressed margins are expected to continue until such time as the competitive environment improves and operating costs are further reduced.

     Although some improvement to the stability of the competitive environment has occurred in the fourth quarter of 1993, RJRT cannot predict if or when any further improvement to the competitive environment will occur or whether such stability will continue. In addition, growth in lower price brands was slowed in the second half of 1993 due to net price reductions on full price brands. RJRT is unable to predict whether this trend will continue. RJRT's domestic cigarette volume of non-full price brands as a percentage of total domestic volume was 44% in 1993, 35% in 1992 and 25% in 1991 versus 37%, 30% and 25%, respectively, for the domestic cigarette market.

     1993 Governmental Activity. Legislation recently enacted restricts the use of imported tobacco in cigarettes manufactured in the United States and is expected to increase RJRT's future raw material cost. In addition, the Clinton Administration and members of Congress have introduced bills in Congress that would significantly increase the federal excise tax on cigarettes, eliminate the deductibility of a portion of the cost of tobacco advertising, ban smoking in public buildings and workplaces, add additional health warnings on cigarette packaging and advertising and further restrict the marketing of tobacco products. It is not possible to determine what additional federal, state or local legislation or regulations relating to smoking or cigarettes will be enacted or to predict any resulting effect thereof on RJRT, Tobacco International or the cigarette industry generally but such legislation or regulations could have an adverse effect on RJRT, Tobacco International or the cigarette industry generally.

     1992 vs. 1991. Net sales for RJRT rose 5% from 1991 to $6.17 billion in 1992 as higher unit selling prices and volume were offset in part by a higher proportion of sales from lower price brands. Overall volume for the 1992 year increased 3% from the prior year as a result of gains in the lower price segment more than offsetting a decline in the full price segment. RJRT's operating company contribution in 1992 was $2.11 billion, a 5% decline from the prior year. The decline in operating company contribution was primarily due to the higher proportion of sales of lower margin brands and higher marketing and selling expenditures, which when combined more than offset the effect of higher unit selling prices and volume. RJRT's operating income of $1.70 billion in 1992 declined 8% from the prior year as a result of the decline in operating company contribution as well as a $43 million charge incurred in connection with a restructuring plan, the purpose of which was to improve productivity by realigning operations in the sales, manufacturing, research and development, and administrative areas.

     Tobacco International recorded net sales of $2.86 billion in 1992, an increase of 7% from 1991. Excluding contract sales to the Russian Republic, for which there were major shipments in 1991, Tobacco International would have reported an increase in net sales in 1992 of 10%. The sales increase is a result of volume gains in Eastern Europe (where the company made several acquisitions), Asia and the Middle East, favorable currency developments and higher selling prices that more than offset lower volume in Western Europe. Operating company contribution and operating income for 1992 rose 15% and 16%, respectively, from the prior year to $575 million and $537 million. The increase in operating company contribution and operating income was due to higher volume, favorable currency developments and higher selling prices offset in part by a higher proportion of sales in the lower margin segment.

     For a description of certain litigation affecting RJRT and its affiliates, see Note 11 to the Consolidated Financial Statements.

FOOD

     Holdings' food business is conducted by NFG, which comprises the Nabisco Biscuit Company, the LifeSavers Division, the Planters Division, the Specialty Products Company, the Fleischmann's Division, the Food Service Division and Nabisco Brands Ltd, (collectively the "North American Group") and Nabisco International.

     1993 vs. 1992. NFG reported net sales of $7.03 billion in 1993, an increase of 5% from 1992. Excluding the 1992 operating results of the ready-to-eat cold cereal business, which was sold at the end of that year, net sales in 1993 increased 9% from 1992, resulting from higher volume, sales from recently acquired businesses and modest price increases in both the North American Group and Nabisco International. The North American Group volume increase was primarily attributable to the success of new product introductions in the U.S., including the Snackwell's line of low fat/fat free cookies and crackers, Fat Free Newtons, Life Savers Gummi Savers candy and Planters' stand-up bag line of peanuts and snacks. Nabisco International's net sales increased as a result of the 1993 acquisitions in Spain and Peru and higher volume and prices from its Latin American businesses.

     NFG's operating company contribution of $995 million in 1993 was 5% higher than the 1992 amount. Excluding the 1992 operating results of the ready-to-eat cold cereal business, operating company contribution increased 14%, with the North American Group up 13% and Nabisco International up 18%. The North American Group increase was primarily due to the gain in net sales, savings from productivity programs, and contributions from the recently acquired businesses, offset in part by higher expenses for consumer marketing programs. Nabisco International increased operating company contribution through acquisitions and gains in net sales.

     NFG's operating income was $624 million in 1993, a decrease of 19% from 1992, as a result of the $153 million restructuring expense in 1993, which was significantly higher than the restructuring expense of $63 million recorded in 1992, that more than offset the gain in operating company contribution. Excluding the 1992 operating results of the ready-to-eat cold cereal business and the related gain on its sale, as well as the restructuring expenses in both 1993 and 1992, NFG's operating income was up 16% as a result of the increase in operating company contribution. The 1993 restructuring expense primarily consists of expenses related to the reorganization and downsizing of manufacturing and sales functions which will reduce personnel costs, both domestically and internationally, in order to improve productivity and, to a lesser extent, the rationalization of facilities.

     1992 vs. 1991. NFG reported net sales of $6.71 billion in 1992, an increase of 4% from 1991. The increase primarily results from higher volume and pricing in the Latin American subsidiaries and the addition of recently acquired businesses in Mexico and Brazil. Net sales for the North American Group were relatively flat, as higher unit selling prices and volume in U.S. cookie and selected grocery products, including new products and product varieties, were offset by lower sales in the balance of the food lines as a result of restrained consumer spending. NFG's operating company contribution increased 3% from 1991 to $947 million in 1992 as a result of the increase in net sales in Latin America. Operating company contribution in the North American Group was about even with last year reflecting the modest net sales performance in 1992. Margins in the North America Group were maintained in 1992 as a result of productivity gains offsetting the industry trends toward higher trade promotion spending. NFG's 1992 operating income, which included a restructuring expense of $63 million, as well as a gain of $98 million on the sale of the ready-to-eat cold cereal business, rose 8% from 1991 to $769 million as a result of the increase in 1992 operating company contribution. The $63 million charge was incurred in connection with a restructuring plan, the purpose of which was to reduce costs and improve productivity by realigning sales operations and implementing a voluntary separation program.

RESTRUCTURING EXPENSE

     Holdings recorded a pre-tax restructuring expense of $730 million in the fourth quarter of 1993 ($467 million after-tax) related to a program announced on December 7, 1993. Such restructuring program was undertaken in response to a changing consumer product business environment and is expected to streamline operations and improve profitability. Implementation of the program, although begun in the latter part of 1993, will primarily occur in 1994. Approximately 75% of the restructuring program will require cash outlays which will occur primarily in 1994 and early 1995. As an offset to the cash outlays, Holdings expects annual after-tax cash savings of approximately $250 million.

     The cost of providing severance pay and benefits for the reduction of approximately 6,000 employees throughout the domestic and international food and tobacco businesses is approximately $400 million of the charge and is primarily a cash expense. The workforce reduction was undertaken in order to establish fundamental changes to the cost structure of the domestic tobacco business in the face of acute competitive activity in that business and to take advantage of cost savings opportunities in other businesses through process efficiency improvements. Legislation enacted during the third quarter of 1993 stipulates that, effective January 1, 1994, financial penalties will be assessed against manufacturers if cigarettes produced in the United States do not contain at least 75% (by weight) of domestically grown flue cured and burly tobaccos. As a result the domestic and international tobacco businesses accrued approximately $70 million of related restructuring charges resulting from a reassessment of raw material sourcing and production arrangements. In addition, a shift in pricing strategy designed to gain share of market by RJRT's largest competitor has resulted in a redeployment of spending and changes in sales and distribution strategies resulting in a restructuring charge of approximately
$80 million primarily related to contract termination costs. Abandonment of leases related to the above changes in the businesses results in approximately $60 million of restructuring charges. The remainder of the charge, approximately $120 million, represents non-cash costs to rationalize and close manufacturing and sales facilities in both the tobacco and food businesses to facilitate cost improvements.

INTEREST EXPENSE

     1993 vs. 1992. Consolidated interest expense of $1.19 billion in 1993 decreased 17% from 1992, primarily as a result of the refinancings of debt that were completed during 1992 and 1993, lower debt levels from the application of net proceeds from the issuance of preferred stock in 1993 and lower effective interest rates and the impact of declining market interest rates in 1993.

     1992 vs. 1991. Consolidated interest expense of $1.43 billion in 1992 decreased 32% from 1991, primarily due to the refinancings completed during 1991 and 1992, lower effective interest rates and the impact of declining market interest rates in 1992.

INCOME TAXES

     Effective January 1, 1993, Holdings and RJRN adopted Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), Accounting for Income Taxes. SFAS No. 109 superseded Statement of Financial Accounting Standards No. 96, the method of accounting for income taxes previously followed by the Registrants. The adoption of SFAS No. 109 did not have a material impact on the financial statements of either Holdings or RJRN.

     Holdings' provision for income taxes for 1993 was increased by $96 million as a result of the enactment of certain federal tax legislation during the third quarter of 1993 which increased federal corporate income tax rates to 35% from 34%, retroactively to January 1, 1993. The components of this increase to Holdings' provision for income taxes included an $86 million non-cash charge resulting primarily from the remeasurement of the balance of deferred federal income taxes at the date of enactment of the new federal tax legislation for the change in the income tax rates, and a $10 million charge resulting from the increase in current federal income taxes accrued for the change in the income tax rates and other effects of the new tax legislation. Also during 1993, Holdings' provision for income taxes was decreased by a $108 million credit resulting from a remeasurement of the balance of deferred income taxes for a change in estimate of the basis of certain deferred tax amounts relating primarily to international operations.

NET INCOME

     1993 vs. 1992. Holdings reported a net loss of $145 million in 1993, a decrease of $444 million from 1992. Included in Holdings' 1993 net loss is an after-tax extraordinary loss of $142 million related to the repurchases of high cost debt during 1993 and an after-tax restructuring expense of $467 million. Excluding the extraordinary loss and restructuring expense recorded in 1993, Holdings would have reported net income of $464 million in 1993. Excluding a similar after-tax extraordinary loss and an after-tax restructuring expense of $477 million and $66 million, respectively, in 1992, as well as a 1992 after-tax gain on the sale of Holdings' ready-to-eat cold cereal business of $30 million, Holdings would have reported net income of $812 million in 1992. The decrease in net income in 1993 from 1992 after such exclusions is due to the lower operating income offset in part by lower interest expense.

     1992 vs. 1991. Holdings' net income of $299 million in 1992 includes an after-tax extraordinary loss of $477 million related to the repurchases of high cost debt during 1992. However, after excluding the extraordinary loss, Holdings would have reported net income of $776 million for 1992, an increase of $408 million over last year, primarily as a result of significantly lower interest expense. Net income in 1991 was reduced by $28 million of net charges included in "Other income (expense), net" as a result of the write-off of $109 million of unamortized debt issuance costs and the recognition of $144 million of unrealized losses from interest rate hedges related to the refinancing of existing credit lines, partially offset by a $225 million credit for a change in estimated postretirement health care liabilities.

     Holdings' net income (loss) applicable to its common stock for 1993, 1992 and 1991 of $(213) million, $268 million and $195 million, respectively, includes a deduction for preferred stock dividends of $68 million, $31 million and $173 million, respectively.

     Effective January 1, 1993, RJRN adopted Statement of Financial Accounting Standards No. 112 ("SFAS No. 112"), Employers' Accounting for Postemployment Benefits. Under SFAS No. 112, RJRN is required to accrue the costs for preretirement postemployment benefits provided to former or inactive employees and recognize an obligation for these benefits. The adoption of SFAS No. 112 did not have a material impact on the financial statements of either Holdings or RJRN.

                       LIQUIDITY AND FINANCIAL CONDITION

DECEMBER 31, 1993

     Holdings continued to generate significant free cash flow in 1993, although at a lower level than in 1992. Free cash flow, which represents cash available for the repayment of debt and certain other corporate purposes before the consideration of any debt and equity financing transactions, acquisition expenditures and divestiture proceeds, was $1.0 billion for 1993 and $1.6 billion for 1992. The lower level of free cash flow for 1993 primarily reflects lower operating company contribution in the domestic tobacco business, higher capital expenditures for tobacco manufacturing facilities in Eastern Europe and Turkey and for Nabisco Biscuit facilities and higher taxes paid, offset in part by lower inventory levels in the domestic tobacco business, higher sales of receivables, and a decrease in interest paid.

     The components of free cash flow are as follows:

                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1993       1992
                                                                                             ---------  ---------
                                                                                                 (DOLLARS IN
                                                                                                  MILLIONS)
OPERATING INCOME...........................................................................  $   1,378  $   2,898
  Amortization of intangibles..............................................................        625        616
  Restructuring expense, net of a 1992 gain from the sale of the ready-to-eat cold cereal
business...................................................................................        730          8
                                                                                             ---------  ---------
OPERATING COMPANY CONTRIBUTION.............................................................      2,733      3,522
  Depreciation and other amortization......................................................        524        530
  Increase in operating working capital....................................................       (121)      (196)
  Capital expenditures.....................................................................       (615)      (519)
  Change in other assets and liabilities...................................................        (21)      (298)
                                                                                             ---------  ---------
OPERATING CASH FLOW*.......................................................................      2,500      3,039
  Taxes paid...............................................................................       (332)      (116)
  Interest paid............................................................................       (912)    (1,102)
  Dividends paid...........................................................................       (241)      (214)
  Other, net...............................................................................         19         31
                                                                                             ---------  ---------
FREE CASH FLOW.............................................................................  $   1,034  $   1,638
                                                                                             ---------  ---------
                                                                                             ---------  ---------

- ---------------

* Operating cash flow, which is used as an internal measurement for evaluating business performance, includes, in addition to net cash flow from (used in) operating activities as recorded in the Consolidated Statement of Cash Flows, proceeds from the sale of capital assets less capital expenditures, and is adjusted to exclude income taxes paid and items of a financial nature (such as interest paid, interest income, and other miscellaneous financial income or expense items).

                                ---------------

     In 1993, Holdings and RJRN continued to enter into a series of transactions designed to refinance long-term debt, lower debt levels and lower interest costs, thereby improving the consolidated debt cost and maturity structure. These transactions included the issuance of preferred stock and the repurchase and redemption of certain debt obligations with funds provided from the issuance of debt securities (including medium-term notes), borrowings under Holdings' and RJRN's credit agreement, dated as of December 1, 1991, as amended (the "1991 Credit Agreement"), and free cash flow, as well as RJRN's management of interest rate exposure through swaps, options, caps and other interest rate arrangements. As a result of these transactions and lower market interest rates during 1993, Holdings reduced the effective interest rate on its consolidated long-term debt from 8.7% at December 31, 1992 to 8.4% at December 31, 1993. Future effective interest rates may vary as a result of RJRN's ongoing management of interest rate exposure and changing market interest rates as well as refinancing activities and changes in the ratings assigned to RJRN's debt securities by independent rating agencies.

     One of Holdings' current financial objectives is to achieve a capitalization ratio of 43% over time. Holdings' capitalization ratio was 44.5% at December 31, 1993. The capitalization ratio, which is intended to measure Holdings' long-term debt (including current maturities) as a percentage of total capital, is calculated by dividing (i) Holdings' long-term debt by (ii) the sum of Holdings' total equity, consolidated long-term debt, deferred income taxes and certain other long-term liabilities.

     Certain of Holdings' other current financial objectives, which are all based on income before extraordinary items excluding after-tax amortization of trademarks and goodwill and referred to below as cash net income, are to achieve a 20% return on year beginning common stockholders' equity, a 2.7 interest and preferred stock dividend coverage ratio and a trendline average annual earnings per share growth of 15% over time.

     The 20% return on year beginning common stockholders' equity objective, which is intended to measure the return to Holdings' common equity holders on the net assets employed in the business, is calculated by dividing (i) cash net income (after deducting preferred stock dividends) by (ii) total stockholders' equity at the beginning of the year exclusive of preferred stockholders' equity interest. For purposes of calculating the return on year beginning common stockholders' equity, Series A Preferred Stock and similar convertible preferred stock securities, if any, are considered common equity and the related dividends thereon are considered common dividends. The 2.7 interest and preferred stock dividend coverage ratio objective, which is intended to measure Holdings' ability to service its annual interest and preferred stock dividend payments, is calculated by dividing (i) operating income before amortization of trademarks and goodwill and depreciation by (ii) the sum of cash interest expense and preferred stock dividends. The trendline average annual earnings per share growth of 15% as adjusted for after-tax amortization of trademarks and goodwill, is intended to measure Holdings' ability to achieve a certain level of earnings per share growth over time.

     At December 31, 1993, Holdings had an outstanding total debt level (notes payable and long-term debt, including current maturities) and a total capital level (total debt and total stockholders' equity) of approximately $12.4 billion and $21.5 billion, respectively, each of which is lower than the corresponding amounts at December 31, 1992. Holdings' ratio of total debt to total stockholders' equity at December 31, 1993 improved to 1.4-to-1 versus 1.7-to-1 at December 31, 1992. RJRN's ratio of total debt to common equity at December 31, 1993 was 1.3-to-1, compared with 1.6-to-1 December 31, 1992. Total current liabilities and long-term debt of RJRN's subsidiaries was approximately $3.4 billion at December 31, 1993 and 1992.

     Management believes that the improvement to Holdings' and its subsidiaries' financial structure since 1991 has enhanced its ability to take advantage of opportunities to further improve its capital and/or cost structure. Management expects that it will continue to consider opportunities as they arise. Such opportunities, if pursued, could involve further acquisitions from time to time of substantial amounts of securities of Holdings or its subsidiaries through open market purchases, redemptions, privately negotiated transactions, tender or exchange offers or otherwise and/or the issuance from time to time of additional securities by Holdings or its subsidiaries. Acquisitions of securities at prices above their book value, together with the accelerated amortization of deferred financing fees attributable to the acquired securities, would reduce reported net income, depending upon the extent of such acquisitions. Nonetheless, Holdings' and its subsidiaries' ability to take advantage of such opportunities is subject to restrictions in the 1991 Credit Agreements and Holdings' and RJRN's credit agreement, dated as of April 5, 1993, as amended (the "1993 Credit Agreement", and together with the 1991 Credit Agreement, the "Credit Agreements"), and in certain of their debt indentures. For a discussion of recent developments affecting the tobacco business and the potential effect on RJRT's cash flow, see "Results of Operations--Tobacco."

     In addition, management currently is reviewing and expects to continue to review various corporate transactions, including, but not limited to, joint ventures, mergers, acquisitions, divestitures, asset swaps, spin-offs and recapitalizations. Although Holdings has discussed and continues to discuss various transactions with third parties, no assurance may be given that any transaction will be announced or completed. It is likely that Holdings' tobacco and food businesses would be separated should certain of the foregoing transactions be consummated.

     During 1993, RJRN issued $750 million principal amount of 8% Notes due 2000, $500 million principal amount of 8 3/4% Notes due 2005 and $500 million principal amount of 9 1/4% Debentures due 2013. Also during 1993, RJRN issued medium-term notes maturing in the years 1995-1998 having an aggregate initial offering price of approximately $230 million. The net proceeds from the sale of debt securities and the sale of 50,000,000 depositary shares at $25 per share issued in connection with the issuance of Series B Cumulative Preferred Stock have been or will be used for general corporate purposes, which include refinancings of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of securities. Pending such uses, proceeds may be used to repay indebtedness under RJRN's revolving credit facilities or for short-term liquid investments.

     A portion of the net proceeds collected from the sale of Holdings' ready-to-eat cold cereal business was used on February 5, 1993 to redeem $216 million principal amount of RJRN's 9 3/8% Sinking Fund Debentures due 2016 at a price of $1,065.63 for each $1,000 principal amount of such debentures, plus accrued and unpaid interest thereon.

     The 1991 Credit Agreement is a $6.5 billion revolving bank credit facility that provides for the issuance of up to $800 million of irrevocable letters of credit. Availability under the 1991 Credit Agreement is reduced by an amount equal to the stated amount of such letters of credit outstanding, by commercial paper borrowings in excess of $1 billion and by amounts borrowed under such facility. At December 31, 1993, approximately $456 million stated amount of letters of credit was outstanding and $328 million was borrowed under the 1991 Credit Agreement. Accordingly, the amount available under the 1991 Credit Agreement at December 31, 1993 was $5.72 billion.

     On April 5, 1993, Holdings and RJRN entered into the 1993 Credit Agreement, which matures on April 4, 1994 and provides a back-up line of credit to support commercial paper issuances of up to $1 billion. Availability thereunder is reduced by an amount equal to the aggregate amount of commercial paper outstanding. At December 31, 1993, approximately $913 million of commercial paper was outstanding. Accordingly, $87 million was available under the 1993 Credit Agreement at December 31, 1993. Holdings and RJRN expect to obtain bank consent to extend the maturity date of the 1993 Credit Agreement for an additional 364 days.

     The aggregate of consolidated indebtedness and interest rate arrangements subject to fluctuating interest rates approximated $5.5 billion at December 31, 1993. This represents an increase of $800 million from the year end 1992 level of $4.7 billion, primarily due to Holdings' on-going management of its interest rate exposure.

     As a result of the general decline in market interest rates compared with the high interest cost on certain of Holdings' consolidated debt obligations, the estimated fair value amount of Holdings' long-term debt reflected in its Consolidated Balance Sheets at December 31, 1993 and 1992 exceeded the carrying amount (book value) of such debt by approximately $400 million and $1.1 billion, respectively. For additional disclosures concerning the fair value of Holdings' consolidated indebtedness as well as the fair value of its interest rate arrangements at December 31, 1993 and 1992, see Notes 10 and 11 to the Consolidated Financial Statements.

     Capital expenditures were $615 million, $519 million and $459 million for 1993, 1992 and 1991, respectively. The current level of expenditures planned for 1994 is expected to be approximately $600 million (approximately 60% Food and 40% Tobacco), which will be funded primarily by cash flows from operating activities. Management expects that its capital expenditure program will continue at a level sufficient to support the strategic and operating needs of Holdings' businesses.

     Holdings has operations in many countries, utilizing 35 functional currencies in its foreign subsidiaries and branches. Significant foreign currency net investments are located in Germany, Canada, Hong Kong, Brazil and Spain. Changes in the strength of these countries' currencies relative to the U.S. dollar result in direct charges or credits to equity for non-hyperinflationary countries and direct charges or credits to the income statement for hyperinflationary countries. Translation gains or losses, resulting from foreign-denominated borrowings that are accounted for as hedges of certain foreign currency net investments, also result in charges or credits to equity. Holdings also has significant exposure to foreign exchange sale and purchase transactions in currencies other than its functional currency. The exposures include the U.S. dollar, German mark, Japanese yen, Swiss franc, Hong Kong dollar, Singapore dollar and cross-rate exposure among the French franc, British pound, Italian lira and the German mark. Holdings manages these exposures to minimize the effects of foreign currency transactions on its cash flows.

     Certain financing agreements to which Holdings is a party and debt instruments of RJRN directly or indirectly restrict the payment of dividends by Holdings. The Credit Agreements, which contain restrictions on the payment of cash dividends or other distributions by Holdings in excess of certain specified amounts, and the indentures relating to certain of RJRN's debt securities, which contain restrictions on the payment of cash dividends or other distributions by RJRN to Holdings in excess of certain specified amounts, or for certain specified purposes, effectively limit the payment of dividends on the Common Stock. In addition, the declaration and payment of dividends is subject to the discretion of the board of directors of Holdings and to certain limitations under Delaware law. The Credit Agreements and the indentures under which certain debt securities of RJRN have been issued also impose certain operating and financial restrictions on Holdings and its subsidiaries. These restrictions limit the ability of Holdings and its subsidiaries to incur indebtedness, engage in transactions with stockholders and affiliates, create liens, sell certain assets and certain subsidiaries' stock, engage in certain mergers or consolidations and make investments in unrestricted subsidiaries. As a result of the increased competitive conditions in the domestic cigarette market and in order to provide Holdings with additional flexibility under certain financial ratios contained in the Credit Agreements, Holdings obtained an amendment to such Credit Agreements during October 1993. Holdings and RJRN believe that they are currently in compliance with all covenants and restrictions in the Credit Agreements and their other indebtedness.

     On February 24, 1994, Holdings filed a Registration Statement on Form S-3 for a proposed offering of 300 million depositary shares, each representing a one-tenth ownership interest in a share of a newly created series of Preferred Equity Redemption Cumulative Stock ("PERCS"). Each depositary share would mandatorily convert in three years into one share of Common Stock, subject to adjustment and subject to earlier conversion or redemption under certain circumstances. Any net proceeds of a PERCS offering may be used for general corporate purposes which may include refinancings of indebtedness, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities. In addition, such proceeds may be used to facilitate one or more significant corporate transactions, such as a joint venture, merger, acquisition, divestiture, asset swap, spin-off and/or recapitalization, that would result in the separation of the tobacco and food businesses of Holdings. As of February 24, 1994, the specific uses of proceeds have not been determined. Pending such uses, any proceeds would be used to repay indebtedness under RJRN's revolving credit facilities or for short-term liquid investments.

ENVIRONMENTAL MATTERS

     RJRN has been engaged in a continuing program to assure compliance with U.S. Government and various state and local government laws and regulations concerning the protection of the environment. Certain subsidiaries of the Registrants have been named "potentially responsible parties" with third parties under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") with respect to approximately fifteen sites. Although it is difficult to identify precisely the portion of capital expenditures or other costs attributable to compliance with environmental laws and the Company cannot reasonably estimate the cost of resolving the above mentioned CERCLA matters, the Company does not expect such expenditures or costs to have a material adverse effect on its financial condition.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 2,200,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 150,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of January 31, 1994, 1,138,110,712 shares of Common Stock were outstanding. As of such date, 68,115,681 shares of Preferred Stock were outstanding, of which 52,500,000 shares were Series A PERCS, 50,000 shares were Series B Preferred Stock and 15,565,681 shares were ESOP Preferred Stock.

     The following is a description of the terms of the capital stock of the Company. This description does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and the form of Certificate of Designation authorizing the PERCS (the "Certificate of Designation"), each of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein.

COMMON STOCK

     Each share of Common Stock is entitled to one vote at all meetings of stockholders of the Company for the election of directors of the Company and on all other matters. Dividends may be paid to the holders of Common Stock when, as and if declared by the board of directors of the Company out of funds legally available therefor. The Common Stock has no preemptive or similar rights. Holders of Common Stock are not liable to further call or assessment. Upon liquidation, dissolution or winding up of the affairs of the Company, any assets remaining after provision for payment of creditors (and any liquidation preference of any outstanding preferred stock) would be distributed pro rata among holders of the Common Stock. The Company has never paid any cash dividends on shares of the Common Stock. The Credit Agreements restrict cash dividends and other distributions on Common Stock. The indentures relating to subordinated debentures (the "RJRN Subordinated Debentures") of RJRN (the "RJRN Subordinated Debenture Indentures") and the indenture relating to certain senior notes (the "Senior Notes") of RJRN (the "Senior Note Indenture") restrict dividends or distributions to the Company from RJRN and its subsidiaries which could otherwise be used for the payment of cash dividends on the Common Stock by the Company. When applicable restrictions on the payment of dividends permit or when such restrictions cease, the timing, amount and form of dividends, if any, will depend, among other things, upon the Company's results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by the board of directors of the Company. See "Certain Significant Considerations--Holding Company Structure" and "Description of Capital Stock--Contractual Restrictions on Payment of Dividends."

     The Common Stock is listed on the NYSE.

     First Chicago Trust Company of New York is the registrar and transfer agent for the Common Stock.

SERIES C PERCS

     Pursuant to the Certificate of Incorporation, the board of directors of the Company has adopted resolutions authorizing the issuance of a series of PERCS out of the Company's authorized and unissued Preferred Stock. Upon issuance, the PERCS will be fully paid and nonassessable. The holders of PERCS will have no preemptive rights.

     Rank. With respect to dividend rights and rights upon liquidation, dissolution or winding up, the PERCS rank (i) senior to all classes of Common Stock, and to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the PERCS (collectively referred to as "Junior Securities"); (ii) on a parity with the Series A PERCS, the Series B

Preferred Stock and the ESOP Preferred Stock and all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the PERCS (collectively referred to as "Parity Securities"); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the PERCS (collectively referred to as "Senior Securities").

     Dividends. The owners of Depositary Shares (each of which represent one-tenth of a share of PERCS) are entitled to receive, when, as and if dividends on the PERCS are declared by the board of directors of the Company out of funds legally available therefor, cumulative preferential cash dividends from
the issue date of the PERCS, accruing at the rate per share of $            per
annum or $            per quarter for each Depositary Share (equivalent to
$            per annum or $            per quarter for each PERCS), payable
quarterly in arrears on the   th day of each         ,         ,         and
        or, if any such date is not a business day, on the next succeeding
business day. The first dividend payment will be paid on               , 1994.
Dividends will cease to accrue in respect of the PERCS on the Mandatory Conversion Date or on the date of their earlier redemption or on the Settlement Date, in the event of an automatic conversion. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the PERCS for any period shorter than a quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months.

     Dividends on the PERCS will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued and unpaid dividends will not bear interest.

     Payment of dividends on the PERCS is subject to certain contractual restrictions. See "Contractual Restrictions on Payment of Dividends" below.

     So long as any PERCS are outstanding, no full dividends may be declared by the board of directors of the Company or paid or set apart for the payment by the Company on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the PERCS through the most recent dividend payment date. When dividends have not been paid or set apart in full upon the PERCS and any other Parity Securities, all dividends declared upon the PERCS and any Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the PERCS and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the PERCS and such Parity Securities bear to each other. Unless full cumulative dividends, if any, accrued on all outstanding PERCS have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recent dividend payment date, no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Common Stock or any other Junior Securities), nor shall any Common Stock nor any other Junior Securities be redeemed, purchased or otherwise retired for any consideration, nor may any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities, by the Company, except by conversion into or exchange in Junior Securities (other than purchases and redemptions pursuant to or in accordance with employee stock subscription agreements entered into between the Company and its or its subsidiaries' directors, officers and key employees). Holders of the PERCS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as herein provided.

     First Chicago Trust Company of New York is the registrar, transfer agent and dividend disbursing agent for the PERCS.

     Mandatory Conversion. On the Mandatory Conversion Date, each outstanding PERCS will convert automatically into shares of Common Stock and the right to receive an amount in cash equal to all accrued and unpaid dividends on such PERCS, subject to the right of the Company to call the PERCS prior to Mandatory Conversion, as described below. Upon Mandatory Conversion, each PERCS will be converted into shares of Common Stock at the Common Equivalent Rate (as described below) in effect on such date. The "Common Equivalent Rate" is initially ten shares of Common Stock for each PERCS (equivalent to one share of Common Stock for each Depositary Share).

     Because the price of the Common Stock is subject to market fluctuations, the value of the Common Stock received by a holder of PERCS upon Mandatory Conversion of the PERCS on the Mandatory Conversion Date may be more or less than the amount paid for the PERCS.

     The Company will at all times reserve and keep available, free from pre-emptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury or both, for the purpose of effecting the Mandatory Conversion of the PERCS, the full number of shares of Common Stock then deliverable upon the Mandatory Conversion of all outstanding PERCS.

     Antidilution Provisions and the Effect of Mergers or Consolidations. The Certificate of Incorporation contains antidilution provisions which provide that in the event the Company (a) pays a dividend or makes a distribution with respect to Common Stock in shares of Common Stock, (b) subdivides or splits its outstanding shares of Common Stock into a greater number of shares, (c) combines its outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of its shares of Common Stock any shares of common stock of the Company, then the Common Equivalent Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of PERCS shall be entitled to receive on the conversion thereof the number of shares of common stock of the Company which such holder would have owned or been entitled to receive after the happening of any of the events described above had such share of PERCS been converted at the Common Equivalent Rate in effect immediately prior to such event or any record date with respect thereto.

     In addition, if the Company issues rights or warrants to all holders of Common Stock entitling them (for a period not exceeding 45 days from the date of issuance) to acquire shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date of issuance, plus the number of additional shares of Common Stock to be acquired pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on such date of issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be acquired pursuant to such rights or warrants would purchase at the Current Market Price.

     The Certificate of Incorporation also provides that if the Company pays a dividend or makes a distribution to all holders of its Common Stock of evidences of its indebtedness, other securities or other assets (including shares of capital stock of the Company (other than Common Stock) and including shares of capital stock of a subsidiary of the Company but excluding any distributions and dividends referred to in the first paragraph of this section and any cash dividends), or issues to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in the second paragraph of this section ), then, in each case at the option of the Company, the Company will either:

          (1) adjust the Common Equivalent Rate by multiplying the Common Equivalent Rate in effect on the record date for such distribution by a fraction, of which the numerator shall be the Current Market Price per share of the Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution, and of which the denominator shall be such Current Market Price per share of Common Stock less the fair value (as determined by the board of directors of the Company, whose determination shall be conclusive) as of such record date of the portion of the securities or assets so distributed, or of such rights or warrants, applicable to one share of Common Stock (provided that such determination of fair value by the board of directors of the Company applicable to one share of Common Stock shall not be greater than or equal to such Current Market Price per share of Common Stock, in each case as of such record date) (the "Fair Value"),

          (2) reserve shares or other units of such securities or assets to be distributed for distribution to the holders of PERCS upon redemption or conversion so that a holder of a PERCS will receive upon such redemption or conversion, in addition to the shares of Common Stock issuable at the Common Equivalent Rate, the kind and amount of such securities or assets which such holder would have received had conversion into shares of Common Stock occurred immediately prior to the record date for such dividend or distribution or

          (3) distribute, at the time such dividend, distribution or issuance is made to holders of the Common Stock, to each holder of PERCS the kind and amount of such securities or assets of the Company as such holder would have been entitled to receive had conversion into shares of Common Stock occurred immediately prior to the record date for such dividend or distribution.

     Section 305 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that certain stock or rights distributions or similar transactions with respect to the stockholders of the Company may be taxable to such stockholders unless a full adjustment is made to the conversion ratio of any convertible securities (such as the PERCS) to reflect such distributions. The Company will be entitled to make additional upward adjustments in the Common Equivalent Rate, as it in its sole discretion may determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305) hereafter made by the Company to its stockholders will not be taxable pursuant to Section 305. All adjustments to the Common Equivalent Rate will be calculated to the nearest 1/100th of a share of Common Stock. See "Certain Significant Considerations--Event Risk."

     In addition, immediately prior to the effectiveness of a merger or consolidation of the Company (other than a merger or consolidation of the Company with or into a wholly owned subsidiary of the Company) that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (whether of the Company or any other entity) (any such merger or consolidation is referred to herein as a "Merger or Consolidation"), each outstanding PERCS will convert automatically into (i) shares of Common Stock at the Common Equivalent Rate in effect immediately prior to such Merger or Consolidation, plus (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such PERCS to and including the Settlement Date (as defined below), plus (iii) the right to receive an
amount of cash initially equal to $            (equivalent to $            for
each Depositary Share), declining by $            (equivalent to $
for each Depositary Share) on each day following the date of issue of the PERCS (computed on the basis of a 360-day year of twelve 30-day months) to
$            (equivalent to $            for each Depositary Share) on
              , 1997, and equal to zero thereafter, in each case determined with reference to the Settlement Date, unless sooner redeemed. At the option of the Company, it may deliver on the Settlement Date in lieu of some or all of the cash consideration described in clauses (ii) and (iii) of the preceding sentence, a number of shares of Common Stock to be determined by dividing the amount of cash consideration that the Company has elected to pay in Common Stock by the Current Market Price determined as of the second trading day immediately preceding the Notice Date (as defined below). Because the Current Market Price is determined as of a date different from the date of the delivery of the Common Stock, the value of the Common Stock so delivered may be more or less than such cash consideration. The automatic conversion of the PERCS immediately prior to a Merger or Consolidation is intended to ensure that the holders of PERCS will be entitled to the benefits of ownership of Common Stock upon the occurrence of such Merger or

Consolidation and will participate in such Merger or Consolidation together with the holders of Common Stock. The automatic conversion may have the effect of deterring certain takeovers to the extent the premiums described in clause (iii) of the first sentence of this paragraph requires the payment of additional consideration.

     In the event of conversion or exchange of the Common Stock into, or the right to receive, other securities or property of the Company or a wholly owned subsidiary of the Company or a merger or consolidation of the Company with or into a wholly owned subsidiary of the Company that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (whether of the Company or any other entity), then the PERCS will thereafter no longer be subject to conversion into shares of Common Stock as described above, but instead will be subject to conversion into the kind and amount of securities or other property which the holder of such PERCS would have owned immediately after such conversion or exchange or merger or consolidation if such PERCS had been converted into shares of Common Stock immediately before the effective time of such conversion or exchange or merger or consolidation.
If any such conversion or exchange or merger or consolidation shall have occurred and the Company (or its successor) exercises its option upon any succeeding Merger or Consolidation described in the preceding paragraph with respect to cash consideration described in clauses (ii) and (iii) therein, the Company (or its successor) will deliver, in lieu of Common Stock, such kind of securities or other property with an aggregate market price determined as of the second trading date immediately preceding the Notice Date equal to such cash consideration.

     For purposes of the foregoing provisions, certain terms are defined as follows:

          The term "Current Market Price" per share of the Common Stock on any date of determination means the average of the daily regular way closing prices (with any relevant due bill attached) as reported on the NYSE Consolidated Tape for the five consecutive trading days ending on and including such date of determination; provided, however, that, for purposes of the first paragraph of "Right to Call" below, if the closing price of the Common Stock as reported on the NYSE Consolidated Tape on the trading day next following such five-day period (the "next-day closing price") is less than 95% of said average closing price, then the Current Market Price per share of Common Stock on such date of determination will be the next-day closing price; and provided, further, that, with respect to any redemption, conversion or antidilution adjustment of the PERCS, if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such five-day period and ending on the applicable redemption or conversion date, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event.

          The term "Notice Date" with respect to any notice given by the Company in connection with a call or conversion of the PERCS means the commencement of the mailing of such notice to the holders of PERCS in accordance with "Notice to Holders of PERCS" below.

          The term "Settlement Date" means the business day immediately prior to the effective date of a Merger or Consolidation.

     Because the price of the Common Stock is subject to market fluctuations, the value of the Common Stock received by a holder of PERCS upon the effectiveness of a Merger or Consolidation may be more or less than the amount paid for the PERCS.

     The holders of PERCS have no right to require conversion of their PERCS.

     Right to Call. At any time or from time to time prior to the Mandatory Conversion Date, the Company shall have the right to call, in whole or in part, the outstanding PERCS for redemption at a redemption price equal to the Call Price plus an amount equal to accrued and unpaid dividends to and including the date of redemption. The portion of the redemption price equal to the Call Price shall be paid in shares of Common Stock and the remainder in cash. Upon such call, the Company shall deliver to the holders thereof in exchange for each PERCS a number of shares of Common Stock equal to the Call Price of the PERCS in effect on the redemption date, divided by the Current Market Price of the

Common Stock determined as of the second trading date immediately preceding the Notice Date, plus an amount in cash equal to any accrued and unpaid dividends.
The Call Price of each PERCS is initially $      (equivalent to $            for
each Depositary Share); declining by $      (equivalent to $            for each
Depositary Share) on each day following the date of issue of the PERCS (computed
on the basis of a 360-day year of twelve 30-day months) to $      (equivalent to
$            for each Depositary Share) on               , 1997 and will be
equal to $      (equivalent to $            for each Depositary Share)
thereafter; provided that if the Company reserves or distributes shares or other units of securities or assets as provided in clauses (2) or (3) of the third paragraph of "Antidilution Provisions and the Effect of Mergers or Consolidations" above, then, from and after the record date related to such reservation or distribution, the Call Price per share for any day shall be reduced by the Fair Value of such shares or other units of securities or assets; provided further that in no event shall the effect of the foregoing proviso be to reduce the Call Price per share to an amount less than $0.

     In the event of conversion or exchange of the Common Stock into, or the right to receive, other securities or other property of the Company or a wholly owned subsidiary of the Company or a merger or consolidation of the Company with or into a wholly owned subsidiary of the Company that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (whether of the Company or any other entity), then the PERCS will thereafter no longer be subject to redemption into shares of Common Stock as described in the preceding paragraph, but instead will be subject to redemption into the kind of securities or other property which the holder of such PERCS would have owned immediately after such conversion or exchange or merger or consolidation if such PERCS had been converted into shares of Common Stock immediately before the effective time of such conversion or exchange or merger or consolidation, in an amount with an aggregate market price, determined as of the second trading date immediately preceding the Notice Date, equal to the Call Price of the PERCS in effect on the redemption date.

     The opportunity for equity appreciation afforded by an investment in the Depositary Shares (and the PERCS) is limited because the Company may, at its option, call the PERCS (and thereby the Depositary Shares) at any time prior to the Mandatory Conversion Date at the Call Price (payable in shares of Common Stock) plus an amount in cash equal to accrued and unpaid dividends, and may be expected to do so prior to the Mandatory Conversion Date if the market price for the Common Stock has theretofore exceeded the Call Price for the Depositary Shares (equivalent to one-tenth of the Call Price for the PERCS). If the Company elects to call the PERCS (and thereby the Depositary Shares), the equity appreciation, exclusive of accrued and unpaid dividends, realized on an investment in the Depositary Shares will, for any owner of Depositary Shares called by the Company, be equal to the excess, if any, of (i) the value of the Common Stock received in payment of the Call Price (the Call Price for the Depositary Shares, subject to adjustment under certain circumstances, being
$            initially, declining to $            thereafter as indicated
above), over (ii) the price paid by such holder for such Depositary Shares (the
initial price to public being $            and the price thereafter being
subject to market fluctuations). Because the number of shares of Common Stock to be delivered in payment of the Call Price will be determined on the basis of the market price of the Common Stock prior to the notice of the call, the value of the shares of Common Stock to be delivered may be more or less than the Call Price on the date of delivery.

     Fractional Shares. No fractional shares of Common Stock will be issued upon redemption or conversion of the PERCS. In lieu of any fractional share otherwise issuable in respect of all PERCS of any holder which are redeemed or converted on any redemption or conversion date, such holder shall be entitled to receive, at the Company's election, either (a) an amount in cash equal to the same fraction of the Current Market Price of the Common Stock determined as of the second trading day immediately preceding the relevant Notice Date or (b) a cash payment equal to such holder's proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Common Stock representing the aggregate of such fractional shares. See "Description of Series C Depositary Shares--Call or Conversion of Depositary Shares."

     Notice to Holders of PERCS. The Company will provide notice of any call or conversion (including any potential conversion upon the effectiveness of a Merger or Consolidation) of the PERCS to holders of record of PERCS to be called or converted not less than 30 nor more than 60 days prior to the date fixed for call or conversion; provided that if the timing of the effectiveness of a Merger or Consolidation makes it impracticable to provide at least 30 days notice, the Company shall provide the notice as soon as practicable prior to such effectiveness. Such notice shall specify the Current Market Price to be used to calculate the number of shares of Common Stock to be delivered, if any, and whether the Company is exercising any option to deliver shares of Common Stock in lieu of cash. Such notice shall be provided by mailing notice of such call or conversion to the holders of PERCS to be called or converted. Each holder of PERCS to be called or converted shall surrender the certificates evidencing such PERCS to the Company at the place designated in such notice and shall be entitled to receive certificates for shares of Common Stock and any funds payable upon call or conversion as described above following such surrender and following the date of such call or conversion. If fewer than all the outstanding PERCS are to be called, the PERCS to be called shall be selected by the Company from outstanding PERCS by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other method determined by the board of directors of the Company in its sole discretion to be equitable. The Depositary Shares are subject to call or conversion upon the same terms and conditions (including those as to notice to the owners of Depositary Shares and as to selection of Depositary Shares to be called if fewer than all of the outstanding Depositary Shares are to be called) as the PERCS held by the Depositary, adjusted to reflect the fact that ten Depositary Shares are the equivalent of one share of PERCS. See "Description of Series C Depositary Shares--Call or Conversion of Depositary Shares."

     The holders of PERCS at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such PERCS on the corresponding dividend payment date notwithstanding the call or conversion thereof (except that holders of PERCS called for redemption or to be converted on a date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such date or the related Settlement Date, as the case may be) or the Company's default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on called or converted PERCS or for dividends on the shares of Common Stock issued upon call or conversion.

     Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of PERCS then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after payment or provision for payment of the debts and other liabilities of the Company and any Senior Securities, an amount per PERCS in cash equal to the sum of (i) ten times the price to public per Depositary Share set forth on the cover page of this Prospectus (equivalent to a liquidation preference per Depositary Share of the price to public set forth on the cover page of this Prospectus) and (ii) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding PERCS and any other Parity Securities, the holders of PERCS and any other Parity Securities shall share ratably in any distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding PERCS and the holders of outstanding shares of such Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of PERCS will not be entitled to any further participation in any distribution of assets of the Company. Neither the sale, transfer or lease of all or any part of the assets of the Company nor the consolidation or merger of the Company with one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

     The Certificate of Incorporation does not contain any language requiring funds to be set aside to protect the liquidation preference of the PERCS, although such liquidation preference will be substantially in excess of the par value of the PERCS. In addition, the Company is not aware of any provision of the Delaware General Corporation Law (the "GCL") or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the PERCS will exceed its par value. Consequently, there will be no restriction upon the surplus of the Company solely because the liquidation preference of the PERCS will exceed the par value and there will be no remedies available to holders of the PERCS before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the PERCS and its par value.

     Voting Rights. Holders of PERCS will have the right, voting together with the holders of Common Stock (and any other capital stock of the Company entitled to vote together with the Common Stock, including the Series A PERCS and the ESOP Preferred Stock) as one class, to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis initially of one vote (equal to one-tenth of the Common Equivalent Rate) for each share of PERCS (initially equivalent to one-tenth vote for each Depositary Share) held; provided, however, that the holders of PERCS will not be entitled to vote on any increase or decrease in the number of authorized shares of any class or classes of stock. The Certificate of Incorporation also provides that in the event that dividends on all series of Preferred Stock, including the PERCS, are in arrears and unpaid for six quarterly periods, the board of directors of the Company will be increased by two directors and the holders of PERCS, together with the holders of all other outstanding series of the Preferred Stock entitled to vote thereon, will be entitled to elect two directors of the expanded board of directors, provided such directors do not exceed 25% of such total board of directors of the Company and provided, further, that such holders shall be entitled to elect at least one director notwithstanding the foregoing proviso. Such voting rights will continue until such time as all dividends in arrears have been paid or declared and set aside for payment. While such holders are entitled to elect two directors, they shall not be entitled to participate with the holders of Common Stock in the election of any other directors, but would continue to vote with the holders of Common Stock upon each other matter coming before any meeting of the stockholders.
After giving effect to the offering, the PERCS will have     % of the total
voting power of the Company.

     In addition, the Certificate of Incorporation provides that the Company will not authorize a new class of Parity Securities without the affirmative vote or consent of holders of a majority of the then outstanding shares of PERCS and any other series of Preferred Stock of the Company entitled to vote thereon then outstanding, voting or consenting, as the case may be, together as one class, and that the Company will not authorize a new class of Senior Securities without the affirmative vote or consent of holders of at least two-thirds of the then outstanding PERCS and any other series of Preferred Stock of the Company entitled to vote thereon then outstanding voting or consenting, as the case may be, together as one class. The Certificate of Incorporation also provides that the Company may not amend the Certificate of Incorporation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of the Preferred Stock without the affirmative vote or consent of the holders of at least two-thirds of the then outstanding PERCS and any other series of Preferred Stock of the Company entitled to vote thereon then outstanding, voting or consenting, as the case may be, together as one class. These voting rights with respect to the PERCS will terminate if the Company has given notice of any call or conversion of all outstanding PERCS and the shares of Common Stock and any necessary funds required for such call or conversion have been deposited in trust for such call or conversion. The Certificate of Incorporation also provides that (a) except as set forth above, the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities, including the designation of series thereof within the existing class of Preferred Stock, (b) the creation of any indebtedness of any kind of the Company or (c) the increase or decrease in the amount of authorized capital stock of any class, including any Preferred Stock, shall not require the consent of the holders of PERCS and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of PERCS.

     Under Delaware law, holders of preferred stock are entitled to vote as a class upon a proposed amendment to the Certificate of Incorporation, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the par value of the shares of such class or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. Pursuant to the Certificate of Incorporation, the holders of a majority of the outstanding shares of Common Stock may, however, increase or decrease (but not below the number of shares of such class then outstanding) the aggregate number of authorized shares of Preferred Stock without the vote of holders of Preferred Stock.

     Reissuance. PERCS redeemed for or converted into Common Stock or otherwise acquired by the Company will assume the status of authorized but unissued Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Preferred Stock.

     Listing. Application will be made to list the Depositary Shares on the NYSE.

OTHER PREFERRED STOCK

     Series A PERCS. Each share of Series A PERCS is entitled to receive, when, as and if declared by the board of directors of the Company, out of funds legally available therefor, cumulative cash dividends at a rate of $3.34 per annum, payable quarterly in arrears. Each share of Series A PERCS will mandatorily convert into four shares of Common Stock of the Company on November 15, 1994, subject to adjustment in certain events. In addition, each share of Series A PERCS may be redeemed by the Company, in whole or in part, at any time at a redemption price to be paid in shares of Common Stock, plus accrued and unpaid dividends. The optional redemption price declines from $64.82 per share by $.009218 on each day following November 8, 1991 to $55.36 on September 15, 1994, and is $54.80 thereafter.

     Immediately prior to the effectiveness of a Merger or Consolidation of the Company, each outstanding Series A PERCS will convert automatically into (i) shares of Common Stock at a rate, which currently is four shares of Common Stock for each Series A PERCS, in effect immediately prior to such Merger or Consolidation, plus (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such Series A PERCS to and including the Settlement Date, plus (iii) the right to receive an amount of cash initially equal to $10.02, declining by $.009218 on each day following November 8, 1991 to $.56 on September 15, 1994, and equal to zero thereafter, unless sooner redeemed. At the option of the Company, it may deliver on the Settlement Date in lieu of some or all of the cash consideration described in clauses (ii) and
(iii) of the preceding sentence, shares of Common Stock.

     Holders of Series A PERCS have voting rights which are generally consistent with those of the holders of the PERCS.

     Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to receive, when, as and if declared by the board of directors of the Company, out of funds legally available therefor, cumulative preferential cash dividends at the rate per annum of 9.25%, payable quarterly in arrears. On and after August 19, 1998, the Company, at its option upon not less than 30 nor more than 60 days' notice, may redeem shares of the Series B Preferred Stock, as a whole or in part, at any time, at a redemption price equivalent to $25,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, without interest, to the extent the Company will have funds legally available therefor.

     The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock of the Company.

     The holders of the Series B Preferred Stock do not have any voting rights, except as otherwise provided by law and under certain other limited circumstances.

     ESOP Preferred Stock. Each share of ESOP Preferred Stock is entitled to receive, when, as and if declared by the board of directors of the Company, out of funds legally available therefor, cumulative cash dividends at a rate of 7.8125% of stated value per annum ($1.25 per annum) at least until April 10, 1999, payable semi-annually in arrears. Each share of ESOP Preferred Stock is convertible into one share of Common Stock, subject to adjustment in certain events. The ESOP Preferred Stock is redeemable at the option of the Company, in whole or in part, at any time on or after April 10, 1999, at an initial optional redemption price of $16.25 per share, declining thereafter on an annual basis in the amount of $.125 a year to $16 per share on April 10, 2001, plus accrued and unpaid dividends. Under certain other circumstances, the ESOP Preferred Stock is subject to redemption at any time. Holders of ESOP Preferred Stock have voting rights which are generally consistent with those of the holders of the PERCS.

CONTRACTUAL RESTRICTIONS ON PAYMENT OF DIVIDENDS

     The Company is subject to various contractual restrictions on its ability to pay dividends on its Preferred Stock and Common Stock.

     Under the Credit Agreements, if no event of default exists thereunder in the case of clauses (i), (iii) and (iv) below, the Company may (i) declare and pay regularly scheduled dividends on its preferred or preference stock outstanding on December 9, 1991, in the case of the 1991 Credit Agreement, and April 5, 1993, in the case of the 1993 Credit Agreement, when and as scheduled at dividend rates not exceeding those in effect on December 19, 1991, in the case of the 1991 Credit Agreement, and April 5, 1993, in the case of the 1993 Credit Agreement; (ii) issue shares of Common Stock upon the exercise of any warrants or options or upon the conversion or redemption of any convertible or redeemable preferred stock, and in connection with any such exercise, conversion or redemption, the Company may pay cash in lieu of issuing fractional shares of Common Stock; (iii) repurchase shares of Common Stock (and/or options or warrants in respect thereof) pursuant to and in accordance with the terms of, management and/or employee stock plans; (iv) declare and pay, or otherwise effect, any other cash dividend or other dividend or distribution, or repurchase or redeem any capital stock, provided that the aggregate amount of such other dividends or distributions, repurchases or redemptions, when added to all dividends or distributions, repurchases or redemptions, made in accordance with this clause (iv) after December 19, 1991, in the case of the 1991 Credit Agreement, and January 1, 1992, in the case of the 1993 Credit Agreement, will not exceed an amount equal to the sum of (x) 50% of the sum of (A) consolidated net income of the Company and its subsidiaries for the period (taken as one accounting period) from January 1, 1992 to the last day of the last fiscal quarter of the Company then ended plus (B) all losses from debt retirement deducted in determining consolidated net income of the Company and its subsidiaries for the period referred to in clause (A) above plus (y) the aggregate cash proceeds (net of underwriting discounts and commissions) received by the Company after March 22, 1993, in the case of the 1991 Credit Agreement, and April 5, 1993, in the case of the 1993 Credit Agreement, from issuances of its equity securities; (v) issue and exchange shares of any class or series of Common Stock now or hereafter outstanding for shares of any other class or series of Common Stock now or hereafter outstanding and (vi) in connection with any reclassification of Common Stock and any exchange permitted by clause (v) above, pay cash in lieu of issuing fractional shares of any class or series of Common Stock. The Company believes that the dividend restrictions set forth in the Credit Agreements will not prevent the Company from paying the dividends it intends to pay on the PERCS.

     The RJRN Subordinated Debenture Indentures and the Senior Note Indenture, by containing restrictions on the payment of cash dividends or the making of other distributions by RJRN to the Company in excess of certain specified amounts and for certain specified purposes, also effectively limit the payment of dividends on the Common Stock or any Preferred Stock. The restrictions in these indentures have the effect of prohibiting the payment of dividends or the making of other payments or distributions by RJRN in respect of its Capital Stock (as defined in the RJRN Subordinated Debenture Indentures and the Senior
Note Indenture) if, at the time of such payment (x) a default under such indentures shall have occurred and be continuing, (y) RJRN, after giving effect to such payment, could not incur at least $1.00 of additional Indebtedness (as defined in the RJRN Subordinated Debenture Indentures and the Senior Note Indenture) by virtue of meeting certain fixed charge coverage ratios as set forth in the restrictions on Indebtedness in such indentures or (z) after giving effect to such payment, the aggregate amount expended for all Restricted Payments (as hereinafter defined) subsequent to September 30, 1990 (December 31, 1990, in the case of the Senior Note Indenture) shall exceed the sum of (1) 25% (50% in the case of the Senior Note Indenture excluding the cash dividends referred to in (3) below) of the aggregate Consolidated Net Operating Income (as hereinafter defined) of RJRN accrued on a cumulative basis subsequent to December 31, 1990, plus (2) the aggregate net proceeds received by RJRN from the issuance and sale (other than to a subsidiary (as defined in the RJRN Subordinated Debenture Indentures and the Senior Note Indenture)) after December 31, 1990, of RJRN's Capital Stock (other than Redeemable Stock (as defined in the RJRN Subordinated Debenture Indentures and the Senior Note Indenture)), including the issuance or sale for cash after December 31, 1990, or upon the conversion after December 31, 1990, of any Indebtedness of RJRN (which Indebtedness is, by its terms, convertible into Capital Stock (other than Redeemable Stock) of RJRN) or from the exercise after December 31, 1990 of any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of RJRN plus (3) in the case of the Senior Note Indenture, the aggregate net proceeds received by RJRN from capital contributions made to RJRN after December 31, 1990 plus $250 million plus the amount of all cash dividends from an Unrestricted Subsidiary (as defined in the Senior Note Indenture) after December 31, 1990, minus (4) the aggregate amount of certain payments made with respect to minority interests previously made by all Subsidiaries of RJRN; provided, however, that notwithstanding the foregoing restrictions, (a) such indentures do not prevent the payment of dividends by RJRN on RJRN's common stock, following public offerings of RJRN's or the Company's common stock, of up to 6% per annum of the net proceeds received by RJRN in such public offering or, in the case of public offerings by the Company, up to 6% per annum of the amount of proceeds contributed down to RJRN as common equity and (b) the RJRN Subordinated Debenture Indentures permit loans, advances, dividends and distributions by RJRN to the Company to the extent necessary to permit the Company to pay cash dividends on the Common Stock on and after May 1, 1993, up to $100 million per annum limited to an aggregate of $250 million, provided no default under such indentures shall have occurred and be continuing or occur and be continuing as a consequence thereof.

     As used herein:

          "Restricted Payments" means (i) the declaration or payment of any dividend or the making of any distribution on RJRN's Capital Stock or to holders of RJRN's Capital Stock (other than dividends or distributions payable in RJRN's common stock or in shares of RJRN's Capital Stock) or the making of any loans or advances to the holders of RJRN's Capital Stock or to the Company or the purchase of Capital Stock of the Company, (ii) the purchase, redemption or acquisition or retirement for value by RJRN or any of its Subsidiaries of any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) or Capital Stock or any other security of a direct or indirect parent of RJRN, (iii) the redemption, repurchase, defeasance (including, but not limited to, in substance or legal defeasance) or the acquisition or retirement for value by RJRN or any of its Subsidiaries prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of Indebtedness of RJRN that is pari passu or subordinate (whether pursuant to its terms or by operation of law) in right of payment to the RJRN Subordinated Debentures under the

     RJRN Subordinated Debenture Indentures or subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Senior Notes under the Senior Note Indenture and which was scheduled to mature (after giving effect to any and all options to extend the maturity thereof) on or after the maturity date of the RJRN Subordinated Debentures or the Senior Notes, as the case may be (after giving effect to any and all options to extend the maturity thereof) (except, in the case of the Senior Notes, certain permitted redemptions, repurchases, defeasances, acquisitions or retirements for value of the subordinated Indebtedness of RJRN) or (iv) the making of any Investment in any Unrestricted Subsidiary in excess of the Minimum Permitted Investment (as such terms are defined, respectively, in the RJRN Subordinated Debenture Indentures and the Senior Note Indenture).

          "Consolidated Net Operating Income" of any person means, for any period, the aggregate Consolidated Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, adjusted by excluding (to the extent not otherwise excluded in calculating Consolidated Net Income) the net extraordinary gain or the net extraordinary loss, as the case may be, during such period and including, in the case of the RJRN Subordinated Debenture Indentures, the amount of all dividends received by RJRN or its Subsidiaries from an Unrestricted Subsidiary in excess of the amount of all Investments made by RJRN in such Unrestricted Subsidiary.

          "Consolidated Net Income" of any person means, for any period, the net income (or loss) of such person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, provided that there shall be excluded (i) the net income (or loss) of any person that is not a Subsidiary of such person in which any other person (other than such person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such person or any of its Subsidiaries by such other person during such period, (ii) except to the extent includible pursuant to the foregoing clause (i), the net income (or loss) of any other person accrued prior to the date it becomes a Subsidiary of such person or is merged into or consolidated with such person or any of its Subsidiaries or such other person's assets are acquired by such person or any of its Subsidiaries, (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (iv) any gains or losses attributable to Asset Sales (as defined in the RJRN Subordinated Debenture Indentures and the Senior Note Indenture) on an after-tax basis (in the case of the Senior Note Indenture).

     In determining "Consolidated Net Income" the RJRN Subordinated Debenture Indentures and the Senior Note Indenture specify that generally accepted accounting principles applicable to RJRN for 1988 fiscal year shall apply, without giving effect to (i) certain adjustments required or permitted by Accounting Principles Board Opinions Nos. 16 and 17 in respect of the Acquisition and the related financings, (ii) the effects of any "carryover basis" accounting required by generally accepted accounting principles, (iii) the amortization of certain goodwill and intangible assets consummated prior to the tender offer for RJRN's shares of Common Stock ended February 9, 1989 and,
(iv) the amortization or write-off of certain expenses in respect of the Acquisition and the related financing and debt issued prior to the Acquisition.

     RJRN believes that it has and will continue to have sufficient Restricted Payment capacity under the RJRN Subordinated Debenture Indentures and the Senior
Note Indenture for it to fund the dividends that the Company intends to pay on the PERCS.

CERTAIN STATUTORY AND BY-LAW PROVISIONS

     The Company is currently, and following the consummation of the offering will be, subject to the "business combination" statute of the GCL. In general,
Section 203 of the GCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (a) prior to such date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder," (b) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or if such person is an affiliate or associate of the corporation within three years, did own) 15% or more of the corporation's voting stock.

     Assuming the offering is completed, a person will become an "interested stockholder" of the Company at such time as such person owns 15% or more of the votes of the Company's voting stock.

     The Company's By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of stockholders of the Company. The By-laws provide that only persons who are nominated by, or at the direction of, the board of directors of the Company or any committee designated by the board of directors of the Company, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The By-laws also provide that in order to properly submit any business to an annual meeting of stockholders, a stockholder must give timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Generally, for notice of stockholder nominations or other business to be made at an annual meeting to be timely under the By-laws, such notice must be received by the Company (i) not less than 120 days nor more than 150 days before the first anniversary date of the Company's proxy statement in connection with the last annual meeting of stockholders or
(ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the board of directors of the Company, prior to the date of the applicable annual meeting. Under the By-laws, a stockholder's notice must also contain certain information specified in the By-laws.

     The provisions described above may have the effect of delaying stockholder actions with respect to certain business combinations and the election of new members of the board of directors of the Company. As such, the provisions could have the effect of discouraging open market purchases of Common Stock because they may be considered disadvantageous by a stockholder who desires to participate in a business combination or elect a new director.

                   DESCRIPTION OF SERIES C DEPOSITARY SHARES

     Each Depositary Share represents one-tenth of a share of Series C Conversion Preferred Stock deposited under the Deposit Agreement, dated as of
              , 1994 (the "Deposit Agreement") between the Company and First Chicago Trust Company of New York, as depositary (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the PERCS represented thereby (including dividend, voting and liquidation rights), and subject, proportionately, to all of the limitations of the PERCS represented thereby contained in the Certificate of Designation for the PERCS, summarized under "Description of Capital Stock--Series C PERCS."

     The Depositary Shares are evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). The following summary of the terms and provisions of the Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by, the Deposit Agreement (which contains the form of Depositary Receipt), which is an exhibit to the Registration Statement. Copies of the Deposit Agreement are available for inspection at the Corporate Office (as defined in the Deposit Agreement) of the Depositary.

ISSUANCE OF DEPOSITARY RECEIPTS

     Immediately following the issuance of the PERCS by the Company, the Company will deposit the PERCS with the Depositary, which will then execute and deliver the Depositary Receipts to the Company. The Company will, in turn, deliver the Depositary Receipts to the Underwriters. Depositary Receipts will only be issued evidencing whole Depositary Shares.

WITHDRAWAL OF PERCS

     Upon surrender of Depositary Receipts at the principal office of the Depositary, upon payment of any unpaid amount due the Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of PERCS and all money and other property, if any, represented by such Depositary Shares. Partial shares of PERCS will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of PERCS to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of PERCS thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

CALL OR CONVERSION OF DEPOSITARY SHARES

     As described under "Description of Capital Stock--Series C PERCS--Mandatory Conversion" and "--Right to Call", the PERCS are subject to automatic conversion into shares of Common Stock on the Mandatory Conversion Date, and the right of the Company to call the PERCS, at the Company's option, for redemption. Automatic conversion of the outstanding PERCS will also occur upon certain mergers or consolidations of the Company. The Depositary Shares are subject to call or conversion upon the same terms and conditions (including as to notice to the owners of Depositary Shares and as to selection of Depositary Shares to be called if fewer than all the outstanding Depositary Shares are to be called) as the PERCS held by the Depositary using the Common Stock received by the Depositary, except that the number of shares of Common Stock received upon call or conversion of each Depositary Share will be equal to one-tenth of the number of shares of Common Stock received upon redemption or conversion of each PERCS. To the extent that Depositary Shares are redeemed for or converted into shares of Common Stock and all of such shares of Common Stock cannot be distributed to the record holders of Depositary Receipts without creating fractional interests in such shares, the Depositary may, with the consent of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such shares of Common Stock representing in the aggregate such fractional interest at such places and upon such terms as it may deem proper, and the net proceeds of any such sale shall be distributed or made available for distribution to such record holders that would otherwise have received fractional interests in such shares of Common Stock. The amount distributed in the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes or otherwise required pursuant to law, regulation or court process.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the PERCS represented by the Depositary Shares to the record holders of Depositary Receipts in proportion to the number of Depositary Shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by the Company for the PERCS. The Depositary, however, will distribute only such amount as can be distributed without attributing to any Depositary Share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of Depositary Shares owned by such holders on the relevant record date, unless the Depositary determines (after consultation with the Company) that it is not feasible to make such distribution, in which case the Depositary may (with the approval of the Company) adopt any other method for such distribution as it deems appropriate, including the sale of such property and distribution of the net proceeds from such sale to such holders.

VOTING PERCS

     Promptly upon receipt of notice of any meeting at which the holders of PERCS represented by such holders' Depositary Shares are entitled to vote or any solicitation of consents in respect of the PERCS, the Depositary will mail the information contained in such notice of meeting or consent solicitation, as the case may be, to the record holders of Depositary Receipts as of the record date for such meeting. Each such record holder of Depositary Receipts will be entitled to instruct the Depositary as to the exercise of the voting rights or the delivery of consents with respect to the number of PERCS represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote or deliver a consent with respect to the number of PERCS represented by such Depositary Shares in accordance with such instructions, and the Company intends to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting or delivering consents with respect to the PERCS to the extent it does not receive specific written instructions from the holders of Depositary Receipts.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. However, any amendment which imposes or increases any fees, taxes, or charges upon holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 30 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts. Every holder of an outstanding

Depositary Receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. No such amendment may impair the right, subject to the terms of the Deposit Agreement, of any owner of any Depositary Shares to surrender the Depositary Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder PERCS and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

     The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or converted or
(ii) there has been a final distribution in respect of the PERCS in connection with any liquidation, dissolution or winding up of the Company and such distribution has been made to all the holders of Depositary Shares. In the event the Deposit Agreement is terminated, the Company will use its best efforts to list the PERCS on the NYSE or any other national securities exchange on which the Common Stock is listed.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the PERCS and the initial issuance of the Depositary Shares, any redemption or conversion of the PERCS and all withdrawals of the PERCS by owners of Depositary Shares. Holders of Depositary Receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the Deposit Agreement to be for their accounts. In certain circumstances, the Depositary may refuse to transfer Depositary Shares, may withhold dividends and distributions and sell the Depositary Shares evidenced by such Depositary Receipt if such charges are not paid.

MISCELLANEOUS

     The Company will deliver to the Depositary all annual and quarterly reports to stockholders and other communications which the Company is required to furnish to the holders of PERCS by law, by the rules of the NYSE or by the Certificate of Incorporation or Certificate of Designation relating to the PERCS. Currently, only the rules of the NYSE require the delivery of annual and quarterly reports to stockholders. The Depositary will forward to the holders of Depositary Receipts and will make available for inspection by holders of Depositary Receipts at the principal office of the Depositary, and at such other places as it may from time to time deem advisable, any such reports and communications received from the Company.

     Neither the Depositary nor the Company assumes any obligation or will be subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than for its negligence, bad faith or willful misconduct. Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or PERCS unless satisfactory indemnity is furnished. The Company and the Depositary may rely on written advice of counsel or accountants, on information provided by holders of Depositary Receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 45 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

                       FEDERAL INCOME TAX CONSIDERATIONS

     Simpson Thacher & Bartlett (a partnership which includes professional corporations), counsel to the Company ("Counsel"), is of the opinion that the following discussion sets forth the material anticipated federal income tax consequences of the ownership and disposition of the Depositary Shares and the PERCS represented thereby. Prospective investors should note, however, that stock with terms closely comparable to those of the PERCS has not been the subject of any regulations, rulings or judicial decision. There can be no assurance that the Internal Revenue Service (the "Service") will take a similar view as to any of the tax consequences described below. No ruling has been or will be requested from the Service on any tax matters relating to the PERCS.

     This summary is based upon the provisions of the Code, the regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to an investor's decision to purchase Depositary Shares and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. In addition, the summary is limited to persons that will hold the Depositary Shares and any PERCS or Common Stock received in exchange therefor as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. ALL PROSPECTIVE PURCHASERS OF PERCS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF DEPOSITARY SHARES.

OVERVIEW

     Subject to the full discussion below, which qualifies, and should be read in conjunction with, the following overview, the principal federal income tax considerations with respect to the ownership and disposition of the PERCS are as follows:

     Dividends. Dividends paid on the PERCS out of the Company's current or accumulated earnings and profits (if any) will qualify for the 70% intercorporate dividends-received deduction, subject to the minimum holding period (generally at least 46 days) and other applicable requirements.

     Effect of Dividends on Tax Basis. While the issue is not free from doubt, original corporate holders of the PERCS should not be required to reduce their tax basis in the PERCS pursuant to Section 1059 of the Code in respect of any dividends-received deductions relating to regular quarterly dividends on the PERCS paid currently.

     Call for or Mandatory Conversion into Common Stock. Gain or loss generally will not be recognized by an owner upon a call of the PERCS solely for Common Stock or Mandatory Conversion of the PERCS solely into shares of Common Stock.

     Call Premium. While the issue is not free from doubt, owners should not be required to include in income prior to receipt any call premium which may be payable with respect to the PERCS.

DEPOSITARY SHARES

     The tax treatment for the owners of the Depositary Shares will be the same as the tax treatment for the owners of the PERCS as described below. In addition, no gain or loss will be recognized upon the withdrawal of the PERCS in exchange for Depositary Shares pursuant to the Deposit Agreement, an owner's tax basis in the withdrawn PERCS will be the same as the tax basis in the Depositary Shares surrendered therefor, and such owner's holding period for the withdrawn PERCS will include the period during which the owner held the surrendered Depositary Shares.

DIVIDENDS

     Counsel believes that dividends paid on the PERCS out of the Company' current or accumulated earnings and profits (if any) will be taxable as ordinary income and will qualify for the 70% intercorporate dividends-received deduction subject to the minimum holding period (generally at least 46 days) and other applicable requirements. Under certain circumstances, a corporate holder may be subject to the alternative minimum tax with respect to the amount of its dividends-received deduction. Dividends in excess of the Company's current and accumulated earnings and profits will be taxed first as a tax-free return of capital to the extent of the holder's basis in its PERCS, and thereafter as capital gain from the sale or exchange of the PERCS. Such gain will be long-term or short-term capital gain depending on the holder's holding period for the PERCS. The amount of the Company's earnings and profits (if any) will depend upon the Company's future actions and financial performance, and cannot presently be determined.

     Under certain circumstances, a corporation that receives an "extraordinary dividend," as defined in Section 1059(c) of the Code, is required to reduce its stock basis by the non-taxed portion of such dividend. Generally, regular quarterly dividends paid currently (i.e., dividends not accumulated beyond the dividend payment date) to an original holder of the PERCS will not constitute extraordinary dividends under Section 1059(c). In addition, under Section 1059(f), any dividend with respect to "disqualified preferred stock" is treated as an "extraordinary dividend." However, Counsel believes that the PERCS will not constitute "disqualified preferred stock", although the issue is not free from doubt.

REDEMPTION PREMIUM

     Under certain circumstances, Section 305(c) of the Code requires that the excess of the redemption price of preferred stock over its issue price be includable in income, prior to receipt, as a constructive dividend. However, Counsel believes that Section 305(c) does not currently apply to stock with terms such as those of the PERCS, although the issue is not free from doubt.

CALL FOR OR MANDATORY CONVERSION INTO COMMON STOCK

     Gain or loss will generally not be recognized by a holder upon call of the PERCS for shares of Common Stock or conversion of the PERCS into shares of Common Stock if no cash or other property is received. Income may be recognized, however, to the extent cash or Common Stock is received in payment of dividends in arrears. In addition, a holder who receives cash in lieu of a fractional share will be treated as having received such share and (i) exchanged it for cash in a transaction subject to Section 302 of the Code and related provisions if such cash is received directly from the Company, or alternatively (ii) recognized gain or loss from the sale of the fractional share if such share is disposed of by an agent appointed by the Company to sell such share on behalf of a holder. A holder who receives cash (other than any cash in lieu of a fractional share or cash in payment of dividends in arrears) or other property or both upon the call or conversion of the PERCS will not recognize loss (if any), and will recognize gain (if any), on such call or conversion, but not in excess of the sum of such cash and the value of such other property. The measure of such a holder's gain will be the excess (if any) of the sum of such cash and the value of such other property plus the value of the shares of Common Stock received over such holder's basis in the called or converted PERCS. Depending upon the facts and circumstances, any gain may be treated in whole or in part as a dividend. Any such dividend to a corporate holder may constitute (and may cause other dividends, including regular dividends, to constitute) an "extraordinary dividend" under Section 1059 of the Code.

     Generally, a holder's basis in the Common Stock received upon the call or conversion of the PERCS (other than shares, if any, taxed as a dividend upon receipt) will equal the basis of the called or converted PERCS, plus the amount of gain (if any) recognized, minus the sum of cash and the value of other property received (if any), and the holding period of such Common Stock will include the holding period of the called or converted PERCS.

ADJUSTMENT OF CONVERSION RATE

     Certain adjustments to the Common Equivalent Rate to reflect the Company's issuance of certain rights, warrants, evidences of indebtedness, securities or other assets to holders of Common Stock may result in constructive distributions taxable as dividends to the holders of the PERCS. Similarly, if instead of adjusting the Common Equivalent Rate upon such an issuance the Company elects at such time to alter the consideration receivable by the holders of the PERCS upon conversion to include the assets such holders would have been entitled to receive if conversion had occurred prior to the record date for such issuance, the alteration may result in constructive distributions taxable as dividends to the holders of the PERCS. Further, if instead of adjusting the Common Equivalent Rate upon such issuance or altering the consideration receivable by the holders of PERCS upon conversion, the Company elects to distribute assets currently to the holders of the PERCS, such distribution may be taxable as a dividend to the holders of the PERCS. Any of the actual or constructive dividends described in this paragraph may constitute (and may cause other dividends, including regular dividends, to constitute) extraordinary dividends to corporate holders (see "Dividends" above).

BACKUP WITHHOLDING

     Certain noncorporate holders may be subject to backup withholding at a rate of 31% on dividends and certain consideration received upon the call or conversion of the PERCS. Generally, backup withholding applies only when the taxpayer fails to furnish or certify a proper Taxpayer Identification Number or when the taxpayer is notified by the Service that he has failed to report payments of interest and dividends properly. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

CERTAIN UNITED STATES WITHHOLDING TAX CONSEQUENCES

     Dividends received by a nonresident alien individual, foreign corporation, foreign partnership, foreign estate or foreign trust (a "non-U.S. person") will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the conduct of a trade or business of the holder in the United States, in which case the dividends will be subject to regular U.S. federal income tax plus, in the case of a corporate holder, a possible additional "branch profits" tax. All non-U.S. persons are urged to consult their tax advisors regarding the consequences of the purchase, ownership and disposition of PERCS, including the requirements for claiming a reduction in withholding tax under an applicable income tax treaty.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof, the Underwriters named below have severally and not jointly agreed to purchase, and the Company has agreed to sell to the Underwriters, severally and not jointly, the respective number of Depositary Shares set forth opposite their names below:

                                                                                 NUMBER OF
                                                                                 DEPOSITARY
     NAME                                                                          SHARES
- -----------------------------------------------------------------------------  --------------
Morgan Stanley & Co. Incorporated............................................
Smith Barney Shearson Inc....................................................
                                                                               --------------
     Total...................................................................     300,000,000
                                                                               --------------
                                                                               --------------

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Depositary Shares are subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters are committed to take and pay for all of the Depositary Shares offered hereby (other than those covered by the over-allotment option) if any are taken.

     The Underwriters propose to offer part of the Depositary Shares directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price which represents a concession not in excess
of $            per Depositary Share. The Underwriters may allow, and such
dealers may reallow, a concession not in excess of $            per Depositary
Share to Underwriters or to certain other dealers.

     The Company has granted to the Underwriters an option, exercisable for 30
days from the date of this Prospectus, to purchase up to             additional
Depositary Shares at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The Underwriters may exercise such option to purchase additional Depositary Shares solely for the purpose of covering over-allotments, if any, incurred in the sale of the Depositary Shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Depositary Shares as the number set forth next to such Underwriter's name in the preceding table bears to 300,000,000.

     The Company has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for Common Stock for a period of 180 days after the date of this Prospectus, subject to certain exceptions. Certain limited partnerships of which KKR Associates, an affiliate of KKR, is the sole general partner, shall agree that, subject to certain exceptions, without the prior written consent of Morgan Stanley & Co. Incorporated, they will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for Common Stock for a period of 180 days after the date of this Prospectus.

     The Company and the Underwriters have agreed to indemnity each other against certain liabilities, including liabilities under the Securities Act of 1933.

     From time to time certain Underwriters and their affiliates have rendered investment banking and other advisory services to the Company.

                                 LEGAL MATTERS

     The validity of the Depositary Shares, the PERCS and the Common Stock offered hereby will be passed upon for the Company by Jo-Ann Ford, Vice President and Assistant General Counsel of the Company, and will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York. Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, counsel to the Company, will pass upon certain material anticipated federal income tax consequences of the purchase, ownership and disposition of the Depositary Shares and the PERCS and certain legal matters with respect to the liquidation preference of the PERCS. Ms. Ford owns and has options to purchase shares of Common Stock which represent less than 0.1% of the currently outstanding shares of Common Stock. A member of Simpson Thacher & Bartlett owns shares of Common Stock which represent less than 0.1% of the currently outstanding shares of Common Stock. Davis Polk & Wardwell has in the past provided, and continues to provide, legal services to the Company and its affiliates.

                                    EXPERTS

     The consolidated financial statements of the Company and RJRN as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 included and incorporated by reference herein in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated by reference herein in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange certain of the Company's securities are listed.

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                    --------------
Report of Deloitte & Touche, Independent Auditors.................................................             F-1
  Summary of Significant Accounting Policies......................................................             F-2
  Consolidated Statements of Income and Retained Earnings--Years Ended December 31, 1993, 1992 and
1991..............................................................................................             F-3
  Consolidated Statements of Cash Flows--Years Ended December 31, 1993,
     1992 and 1991................................................................................             F-4
  Consolidated Balance Sheets--December 31, 1993 and 1992.........................................             F-5
  Notes to Consolidated Financial Statements......................................................        F-6-F-32

               REPORT OF DELOITTE & TOUCHE, INDEPENDENT AUDITORS

RJR Nabisco Holdings Corp.:
RJR Nabisco, Inc.:

     We have audited the accompanying consolidated balance sheets of RJR Nabisco Holdings Corp. ("Holdings") and RJR Nabisco, Inc. ("RJRN") as of December 31, 1993 and 1992, and the related consolidated statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Holdings and RJRN at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE

New York, New York
February 1, 1994 (except with respect
to the subsequent event discussed in
Note 17, as to which the date is
February 24, 1994)

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
                       CONSOLIDATED FINANCIAL STATEMENTS


     The Summary of Significant Accounting Policies below and the notes to consolidated financial statements on pages F-6 through F-32 are integral parts of the accompanying consolidated financial statements of RJR Nabisco Holdings Corp. ("Holdings") and RJR Nabisco, Inc. ("RJRN" and, collectively with Holdings, the "Registrants") (the "Consolidated Financial Statements").


                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This Summary of Significant Accounting Policies is presented to assist in understanding the Consolidated Financial Statements included in this report. These policies conform to generally accepted accounting principles.

  Consolidation

     Consolidated Financial Statements include the accounts of each Registrant and its subsidiaries.

  Cash Equivalents

     Cash equivalents include all short-term, highly liquid investments that are readily convertible to known amounts of cash and so near maturity that they present an insignificant risk of changes in value because of changes in interest rates.

  Inventories

     Inventories are stated at the lower of cost or market. Various methods are used for determining cost. The cost of U.S. tobacco inventories is determined principally under the LIFO method. The cost of remaining inventories is determined under the FIFO, specific lot and weighted average methods. In accordance with recognized trade practice, stocks of tobacco, which must be cured for more than one year, are classified as current assets.

  Depreciation

     Property, plant and equipment are depreciated principally by the straight-line method.

  Trademarks and Goodwill

     Values assigned to trademarks are based on appraisal reports and are amortized on the straight-line method over a 40 year period. Goodwill is also amortized on the straight-line method over a 40 year period.

  Other Income (Expense), Net

     Interest income, gains and losses on foreign currency transactions and other financial items are included in "Other income (expense), net".

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), Accounting for Income Taxes, and are calculated for each Registrant on a separate return basis.

  Postretirement Benefits Other Than Pensions


     Postretirement benefits other than pensions are accounted for under the provisions of Statement of Financial Accounting Standards No. 106 ("SFAS No. 106"), Employers' Accounting for Postretirement Benefits Other Than Pensions.


  Postemployment Preretirement Benefits

     Postemployment preretirement benefits are accounted for under the provisions of Statement of Financial Accounting Standards No. 112 ("SFAS No. 112"), Employers' Accounting for Postemployment Benefits.

  Excise Taxes

     Excise taxes are excluded from "Net sales" and "Cost of products sold".

  Reclassifications and Restatements

     Certain reclassifications have been made to prior years' amounts to conform to the 1993 presentation.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                         YEAR ENDED               YEAR ENDED              YEAR ENDED
                                                        DECEMBER 31,             DECEMBER 31,            DECEMBER 31,
                                                            1993                     1992                    1991
                                                   -----------------------  -----------------------  ---------------------
                                                     HOLDINGS      RJRN       HOLDINGS      RJRN      HOLDINGS     RJRN
                                                   ------------  ---------  ------------  ---------  ----------  ---------
NET SALES (NOTE 1)...............................  $     15,104  $  15,104  $     15,734  $  15,734  $   14,989  $  14,989
                                                   ------------  ---------  ------------  ---------  ----------  ---------
Costs and expenses (Note 1):
  Cost of products sold..........................         6,640      6,640         6,326      6,326       6,088      6,088
  Selling, advertising, administrative and
    general expenses.............................         5,731      5,723         5,788      5,776       5,358      5,345
  Amortization of trademarks and goodwill........           625        625           616        616         609        609
  Restructuring expense..........................           730        730           106        106          --         --
                                                   ------------  ---------  ------------  ---------  ----------  ---------
       OPERATING INCOME..........................         1,378      1,386         2,898      2,910       2,934      2,947
Interest expense (Notes 8 and 10)................        (1,190)    (1,167)       (1,429)    (1,340)     (2,113)    (2,030)
Amortization of debt issuance costs..............           (19)       (19)          (20)       (19)       (104)      (110)
Other income (expense), net (Note 1).............           (58)       (88)            7        (75)        (69)      (157)
                                                   ------------  ---------  ------------  ---------  ----------  ---------
       Income before income taxes................           111        112         1,456      1,476         648        650
Provision for income taxes (Note 3)..............           114        116           680        693         280        301
                                                   ------------  ---------  ------------  ---------  ----------  ---------
       INCOME (LOSS) BEFORE EXTRAORDINARY ITEM...            (3)        (4)          776        783         368        349
Extraordinary item--loss on early extinguishments
  of debt, net of income taxes (Note 4)..........          (142)      (135)         (477)      (464)         --         --
                                                   ------------  ---------  ------------  ---------  ----------  ---------
       NET INCOME (LOSS).........................          (145)      (139)          299        319         368        349
Less preferred stock dividends...................            68         --            31         --         173         --
                                                   ------------  ---------  ------------  ---------  ----------  ---------
       Net income (loss) applicable to common
           stock.................................          (213)      (139)          268        319         195        349
Retained earnings (accumulated deficit) at
  beginning of period............................          (738)      (320)       (1,037)      (639)     (1,405)      (988)
Add preferred stock dividends charged to paid-in
  capital........................................            68         --            31         --         173         --
                                                   ------------  ---------  ------------  ---------  ----------  ---------
RETAINED EARNINGS (ACCUMULATED DEFICIT) AT END OF
  PERIOD (NOTE 13)...............................  $       (883) $    (459) $       (738) $    (320) $   (1,037) $    (639)
                                                   ------------  ---------  ------------  ---------  ----------  ---------
                                                   ------------  ---------  ------------  ---------  ----------  ---------
Net income (loss) per common and common
  equivalent share:
  Income (loss) before extraordinary item........  $       (.05)        --  $       0.55         --  $     0.22         --
  Extraordinary item.............................          (.10)        --         (0.35)        --          --         --
                                                   ------------  ---------  ------------  ---------  ----------  ---------
       Net income (loss).........................  $       (.15)        --  $       0.20         --  $     0.22         --
                                                   ------------  ---------  ------------  ---------  ----------  ---------
                                                   ------------  ---------  ------------  ---------  ----------  ---------
Dividends per share of Series A Preferred Stock
  (Note 12)......................................  $       3.34         --  $       3.34         --  $     0.49         --
Average number of common and common equivalent
  shares outstanding (in thousands)(Note 2)......   1,349,196           --   1,363,549           --   887,622           --
                                                   ------------  ---------  ------------  ---------  ----------  ---------
                                                   ------------  ---------  ------------  ---------  ----------  ---------

                See Notes to Consolidated Financial Statements.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

                                                          YEAR ENDED            YEAR ENDED            YEAR ENDED
                                                         DECEMBER 31,          DECEMBER 31,          DECEMBER 31,
                                                             1993                  1992                  1991
                                                     --------------------  --------------------  --------------------
                                                     HOLDINGS     RJRN     HOLDINGS     RJRN     HOLDINGS     RJRN
                                                     ---------  ---------  ---------  ---------  ---------  ---------
NET CASH FLOWS FROM OPERATING ACTIVITIES (NOTE 5)..  $   1,769  $   1,604  $   2,307  $   2,455  $   1,971  $   1,981
                                                     ---------  ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
  Capital expenditures.............................       (615)      (615)      (519)      (519)      (459)      (459)
  Proceeds from dispositions of businesses.........        450        450         --         --         98         98
  Acquisition of businesses........................       (128)      (128)      (385)      (385)        --         --
  Other, net.......................................         32         32         11         11         20         20
                                                     ---------  ---------  ---------  ---------  ---------  ---------
    Net cash flows from (used in) investing
      activities...................................       (261)      (261)      (893)      (893)      (341)      (341)
                                                     ---------  ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt.........     25,747     25,747     19,179     19,179      7,079      7,079
  Repayments of long-term debt.....................    (28,031)   (27,483)   (20,622)   (20,371)   (11,597)   (11,597)
  Increase (decrease) in notes payable.............        (24)       (24)       (25)       (25)        46         46
  Proceeds from issuance of common stock and
    exercise of warrants...........................          9         --          1         --      1,300         --
  Proceeds from issuance of Series A Preferred
    Stock..........................................         --         --         --         --      2,126         --
  Proceeds from issuance of Series B Preferred
    Stock..........................................      1,250         --         --         --         --         --
  Financing and advisory fees paid.................        (48)        (9)       (35)       (33)      (227)       (81)
  Capital contributions from/issuance of common
    stock to parent................................         --      1,214         --         --         --      3,454
  Dividends paid to parent.........................         --        (48)        --       (278)        --         --
  Preferred stock dividends paid...................       (241)        --       (214)        --       (205)        --
  Repurchase of Preferred Stock....................       (105)        --         --         --         --         --
  Repurchases and cancellations of common stock,
    stock options and warrants.....................         (1)        --        (89)        --         (4)        --
  Other, net--including intercompany transfers.....         62       (621)        62       (363)       (12)      (191)
                                                     ---------  ---------  ---------  ---------  ---------  ---------
    Net cash flows from (used in) financing
      activities...................................     (1,382)    (1,224)    (1,743)    (1,891)    (1,494)    (1,290)
                                                     ---------  ---------  ---------  ---------  ---------  ---------
Effect of exchange rate changes on cash and cash
      equivalents..................................        (10)       (10)        (6)        (6)       (25)       (25)
                                                     ---------  ---------  ---------  ---------  ---------  ---------
    Net change in cash and cash equivalents........        116        109       (335)      (335)       111        325
Cash and cash equivalents at beginning of period...         99         96        434        431        323        106
                                                     ---------  ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of period.........  $     215  $     205  $      99  $      96  $     434  $     431
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------

                See Notes to Consolidated Financial Statements.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN MILLIONS)

                                                                                 DECEMBER 31,          DECEMBER 31,
                                                                                     1993                  1992
                                                                             --------------------  --------------------
                                                                             HOLDINGS     RJRN     HOLDINGS     RJRN
                                                                             ---------  ---------  ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents (Note 5).......................................  $     215  $     205  $      99  $      96
  Accounts and notes receivable, net (Notes 1 and 5).......................        856        847      1,356      1,333
  Inventories (Note 6).....................................................      2,700      2,700      2,776      2,776
  Prepaid expenses and excise taxes........................................        374        374        345        345
                                                                             ---------  ---------  ---------  ---------
       TOTAL CURRENT ASSETS................................................      4,145      4,126      4,576      4,550
                                                                             ---------  ---------  ---------  ---------
Property, plant and equipment--at cost.....................................      7,166      7,166      6,515      6,515
Less accumulated depreciation..............................................     (1,998)    (1,998)    (1,657)    (1,657)
                                                                             ---------  ---------  ---------  ---------
  Net property, plant and equipment (Note 7)...............................      5,168      5,168      4,858      4,858
                                                                             ---------  ---------  ---------  ---------
Trademarks, net of accumulated amortization of $1,223 and $972,
  respectively.............................................................      8,727      8,727      8,959      8,959
Goodwill, net of accumulated amortization of $1,767 and $1,395,
  respectively.............................................................     12,851     12,851     13,062     13,062
Other assets and deferred charges..........................................        404        400        586        581
                                                                             ---------  ---------  ---------  ---------
                                                                             $  31,295  $  31,272  $  32,041  $  32,010
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable (Note 8)...................................................  $     301  $     301  $     298  $     298
  Accounts payable.........................................................        515        515        401        401
  Accrued liabilities (Note 9).............................................      2,751      2,705      2,468      2,425
  Current maturities of long-term debt (Note 10)...........................        142        142        379        351
  Income taxes accrued (Note 3)............................................        234        234        300        300
                                                                             ---------  ---------  ---------  ---------
       TOTAL CURRENT LIABILITIES...........................................      3,943      3,897      3,846      3,775
                                                                             ---------  ---------  ---------  ---------
Long-term debt (less current maturities) (Note 10).........................     12,005     12,005     13,541     13,054
Other noncurrent liabilities...............................................      2,503      2,353      2,203      2,859
Deferred income taxes (Note 3).............................................      3,774      3,701      4,075      3,978
Commitments and contingencies (Note 11)....................................
Stockholders' equity (Notes 12, 13 and 17):
  Redeemable convertible preferred stock--4,032,968 shares issued and
    outstanding at December 31, 1992.......................................         --         --        101         --
  ESOP convertible preferred stock--15,573,973 and 15,625,000 shares issued
     and outstanding at December 31, 1993 and 1992, respectively...........        249         --        250         --
  Series A convertible preferred stock--52,500,000 shares issued and
    outstanding at December 31, 1993 and 1992..............................          2         --          2         --
  Series B preferred stock--50,000 shares issued and outstanding at
    December 31, 1993......................................................      1,250         --         --         --
  Common stock--1,138,011,292 and 1,134,648,542 shares issued and
     outstanding at December 31, 1993 and 1992, respectively...............         11         --         11         --
  Paid-in capital..........................................................      8,778      9,877      9,048      8,711
  Cumulative translation adjustments.......................................       (102)      (102)       (47)       (47)
  Retained earnings (accumulated deficit)..................................       (883)      (459)      (738)      (320)
  Receivable from ESOP.....................................................       (211)        --       (227)        --
  Loans receivable from employees..........................................        (18)        --        (24)        --
  Unamortized value of restricted stock....................................         (6)        --         --         --
                                                                             ---------  ---------  ---------  ---------
       TOTAL STOCKHOLDERS' EQUITY..........................................      9,070      9,316      8,376      8,344
                                                                             ---------  ---------  ---------  ---------
                                                                             $  31,295  $  31,272  $  32,041  $  32,010
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

                See Notes to Consolidated Financial Statements.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--OPERATIONS

     Net sales and cost of products sold exclude excise taxes of $3.757 billion, $3.560 billion and $3.715 billion for 1993, 1992 and 1991, respectively.


     Operating income in the fourth quarter of 1993 was reduced by a $730 million restructuring expense for a program initiated at the domestic tobacco operations ($355 million), the international tobacco operations ($189 million), the food operations ($153 million) and Headquarters ($33 million). Such restructuring program was undertaken in response to a changing consumer product business environment and is expected to streamline operations and improve profitability. Implementation of the program, although begun in the latter part of 1993, will primarily occur in 1994. Approximately 75% of the restructuring program will require cash outlays which will occur primarily in 1994 and early 1995. As an offset to the cash outlays, Holdings expects annual after-tax cash savings of approximately $250 million.



     The cost of providing severance pay and benefits for the reduction of approximately 6,000 employees throughout the domestic and international food and tobacco businesses is approximately $400 million of the charge and is primarily a cash expense. The workforce reduction was undertaken in order to establish fundamental changes to the cost structure of the domestic tobacco business in the face of acute competitive activity in that business and to take advantage of cost savings opportunities in other businesses through process efficiency improvements. Legislation enacted during the third quarter of 1993 stipulates that, effective January 1, 1994, financial penalties will be assessed against manufacturers if cigarettes produced in the United States do not contain at least 75% (by weight) of domestically grown flue cured and burly tobaccos. As a result, the domestic and international tobacco businesses accrued approximately $70 million of related restructuring charges resulting from a reassessment of raw material sourcing and production arrangements. In addition, a shift in pricing strategy designed to gain share of market by RJRT's largest competitor has resulted in a redeployment of spending and changes in sales and distribution strategies resulting in a restructuring charge of approximately $80 million primarily related to contract termination costs. Abandonment of leases related to the above changes in the businesses results in approximately $60 million of restructuring charges. The remainder of the charge, approximately $120 million, represents non-cash costs to rationalize and close manufacturing and sales facilities in both the tobacco and food businesses to facilitate cost improvements.



     During the fourth quarter of 1992, operating income was reduced by a net charge of $8 million as a result of a $106 million restructuring expense recorded at the tobacco operations ($43 million) and the food operations ($63 million), partially offset by a $98 million gain recognized from the sale of Holdings' ready-to-eat cold cereal business for $456 million in cash, prior to post-closing adjustments. The restructuring expense was incurred in connection with a restructuring plan at the tobacco operations, the purpose of which was to improve productivity by realigning operations in the sales, manufacturing, research and development, and administrative areas and a restructuring plan at the food operations, the purpose of which was to reduce costs and improve productivity by realigning sales operations and implementing a previously announced voluntary separation program. The receivable established at December 31, 1992 for the sale of the ready-to-eat cold cereal business was collected on January 4, 1993, except for certain escrow amounts which were subsequently collected.


     During the fourth quarter of 1991, net income was reduced by $28 million of net charges included in "Other income (expense), net" as a result of the write-off of $109 million of unamortized debt issuance costs and the recognition of $144 million of unrealized losses from interest rate hedges related

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--OPERATIONS--(CONTINUED)
to the refinancing of the bank credit agreement of RJR Nabisco Capital Corp. ("Capital") dated as of January 31, 1989 (as amended, the "1989 Credit Agreement") and the repayment of the $2.25 billion bank credit facility (as amended, the "1990 Credit Agreement"), partially offset by a $225 million credit for a change in estimated postretirement health care liabilities.

NOTE 2--EARNINGS PER SHARE

     Earnings per share is based on the weighted average number of shares of common stock and Series A Depositary Shares (hereinafter defined) outstanding during the period and common stock assumed to be outstanding to reflect the effect of dilutive warrants and options. Holdings' other potentially dilutive securities are not included in the earnings per share calculation because the effect of excluding interest and dividends on such securities for the period would exceed the earnings allocable to the common stock into which such securities would be converted. Accordingly, Holdings' earnings per share and fully diluted earnings per share are the same.

NOTE 3--INCOME TAXES

     The provision for income taxes consisted of the following:


                                                            YEAR ENDED                YEAR ENDED                YEAR ENDED
                                                           DECEMBER 31,              DECEMBER 31,              DECEMBER 31,
                                                               1993                      1992                      1991
                                                     ------------------------  ------------------------  ------------------------
                                                      HOLDINGS       RJRN       HOLDINGS       RJRN       HOLDINGS       RJRN
                                                     -----------  -----------  -----------  -----------  -----------  -----------
Current:
  Federal..........................................   $     295    $     366    $     165    $     115    $      53    $      20
  Foreign and other................................         169          169          216          216          206          202
                                                     -----------  -----------  -----------  -----------  -----------  -----------
                                                            464          535          381          331          259          222
                                                     -----------  -----------  -----------  -----------  -----------  -----------
Deferred:
  Federal..........................................        (298)        (367)         300          363           17           75
  Foreign and other................................         (52)         (52)          (1)          (1)           4            4
                                                     -----------  -----------  -----------  -----------  -----------  -----------
                                                           (350)        (419)         299          362           21           79
                                                     -----------  -----------  -----------  -----------  -----------  -----------
Provision for income taxes.........................   $     114    $     116    $     680    $     693    $     280    $     301
                                                     -----------  -----------  -----------  -----------  -----------  -----------
                                                     -----------  -----------  -----------  -----------  -----------  -----------

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--INCOME TAXES--(CONTINUED)

     The components of the deferred income tax liability disclosed on the Consolidated Balance Sheet at December 31, 1993 included the following:

                                                                                       DECEMBER 31, 1993
                                                                                     ----------------------
                                                                                      HOLDINGS      RJRN
                                                                                     -----------  ---------
Deferred tax assets:
  Pension liabilities..............................................................   $    (123)  $    (123)
  Other postretirement liabilities.................................................        (342)       (342)
  Restructure and other accrued liabilities........................................        (325)       (325)
                                                                                     -----------  ---------
          Total deferred tax assets................................................        (790)       (790)
                                                                                     -----------  ---------
Deferred tax liabilities:
  Property and equipment...........................................................       1,154       1,154
  Trademarks.......................................................................       2,913       2,913
  Other............................................................................         465         392
                                                                                     -----------  ---------
          Total deferred tax liabilities...........................................       4,532       4,459
                                                                                     -----------  ---------
             Net deferred tax liabilities before valuation allowance...............       3,742       3,669
  Valuation allowance..............................................................          32          32
                                                                                     -----------  ---------
  Net deferred income taxes........................................................   $   3,774   $   3,701
                                                                                     -----------  ---------
                                                                                     -----------  ---------

     Pre-tax income (loss) before extraordinary item for domestic and foreign operations is shown in the following table:

                                                           YEAR ENDED              YEAR ENDED              YEAR ENDED
                                                          DECEMBER 31,            DECEMBER 31,            DECEMBER 31,
                                                              1993                    1992                    1991
                                                     ----------------------  ----------------------  ----------------------
                                                      HOLDINGS      RJRN      HOLDINGS      RJRN      HOLDINGS      RJRN
                                                     -----------  ---------  -----------  ---------  -----------  ---------
Domestic (includes U.S. exports)...................   $    (169)  $    (168)  $   1,052   $   1,072   $     285   $     287
Foreign............................................         280         280         404         404         363         363
                                                     -----------  ---------  -----------  ---------  -----------  ---------
Pre-tax income.....................................   $     111   $     112   $   1,456   $   1,476   $     648   $     650
                                                     -----------  ---------  -----------  ---------  -----------  ---------
                                                     -----------  ---------  -----------  ---------  -----------  ---------

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--INCOME TAXES--(CONTINUED)

     The differences between the provision for income taxes and income taxes computed at statutory U.S. federal income tax rates are explained as follows:

                                             YEAR ENDED              YEAR ENDED              YEAR ENDED
                                            DECEMBER 31,            DECEMBER 31,            DECEMBER 31,
                                                1993                    1992                    1991
                                       ----------------------  ----------------------  ----------------------
                                        HOLDINGS      RJRN      HOLDINGS      RJRN      HOLDINGS      RJRN
                                       -----------  ---------  -----------  ---------  -----------  ---------
Income taxes computed at statutory
  U.S. federal income tax rates......   $      39   $      39   $     495   $     502   $     220   $     221
State taxes, net of federal ben-
  efit...............................          23          23          54          54          60          57
Goodwill amortization................         125         125         122         122         121         121
March 1991 Exchange Offer............          --          --          --          --        (104)       (104)
Asset sale...........................          --          --          33          33          --          --
Federal rate change impact on
deferred income taxes................          86          86          --          --          --          --
Change in estimate of the basis of
  certain deferred tax amounts.......        (108)       (108)         --          --          --          --
Taxes on foreign operations at rates
  different than statutory U.S.
federal rate.........................         (14)        (14)         15          15           7           7
FSC income exclusion.................         (14)        (14)        (10)        (10)         (5)         (5)
Other items, net.....................         (23)        (21)        (29)        (23)        (19)          4
                                       -----------  ---------  -----------  ---------  -----------  ---------
Provision for income taxes...........   $     114   $     116   $     680   $     693   $     280   $     301
                                       -----------  ---------  -----------  ---------  -----------  ---------
                                       -----------  ---------  -----------  ---------  -----------  ---------
Effective tax rate...................       102.7%      103.8%       46.7%       47.0%       43.2%       46.3%
                                       -----------  ---------  -----------  ---------  -----------  ---------
                                       -----------  ---------  -----------  ---------  -----------  ---------

     At December 31, 1993, there was $1.242 billion of accumulated and undistributed income of foreign subsidiaries. These earnings are intended by management to be reinvested abroad indefinitely. Accordingly, no applicable U.S. federal deferred income taxes or foreign withholding taxes have been provided nor is a determination of the amount of unrecognized U.S. federal deferred income taxes practicable.


     At December 31, 1993, Holdings had cumulative minimum tax credit carryforwards for U.S. federal tax purposes of $64 million.



     Effective January 1, 1993, Holdings and RJRN adopted SFAS No. 109. SFAS No. 109 superseded Statement of Financial Accounting Standards No. 96, the method of accounting for income taxes previously followed by the Registrants. The adoption of SFAS No. 109 did not have a material impact on the financial statements of either Holdings or RJRN.


     Holdings' provision for income taxes for 1993 was increased by $96 million as a result of the enactment of certain federal tax legislation during the third quarter of 1993 which increased federal corporate income tax rates to 35% from 34%, retroactively to January 1, 1993. The components of this

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--INCOME TAXES--(CONTINUED)
increase to Holdings' provision for income taxes included an $86 million non-cash charge resulting primarily from the remeasurement of the balance of deferred federal income taxes at the date of enactment of the new federal tax legislation for the change in the income tax rates, and a $10 million charge resulting from the increase in current federal income taxes accrued for the change in the income tax rates and other effects of the new tax legislation. Also during 1993, Holdings' provision for income taxes was decreased by a $108 million credit resulting from a remeasurement of the balance of deferred income taxes for a change in estimate of the basis of certain deferred tax amounts relating primarily to international operations.


During 1993, $101 million of previously recognized deferred income tax benefits for operating loss carryforwards ($36 million), minimum tax credit carryforwards ($44 million) and other carryforward items ($21 million) were realized for U.S. federal tax purposes.


NOTE 4--EXTRAORDINARY ITEM

     The extinguishments of debt of Holdings and RJRN resulted in the following extraordinary losses:

                                                                                 YEAR ENDED              YEAR ENDED
                                                                                DECEMBER 31,            DECEMBER 31,
                                                                                    1993                    1992
                                                                           ----------------------  ----------------------
                                                                            HOLDINGS      RJRN      HOLDINGS      RJRN
                                                                           -----------  ---------  -----------  ---------
Cash paid in excess of net carrying amount (book value) of debentures
  extinguished...........................................................   $    (206)  $    (196)  $    (636)  $    (616)
Write-off of debt issuance costs.........................................         (12)        (12)        (40)        (40)
                                                                           -----------  ---------  -----------  ---------
Extraordinary item--loss on early extinguishments of debt before income
  taxes..................................................................        (218)       (208)       (676)       (656)
Benefit for income taxes.................................................          76          73         199         192
                                                                           -----------  ---------  -----------  ---------
Extraordinary item--loss on early extinguishments of debt, net of income
  taxes..................................................................   $    (142)  $    (135)  $    (477)  $    (464)
                                                                           -----------  ---------  -----------  ---------
                                                                           -----------  ---------  -----------  ---------

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--SUPPLEMENTAL CASH FLOWS INFORMATION

     A reconciliation of net income (loss) to net cash flows from operating activities follows:

                                                          YEAR ENDED              YEAR ENDED              YEAR ENDED
                                                         DECEMBER 31,            DECEMBER 31,            DECEMBER 31,
                                                             1993                    1992                    1991
                                                    ----------------------  ----------------------  ----------------------
                                                     HOLDINGS      RJRN      HOLDINGS      RJRN      HOLDINGS      RJRN
                                                    -----------  ---------  -----------  ---------  -----------  ---------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
  Net income (loss)...............................   $    (145)  $    (139)  $     299   $     319   $     368   $     349
                                                    -----------  ---------  -----------  ---------  -----------  ---------
  Adjustments to reconcile net income (loss) to
     net cash flows from operating activities:
     Depreciation of property, plant and
     equipment....................................         448         448         455         455         441         441
     Amortization (principally intangibles).......         701         701         691         691         683         683
     Deferred income tax provision (benefit)......        (350)       (419)        299         362          21          79
     Non-cash interest expense....................         276         254         434         356         787         703
     Amortization of debt issuance costs..........          19          19          20          19         104         110
     Extraordinary item--loss on early
       extinguishments of debt....................         218         208         676         656          --          --
     Gain on sale of ready-to-eat cold cereal
       business...................................          --          --         (98)        (98)         --          --
     (Increase) decrease in accounts and notes
       receivable.................................          75          84        (180)       (180)       (161)       (139)
     (Increase) decrease in inventories...........          80          80        (102)       (102)        (23)        (23)
     (Increase) decrease in prepaid expenses and
       excise taxes...............................         (37)        (37)        (53)        (53)          5           5
     (Increase) decrease in other assets and
       deferred charges...........................          (4)         43        (186)       (185)         54          57
     Increase (decrease) in accounts payable and
       accrued liabilities........................         308         312          70          84        (279)       (290)
     Increase (decrease) in income taxes
       accrued....................................         (53)         54          38         128         (90)       (125)
     Increase (decrease) in other noncurrent
       liabilities................................         215          24        (110)        (96)         10          15
     Other, net...................................          18         (28)         54          99          51         116
                                                    -----------  ---------  -----------  ---------  -----------  ---------
          Total adjustments.......................       1,914       1,743       2,008       2,136       1,603       1,632
                                                    -----------  ---------  -----------  ---------  -----------  ---------
     Net cash flows from operating activities.....   $   1,769   $   1,604   $   2,307   $   2,455   $   1,971   $   1,981
                                                    -----------  ---------  -----------  ---------  -----------  ---------
                                                    -----------  ---------  -----------  ---------  -----------  ---------

     Cash payments for income taxes and interest were as follows:

                                                             YEAR ENDED               YEAR ENDED              YEAR ENDED
                                                            DECEMBER 31,             DECEMBER 31,            DECEMBER 31,
                                                                1993                     1992                    1991
                                                      ------------------------  ----------------------  ----------------------
                                                       HOLDINGS       RJRN       HOLDINGS      RJRN      HOLDINGS      RJRN
                                                      -----------  -----------  -----------  ---------  -----------  ---------
Income taxes paid, net of refunds...................   $     408    $     408    $     116   $     116   $     368   $     368
Interest paid.......................................   $     912    $     912    $   1,102   $   1,102   $   1,397   $   1,397

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--SUPPLEMENTAL CASH FLOWS INFORMATION--(CONTINUED)

     Cash equivalents at December 31, 1993 and 1992, valued at cost (which approximates market value), totaled $215 million and $99 million, respectively, and consisted principally of domestic and Eurodollar time deposits and certificates of deposit.

     At December 31, 1993 and 1992, cash of $62 million and $63 million, respectively, was held in escrow as collateral for letters of credit issued in connection with certain foreign currency debt.

     On February 7, 1990, RJRN entered into an arrangement in which it agreed to sell for cash substantially all of its domestic trade accounts receivable generated during a five-year period to a financial institution. Pursuant to amendments entered into in 1992, the length of the receivable program was extended an additional year. The accounts receivable have been and will continue to be sold with limited recourse at purchase prices reflecting the rate applicable to the cost to the financial institution of funding its purchases of accounts receivable and certain administrative costs. During 1993, 1992 and 1991, total proceeds of approximately $8.2 billion, $8.5 billion and $8.7 billion, respectively, were received by RJRN in connection with this arrangement. At December 31, 1993 and 1992, the accounts receivable balance has been reduced by approximately $437 million and $352 million, respectively, due to the receivables sold.

     For information regarding certain non-cash financing activities, see Notes 10 and 12 to the Consolidated Financial Statements.

NOTE 6--INVENTORIES

     The major classes of inventory are shown in the table below:


                                                                          DECEMBER 31,   DECEMBER 31,
                                                                              1993           1992
                                                                          -------------  -------------
Finished products.......................................................    $     771      $     730
Leaf tobacco............................................................        1,458          1,501
Raw materials...........................................................          208            222
Other...................................................................          263            323
                                                                          -------------  -------------
                                                                            $   2,700      $   2,776
                                                                          -------------  -------------
                                                                          -------------  -------------

     At December 31, 1993 and 1992, approximately $1.4 billion of inventory was valued under the LIFO method. The current cost of LIFO inventories at December 31, 1993 and 1992 was greater than the amount at which these inventories were carried on the Consolidated Balance Sheets by $284 million and $277 million, respectively.

     For the years ended December 31, 1993, 1992 and 1991, net income was increased by $6 million, $4 million, and $9 million, respectively, as a result of LIFO inventory liquidations. The LIFO liquidations resulted from programs to reduce leaf durations consistent with forecasts of future operating requirements.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7--PROPERTY, PLANT AND EQUIPMENT

     Components of property, plant and equipment were as follows:


                                                                          DECEMBER 31,   DECEMBER 31,
                                                                              1993           1992
                                                                          -------------  -------------
Land and land improvements..............................................   $       308    $       277
Buildings and leasehold improvements....................................         1,771          1,682
Machinery and equipment.................................................         4,624          4,086
Construction-in-process.................................................           463            470
                                                                          -------------  -------------
                                                                                 7,166          6,515
Less accumulated depreciation...........................................        (1,998)        (1,657)
                                                                          -------------  -------------
     Net property, plant and equipment..................................   $     5,168    $     4,858
                                                                          -------------  -------------
                                                                          -------------  -------------

NOTE 8--NOTES PAYABLE

     Notes payable consisted of the following:


                                                                           DECEMBER 31,     DECEMBER 31,
                                                                               1993             1992
                                                                          ---------------  ---------------
Notes payable to foreign banks..........................................     $     301        $     280
Foreign commercial paper................................................            --               18
                                                                                ------           ------
                                                                             $     301        $     298
                                                                                ------           ------
                                                                                ------           ------

NOTE 9--ACCRUED LIABILITIES

     Accrued liabilities consisted of the following:


                                                                          DECEMBER 31,   DECEMBER 31,
                                                                              1993           1992
                                                                          -------------  -------------
Marketing and advertising...............................................    $     643      $     645
Payroll and employee benefits...........................................          325            291
Excise taxes............................................................          226            322
Accrued interest........................................................          260            236
Restructuring...........................................................          377            124
Other...................................................................          920            850
                                                                          -------------  -------------
                                                                            $   2,751      $   2,468
                                                                          -------------  -------------
                                                                          -------------  -------------

NOTE 10--LONG-TERM DEBT AND INTEREST EXPENSE

     Interest expense consisted of the following:


                                                                 YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                    1993           1992           1991
                                                                -------------  -------------  -------------
Cash interest.................................................    $     914      $     995      $   1,326
Non-cash interest.............................................          276            434            787
                                                                -------------  -------------  -------------
                                                                  $   1,190      $   1,429      $   2,113
                                                                -------------  -------------  -------------
                                                                -------------  -------------  -------------

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10--LONG-TERM DEBT AND INTEREST EXPENSE--(CONTINUED)

     Long-term debt consisted of the following:

                                                                          DECEMBER 31, 1993        DECEMBER 31, 1992
                                                                       ------------------------  ----------------------
                                                                           DUE          DUE          DUE         DUE
                                                                         WITHIN        AFTER       WITHIN       AFTER
                                                                        ONE YEAR    ONE YEAR(1)   ONE YEAR    ONE YEAR
                                                                       -----------  -----------  -----------  ---------
RJRN Debt:
  7 3/8-9 3/8% Debentures with annual sinking fund payments through
     2017 (net of $160 million and $162 million of such debentures held by RJRN on December 31, 1993 and 1992, respectively, for future sinking fund requirements, and $137 million of such
     debentures held by Holdings on December 31, 1992)...............   $      --    $   1,464    $     216   $   1,572
  5.09-10.5% Notes, due 1995 through 2013............................          --        6,631          100       4,655
  5.375-10%, Foreign Currency Debt, due 1994 to 2001.................         123          472           --         605
  1991 Credit Agreement, variable interest (varies with prime rate and LIBOR--weighted average interest rate of 3.94% at December
     31, 1993), due December 31, 1996(2).............................          --          328           --       2,831
  Commercial paper(3)................................................          --          913           --         571
  Other indebtedness.................................................          19          247           35         239
Subordinated Debentures:
  15% Subordinated Debentures, net of discount of $18 million and $27 million at December 31, 1993 and 1992, respectively, effective interest rate of 15.88%, interest payable-in-kind or cash, at the option of RJRN, until May 15, 1994, cash payment thereafter,
     sinking fund requirements beginning 1999, due 2001..............          --          280           --         423
  Subordinated Discount Debentures, net of discount of $133 million and $495 million at December 31, 1993 and 1992, respectively, effective interest rate of 15.88%, interest payable-in-kind until May 15, 1994, cash payment thereafter, sinking fund
     requirements beginning 1999, due 2001...........................          --        1,393           --       1,799
  Other Subordinated Debentures, fixed rate of 13 1/2%, due 2001.....          --          277           --         359
                                                                       -----------  -----------  -----------  ---------
       RJRN(4).......................................................         142       12,005          351      13,054

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10--LONG-TERM DEBT AND INTEREST EXPENSE--(CONTINUED)

                                                                          DECEMBER 31, 1993        DECEMBER 31, 1992
                                                                       ------------------------  ----------------------
                                                                           DUE          DUE          DUE         DUE
                                                                         WITHIN        AFTER       WITHIN       AFTER
                                                                        ONE YEAR    ONE YEAR(1)   ONE YEAR    ONE YEAR
                                                                       -----------  -----------  -----------  ---------
Holdings Debt:
  Converting Debentures, fixed rate of 17 3/8%, interest
     payable-in-kind or cash at Holdings' option through May 1, 1999, cash payment thereafter, convertible into Holdings' Common Stock
     on April 30, 1993, otherwise due 2009...........................          --           --           --         413
  11.68% ESOP participation..........................................          --           --           28          74
                                                                       -----------  -----------  -----------  ---------
       Holdings......................................................   $     142    $  12,005    $     379   $  13,541
                                                                       -----------  -----------  -----------  ---------
                                                                       -----------  -----------  -----------  ---------

- ---------------

(1) The payment of debt through December 31, 1998 is due as follows (in millions): 1995--$617; 1996--$465; 1997--$70 and 1998--$1,714.


(2) RJRN maintains a revolving credit facility of $6.5 billion of which $6.2 billion was unused at December 31, 1993. At December 31, 1993, availability of the unused portion is reduced by $456 million for the extension of irrevocable letters of credit which support the principal and interest on certain existing foreign debt of RJRN and its subsidiaries. A commitment fee of 1/4% per annum is payable on the unused portion of the facility.



(3) RJRN maintains a back-up line of credit to support commercial paper issuances of up to $1 billion. Commercial paper outstanding in excess of $1 billion is supported by the 1991 Credit Agreement.


(4) As a result of RJRN's management of its interest rate exposure through swaps, options, caps, and other interest rate arrangements, the effective interest rate on certain debt may differ from that disclosed in the table.
                            ------------------------

     During 1991, Holdings entered into the following refinancing transactions:
(i) the repayment on March 11, 1991 of the aggregate principal amount outstanding of a subordinated promissory note held by a limited partnership affiliated with Kohlberg Kravis Roberts & Co., L.P. ("KKR") plus accrued and unpaid interest thereon for a total of approximately $468 million in cash from borrowings under the revolving credit portion of the 1989 Credit Agreement, (ii) the issuance by Capital on April 25, 1991 of $1.5 billion principal amount of 10 1/2% Senior Notes due 1998 (the "10 1/2% Senior Notes") (the "Senior Note Offering") and the repayment of a portion of the amount outstanding under the 1990 Credit Agreement with a portion of the net proceeds from the Senior Note Offering equal to approximately $731 million in cash, (iii) the redemption on June 3, 1991 of 100% of the aggregate principal amount of all outstanding Subordinated Exchange Debentures Due 2007 of RJR Nabisco Holdings Group, Inc. ("Group") equal to approximately $1.86 billion plus accrued and unpaid interest thereon to the redemption date with (a) an additional portion of the net proceeds from the Senior Note Offering and (b) the entire net proceeds from the issuance by Holdings on April 18, 1991 of 115,000,000 shares of common stock of Holdings, par value $.01 per share (the "Common Stock") at $11.25 per share,
(iv) open market purchases of certain of Capital's debentures totalling approximately $128 million with the remaining net proceeds from the Senior Note Offering, (v) the exchange by Holdings of 3.8 shares of Common Stock for each of the 67,997,769 shares of Cumulative Convertible Preferred Stock (the "Preferred Stock") exchanged pursuant to an exchange offer commenced on November 7, 1991 and completed on December 7, 1991, (vi) the issuance by Holdings on November 8, 1991 of 52,500,000 shares of Series A Conversion Preferred Stock, par value .01 per share ("Series A Preferred Stock") of Holdings and the sale of 210,000,000
$ .835 depositary shares ("Series A Depositary

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10--LONG-TERM DEBT AND INTEREST EXPENSE--(CONTINUED)
Shares") at $10.125 per Series A Depositary Share in connection with such issuance (the "Series A Preferred Stock Offering"), (vii) the repayment of the aggregate amount outstanding under the 1990 Credit Agreement, the repayment of a portion of the amount outstanding under the 1989 Credit Agreement and the redemption of certain notes of RJRN with the net proceeds from the Series A Preferred Stock Offering equal to approximately $2.1 billion and (viii) the repayment by Capital on December 19, 1991 of the aggregate amount outstanding under the working capital facility, revolving credit facility and term loan portions of the 1989 Credit Agreement with approximately $3.3 billion in cash from borrowings under a $6.5 billion bank credit facility (as amended, the "1991 Credit Agreement").

     On May 15, 1992, Capital merged with and into its wholly-owned subsidiary, RJRN. As a result of the merger, Group became the direct parent of RJRN and RJRN assumed all of the obligations of Capital under the 1991 Credit Agreement and with respect to the following debt securities: Subordinated Discount Debentures due May 15, 2001 (the "Subordinated Discount Debentures"); 15% Payment-in-Kind Subordinated Debentures due May 15, 2001 (the "15% Subordinated Debentures"); 13 1/2% Subordinated Debentures due May 15, 2001 (the "13 1/2% Subordinated Debentures" and, collectively with the Subordinated Discount Debentures and the 15% Subordinated Debentures, the "Subordinated Debentures"); 10 1/2% Senior Notes; 8.30% Senior Notes due April 15, 1999 (the "8.30% Senior Notes"); and 8.75% Senior Notes due April 15, 2004 (the "8.75% Senior Notes" and, collectively with the 8.30% Senior Notes, the "1992 Senior Notes"). Prior to this merger, RJRN had guaranteed all of Capital's obligations with respect to such indebtedness, and the financial statements of RJRN had reflected such indebtedness and all debt related costs.

     On December 17, 1992, Group merged with and into its wholly-owned subsidiary, RJRN.

     Also during 1992, Holdings entered into the following refinancing transactions: (i) the redemption on February 15, 1992 of $250 million principal amount of Capital's Subordinated Floating Rate Notes due 1999 (the "Subordinated Floating Rate Notes") at a price of $1,005 for each $1,000 principal amount of Subordinated Floating Rate Notes plus accrued and unpaid interest thereon, (ii) the early extinguishments by Capital of approximately $1 billion aggregate principal amount of certain of Capital's subordinated debentures in a privately negotiated transaction (the "1992 Capital Debenture Repurchase") for approximately $995 million in cash, consisting of $165 million aggregate principal amount of its 15% Subordinated Debentures, $85 million aggregate principal amount of its 13 1/2% Subordinated Debentures and $750 million aggregate principal amount (approximately $550 million accreted amount) of its Subordinated Discount Debentures, (iii) the issuance by Capital on April 9, 1992 of $600 million principal amount of 8.30% Senior Notes and $600 million principal amount of 8.75% Senior Notes and the application of substantially all of the net proceeds from the issuance of the 1992 Senior Notes to repay a portion of the funds temporarily drawn under the 1991 Credit Agreement for the redemption of the Subordinated Floating Rate Notes and for the 1992 Capital Debenture Repurchase, (iv) the retirement on May 15, 1992 of $225 million aggregate principal amount of Capital's Subordinated Extendible Reset Debentures due May 15, 1991 (the "Subordinated Reset Debentures") at a price of $1,010 for each $1,000 principal amount of Subordinated Reset Debentures plus accrued and unpaid interest thereon with the remaining proceeds available from the 1992 Senior Notes plus temporary borrowings under the 1991 Credit Agreement, which were repaid with proceeds of medium-term notes and (v) the additional repurchases during 1992 for approximately $1.822 billion in cash of certain of RJRN's subordinated debentures consisting of $690 million aggregate principal amount of its 15% Subordinated Debentures, $81 million aggregate principal amount of its 13 1/2%

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10--LONG-TERM DEBT AND INTEREST EXPENSE--(CONTINUED)
Subordinated Debentures and $941 million aggregate principal amount (approximately $728 million accreted amount) of its Subordinated Discount Debentures. The principal or accreted amount of the debentures in item (v) was refinanced with proceeds of debt securities maturing in the years 1999-2004. The purchase of most of such amount had been temporarily funded with borrowings under the 1991 Credit Agreement. Also during 1992, Holdings repurchased $126 million aggregate principal amount (approximately $209 million including accrued interest) of its Senior Converting Debentures due 2009 (the "Converting Debentures") for $229 million in cash, and RJRN repurchased $229 million aggregate principal amount of various other debentures for $240 million in cash. The funds for the repurchase of Converting Debentures and various other debentures of RJRN and for a portion of the purchase price of the Subordinated Debentures in item (v) were provided from the issuance of medium-term notes maturing in the years 1995-1997, borrowings under the 1991 Credit Agreement and cash flow from operations.

     During 1993, RJRN repurchased for approximately $1.0 billion in cash certain of its subordinated debentures consisting of $153 million aggregate principal amount of its 15% Subordinated Debentures, $82 million aggregate principal amount of its 13 1/2% Subordinated Debentures and $768 million aggregate principal amount (approximately $671 million accreted amount) of its Subordinated Discount Debentures. The principal or accreted amounts of such debentures was refinanced from proceeds of debt securities maturing after 1998, including debt securities issued during 1993. The purchase of most of such amount had been temporarily funded with borrowings under the 1991 Credit Agreement.

     The remaining portion of the ESOP participation was repurchased on January 15, 1993 for cash, plus accrued and unpaid interest thereon.

     Holdings redeemed on May 1, 1993, 100% of the aggregate principal amount of its outstanding Converting Debentures at a price of $1,000 for each $1,000 principal amount of Converting Debentures, plus accrued and unpaid interest thereon, for the period from February 9, 1989 through April 30, 1993, of $937.54 for each $1,000 principal amount of Converting Debentures.

     During 1993, RJRN issued $750 million principal amount of 8% Notes due 2000, $500 million principal amount of 8 3/4% Notes due 2005 and $500 million principal amount of 9 1/4% Debentures due 2013. Also during 1993, RJRN issued medium-term notes maturing in the years 1995-1998 having an aggregate initial offering price of approximately $230 million. The net proceeds from the sale of debt securities and the Series B Preferred Stock Offering (as hereinafter defined) have been or will be used for general corporate purposes, which include refinancings of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of securities. Pending such uses, proceeds may be used to repay indebtedness under RJRN's revolving credit facilities or for short-term liquid investments.

     A portion of the net proceeds collected from the sale of Holdings' ready-to-eat cold cereal business was used on February 5, 1993 to redeem $216 million principal amount of RJRN's 9 3/8% Sinking Fund Debentures due 2016 (the "9 3/8% Debenture") at a price of $1,065.63 for each $1,000 principal amount of 9 3/8% Debentures, plus accrued and unpaid interest thereon.

     On April 5, 1993, the Registrants entered into a credit agreement (as amended, the "1993 Credit Agreement" and together with the 1991 Credit Agreement, the "Credit Agreements"), which matures on April 4, 1994 and provides a back-up line of credit to support commercial paper issuances of up to $1 billion. Availability thereunder is reduced by an amount equal to the aggregate amount of commercial

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10--LONG-TERM DEBT AND INTEREST EXPENSE--(CONTINUED)

paper outstanding. At December 31, 1993, approximately $913 million of commercial paper was outstanding. Accordingly, $87 million was available under the 1993 Credit Agreement at December 31, 1993. Holdings and RJRN expect to obtain bank consent to extend the maturity date of the 1993 Credit Agreement for an additional 364 days.


     Based on RJRN's intention and ability to continue to refinance, for more than one year, the amount of its commercial paper borrowings outstanding either in the commercial paper market or with additional borrowings under the 1991 Credit Agreement, the commercial paper borrowings have been included under "Long-term debt".

     As permitted by the governing indenture, RJRN intends to pay in cash the May 15, 1994 interest payment due on its 15% Subordinated Debentures. Accordingly, the interest accrued thereon as of December 31, 1993 has been included in "Accrued liabilities".

     Certain financing agreements to which Holdings is a party and debt instruments of RJRN directly or indirectly restrict the payment of dividends by Holdings. The Credit Agreements, which contain restrictions on the payment of cash dividends or other distributions by Holdings in excess of certain specified amounts, and the indentures relating to certain of RJRN's debt securities, which contain restrictions on the payment of cash dividends or other distributions by RJRN to Holdings in excess of certain specified amounts, or for certain specified purposes, effectively limit the payment of dividends on the Common Stock. In addition, the declaration and payment of dividends is subject to the discretion of the board of directors of Holdings and to certain limitations under Delaware law. The Credit Agreements and the indentures under which certain debt securities of RJRN have been issued also impose certain operating and financial restrictions on Holdings and its subsidiaries. These restrictions limit the ability of Holdings and its subsidiaries to incur indebtedness, engage in transactions with stockholders and affiliates, create liens, sell certain assets and certain subsidiaries' stock, engage in certain mergers or consolidations and make investments in unrestricted subsidiaries.


     The estimated fair value of Holdings' consolidated long-term debt as of December 31, 1993 and 1992 was approximately $12.4 billion and $14.9 billion, respectively, based on available market quotes, discounted cash flows and book values, as appropriate. The estimated fair value exceeded the carrying amount of Holdings' long-term debt by approximately $400 million and $1.1 billion at December 31, 1993 and 1992, respectively, as a result of the general decline in market interest rates compared with the higher interest cost on certain of Holdings' debt obligations. Considerable judgment was required in interpreting market data to develop the estimates of fair value. In addition, the use of different market assumptions and/or estimation methodologies may have had a material effect on the estimated fair value amounts. Accordingly, the estimated fair value of Holdings' consolidated long-term debt as of December 31, 1993 and 1992 is not necessarily indicative of the amounts that Holdings could realize in a current market exchange.


NOTE 11--COMMITMENTS AND CONTINGENCIES

     Various legal actions, proceedings and claims are pending or may be instituted against R. J. Reynolds Tobacco Company ("RJRT") or its affiliates or indemnities, including those claiming that lung cancer and other diseases have resulted from the use of or exposure to RJRT's tobacco products. During 1993, 16 new actions were filed or served against RJRT and/or its affiliates or indemnities and 18 such actions were dismissed or otherwise resolved in favor of RJRT and/or its

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11--COMMITMENTS AND CONTINGENCIES--(CONTINUED) affiliates or indemnities. A total of 35 such actions in the United States, one in Puerto Rico and one against RJRT's Canadian subsidiary were pending on December 31, 1993. As of February 7, 1994, 35 active cases were pending against RJRT and/or its affiliates or indemnities, 33 in the United States, one in Puerto Rico and one in Canada. Four of the 33 active cases in the United States involve alleged non-smokers claiming injuries resulting from exposure to environmental tobacco smoke. One of such cases is currently scheduled for trial on September 5, 1994 and if tried, will be the first such case to reach trial. One of the active cases is alleged to be a class action on behalf of a purported class of 60,000 individuals.

     The plaintiffs in these actions seek recovery on a variety of legal theories, including strict liability in tort, design defect, negligence, breach of warranty, failure to warn, fraud, misrepresentation and conspiracy. Punitive damages, often in amounts totalling many millions of dollars, are specifically pleaded in 20 cases in addition to compensatory and other damages. The defenses raised by RJRT and/or its affiliates, where applicable, include preemption by the Federal Cigarette Labeling and Advertising Act, as amended (the "Cigarette Act") of some or all such claims arising after 1969; the lack of any defect in the product; assumption of the risk; comparative fault; lack of proximate cause; and statutes of limitations or repose. Juries have found for plaintiffs in two smoking and health cases, but in one such case, which has been appealed by both parties, no damages were awarded. The jury awarded plaintiffs $400,000 in the other such case, Cipollone v. Liggett Group, Inc., et. al., which award was overturned on appeal and the case was subsequently dismissed.

     On June 24, 1992, the United States Supreme Court in Cipollone held that claims that tobacco companies failed to adequately warn of the risks of smoking after 1969 and claims that their advertising and promotional practices undermined the effect of warnings after that date were preempted by the Cigarette Act. The Court also held that claims of breach of express warranty, fraud, misrepresentation and conspiracy were not preempted. The Supreme Court's decision was announced through a plurality opinion, and further definition of how Cipollone will apply to other cases must await rulings in those cases.

     Certain legislation proposed in recent years in Congress, among other things, would eliminate any such preemptive effect on common law damage actions for personal injuries. RJRT is unable to predict whether such legislation will be enacted, if so, in what form, or whether such legislation would be intended by Congress to apply retroactively. The Supreme Court's Cipollone decision itself, or the passage of such legislation, could increase the number of cases filed against cigarette manufacturers, including RJRT.

     RJRT understands that a grand jury investigation being conducted in the Eastern District of New York is examining possible violations of criminal law in connection with activities relating to the Council for Tobacco Research-USA, Inc., of which RJRT is a sponsor. RJRT is unable to predict the outcome of this investigation.

     RJRT recently received a civil investigative demand from the U.S. Department of Justice requesting broad documentary information from RJRT. Although the request appears to focus on tobacco industry activities in connection with product development efforts, it also requests general information concerning contacts with competitors. RJRT is unable to predict the outcome of this investigation.

     Litigation is subject to many uncertainties, and it is possible that some of the legal actions, proceedings or claims could be decided against RJRT or its affiliates or indemnities. Determinations of

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11--COMMITMENTS AND CONTINGENCIES--(CONTINUED) liability or adverse rulings against other cigarette manufacturers that are defendants in similar actions, even if such rulings are not final, could adversely affect the litigation against RJRT and its affiliates or indemnities and increase the number of such claims. Although it is impossible to predict the outcome of such events or their effect on RJRT, a significant increase in litigation activities could have an adverse effect on RJRT. RJRT believes that it has a number of valid defenses to any such actions, including but not limited to those defenses based on preemption under the Cipollone decision, and RJRT intends to defend vigorously all such actions.

     The Registrants believe that the ultimate outcome of all pending litigation matters should not have a material adverse effect on either of the Registrants' financial position; however, it is possible that the results of operations or cash flows of the Registrants in a particular quarterly or annual period could be materially affected by the ultimate outcome of certain pending litigation matters. Management is unable to derive a meaningful estimate of the amount or range of such possible loss in any particular quarterly or annual period or in the aggregate.

COMMITMENTS

     At December 31, 1993, other commitments totalled approximately $556 million, principally for minimum operating lease commitments, the purchase of machinery and equipment and other contractual arrangements.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

     Certain financial instruments with off-balance sheet risk have been entered into by the RJRN to manage its interest rate and foreign currency exposures.

Interest Rate Arrangements


     At December 31, 1993 and 1992, RJRN had outstanding interest rate swaps, options, caps and other interest rate arrangements with financial institutions having a total notional principal amount of $5.7 billion and $5.2 billion, respectively. The arrangements at December 31, 1993 mature as follows:
1994--$2.7 billion; 1995--$1.1 billion; 1996--$1.1 billion; 1997--$450 million and 1998 $350 million, respectively. The estimated fair value of these arrangements as of December 31, 1993 and 1992 was favorable by approximately $37 million and unfavorable by approximately $1 million, respectively, based on calculations from independent third parties for similar arrangements.



     Because interest rate swaps and purchased options and other interest rate arrangements effectively hedge interest rate exposures, the differential to be paid or received is accrued and recognized in interest expense as market interest rates change. If an arrangement is terminated prior to maturity, then the realized gain or loss is recognized over the remaining original life of the agreement if the hedged item remains outstanding, or immediately, if the underlying hedged instrument does not remain outstanding. If the arrangement is not terminated prior to maturity, but the underlying hedged instrument is no longer outstanding, then the unrealized gain or loss on the related interest rate swap, option, cap or other interest rate arrangement is recognized immediately. In addition, for written options and other similar interest rate arrangements that are entered into to manage interest rate exposure, changes in market value of such instruments would result in the current recognition of any related gains or losses.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11--COMMITMENTS AND CONTINGENCIES--(CONTINUED)

Foreign Currency Arrangements

     At December 31, 1993 and 1992, RJRN had outstanding forward foreign exchange contracts with banks to purchase or sell an aggregate notional principal amount of $476 million and $566 million, respectively. The estimated fair value of these arrangements as of December 31, 1993 and 1992 was favorable by approximately $3 million and $4 million, respectively, based on calculations from independent third parties for similar arrangements.

     The forward foreign exchange contracts and other hedging arrangements entered into by RJRN generally mature at the time the hedged foreign currency transactions are settled. Gains or losses on forward foreign currency transactions are determined by changes in market rates and are generally included at settlement in the basis of the underlying hedged transaction. To the extent that the foreign currency transaction does not occur, gains and losses are recognized immediately.

     The above interest rate and foreign currency arrangements entered into by RJRN involve, to varying degrees, elements of market risk as a result of potential changes in future interest and foreign currency exchange rates. To the extent that the financial instruments entered into remain outstanding as effective hedges of existing interest rate and foreign currency exposure, the impact of such potential changes in future interest and foreign currency exchange rates on the financial instruments entered into would offset the related impact on the items being hedged. Also, RJRN may be exposed to credit losses in the event of non-performance by the counterparties to these financial instruments. However, RJRN continually monitors its positions and the credit rating of its counterparties and therefore, does not anticipate any non-performance.

     There are no significant concentrations of credit risk with any individual counterparties or groups of counterparties as a result of any financial instruments entered into including those financial instruments discussed above.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--CAPITAL STOCK AND PAID-IN CAPITAL

     The changes in Common Stock and paid-in capital are shown as follows:

                                                                1993                         1992
                                                     ---------------------------  ---------------------------
                                                         SHARES        AMOUNT         SHARES        AMOUNT
                                                     --------------  -----------  --------------  -----------
                                                                              (DOLLARS IN MILLIONS)
Common Stock--$0.01 par value--authorized
  1,500,000,000 shares at December 31, 1993:
  Balance at beginning of year.....................   1,134,648,542   $      11    1,121,658,569   $      11
  Shares issued during the period..................       3,692,911          --       13,117,248          --
  Management shares repurchased and
    cancelled......................................        (330,161)         --         (127,275)         --
                                                     --------------  -----------  --------------  -----------
      Balance at end of year.......................   1,138,011,292   $      11    1,134,648,542   $      11
                                                     --------------  -----------  --------------  -----------
                                                     --------------  -----------  --------------  -----------
Paid-in capital:
  Balance at beginning of year.....................                   $   9,048                    $   9,352
  Shares issued during the period, net of stock
    issuance costs.................................                         (16)                          (8)
  Tax benefits recorded on shares issued to
    management and ESOP shares allocated...........                           3                            4
  Issuance of Series A Preferred Stock.............                          --                           --
  Management shares and stock options repurchased
    and cancelled..................................                          (2)                          (6)
  Preferred stock dividends........................                        (246)                        (207)
  Warrants repurchased and cancelled...............                          --                          (87)
  Other............................................                          (9)                          --
                                                                     -----------                  -----------
      Balance at end of year.......................                   $   8,778                    $   9,048
                                                                     -----------                  -----------
                                                                     -----------                  -----------

                                                                 1991
                                                     ----------------------------
                                                         SHARES         AMOUNT
                                                     --------------   -----------

Common Stock--$0.01 par value--authorized
  1,500,000,000 shares at December 31, 1993:
  Balance at beginning of year.....................     580,023,513    $       6
  Shares issued during the period..................     542,135,431            5
  Management shares repurchased and
    cancelled......................................        (500,375)          --
                                                     --------------   -----------
      Balance at end of year.......................   1,121,658,569    $      11
                                                     --------------   -----------
                                                     --------------   -----------
Paid-in capital:
  Balance at beginning of year.....................                    $   3,860
  Shares issued during the period, net of stock
    issuance costs.................................                        3,630
  Tax benefits recorded on shares issued to
    management and ESOP shares allocated...........                            4
  Issuance of Series A Preferred Stock.............                        2,060
  Management shares and stock options repurchased
    and cancelled..................................                           (4)
  Preferred stock dividends........................                         (198)
  Warrants repurchased and cancelled...............                           --
  Other............................................                           --
                                                                      -----------
      Balance at end of year.......................                    $   9,352
                                                                      -----------
                                                                      -----------

     The changes in stock options are shown as follows:

                                                               1993                        1992                1991
                                                     -------------------------  --------------------------  -----------
                                                       OPTIONS       PRICE        OPTIONS        PRICE        OPTIONS
                                                     -----------  ------------  -----------  -------------  -----------
Balance at beginning of year:
  Stock Option Plan................................   25,355,948  $ 5.00-10.45   25,814,648  $  5.00- 5.75   25,638,520
  Long Term Incentive Plan.........................   19,654,600    7.50-11.56   12,990,600     7.50-11.63
Options granted to management investors and
  directors:
  Stock Option Plan................................                                   2,400           5.00    2,176,828
  Long Term Incentive Plan.........................   49,213,100    4.52- 9.13    7,004,000    8.25-10.125   13,041,800
Management options exercised:
  Stock Option Plan................................   (1,116,046)         5.00
Management options repurchased and cancelled:
  Stock Option Plan................................     (999,790)   5.00- 8.55     (461,100)    5.00-10.45   (2,000,700)
  Long Term Incentive Plan.........................   (4,235,066)   5.56-10.00     (340,000)    7.50-11.63      (51,200)
                                                     -----------                -----------                 -----------
Balance at end of year:
  Stock Option Plan................................   23,240,112    5.00-10.45   25,355,948     5.00-10.45   25,814,648
  Long Term Incentive Plan.........................   64,632,634    4.52-11.56   19,654,600     7.50-11.56   12,990,600
                                                     -----------                -----------                 -----------
                                                      87,872,746    4.52-11.56   45,010,548     5.00-11.56   38,805,248
                                                     -----------                -----------                 -----------
                                                     -----------                -----------                 -----------

                                                        PRICE
                                                     ------------
Balance at beginning of year:
  Stock Option Plan................................  $       5.00
  Long Term Incentive Plan.........................
Options granted to management investors and
  directors:
  Stock Option Plan................................          5.75
  Long Term Incentive Plan.........................    7.50-11.63
Management options exercised:
  Stock Option Plan................................
Management options repurchased and cancelled:
  Stock Option Plan................................    5.00- 5.75
  Long Term Incentive Plan.........................          7.50
Balance at end of year:
  Stock Option Plan................................    5.00- 5.75
  Long Term Incentive Plan.........................    7.50-11.63
                                                       5.00-11.63



     At December 31, 1993, options were exercisable as to 20,018,041 shares, compared with 15,590,909 shares at December 31, 1992, and 11,310,162 shares at December 31, 1991. As of December 31, 1993, options for 66,777,008 shares of Common Stock were available for future grant.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--CAPITAL STOCK AND PAID-IN CAPITAL--(CONTINUED)

     To provide an incentive to attract and retain key employees responsible for the management and administration of the business affairs of Holdings and its subsidiaries, on June 15, 1989 the board of directors of Holdings adopted the Stock Option Plan for Directors and key Employees of RJR Holdings Corp. and Subsidiaries (the "Stock Option Plan") pursuant to which options to purchase Common Stock may be granted. On June 16, 1989 the Stock Option Plan was approved by the written consent of the holders of a majority of the Common Stock. Any director or key employee of Holdings or any subsidiary of Holdings is eligible to be granted options under the Stock Option Plan. A maximum of 30,000,000 shares of Common Stock (which may be adjusted in the event of certain capital changes) may be issued under the Stock Option Plan. The options to key employees granted under the Stock Option Plan generally vest over a five year period and the options granted to directors under the Stock Option Plan are immediately fully vested. The exercise price of such options is generally the fair market value of the Common Stock on the date of grant.


     On August 1, 1990, the board of directors of Holdings adopted the 1990 Long Term Incentive Plan (the "1990 LTIP") which was approved on such date by the written consent of the holders of a majority of the Common Stock. The 1990 LTIP authorizes grants of incentive awards ("Grants") in the form of "incentive stock options" under Section 422 of the Code, other stock options, stock appreciation rights, restricted stock, purchase stock, dividend equivalent rights, performance units, performance shares or other stock-based grants. Awards under the 1990 LTIP may be granted to key employees of, or other persons having a unique relationship to, Holdings and its subsidiaries. Directors who are not also employees of Holdings and its subsidiaries are ineligible for Grants. A maximum of 105,000,000 shares of Common Stock (which may be adjusted in the event of certain capital changes) may be issued under the 1990 LTIP pursuant to Grants. The 1990 LTIP also limits the amount of shares which may be issued pursuant to "incentive stock options" and the amount of shares subject to Grants which may be issued to any one participant. As of December 31, 1993, purchase stock, stock options other than incentive stock options, restricted stock, performance shares and other stock-based grants have been granted under the 1990 LTIP. The options granted before 1993 under the 1990 LTIP generally will vest over a three year period ending December 31, 1995. Prior to January 1, 1993, such options had vested over a six to eight year period. Options granted in 1993 vest over a three year period beginning from the date of grant. The exercise prices of such options are between $4.50 and $11.56 per share. In connection with the purchase stock grants awarded during 1993, 1992 and 1991, 622,222 shares and 495,000 shares and 2,681,000 shares, respectively, of Common Stock were purchased and options to purchase four shares were granted for every share of such Common Stock purchased. In addition, arrangements were made enabling purchasers to borrow on a secured basis from Holdings the price of the stock purchased, as well as the taxes due on any taxable income recognized in connection with such purchases. The current annual interest rate on such arrangements, which was set in July 1993 at the then applicable federal rate for long-term loans, is 6.37%. These borrowings plus accrued interest and taxes must generally be repaid within two years following termination of active employment. During 1993, 1,484,840 shares of Common Stock were awarded in connection with restricted stock grants made. These shares are subject to restrictions that will lapse on December 31, 1994. Performance shares were also granted under the 1990 LTIP during 1993, pursuant to which participants are granted a designated number of performance shares that may be earned over a three year performance period commencing January 1, 1993. Pay outs of awards at the end of the performance period, which are denominated in shares of Common Stock, but which may be paid at Holdings' option in either Common Stock or cash, are currently based on Holdings' cumulative cash-earnings per share during such performance period. During 1993, 3,307,500 performance shares were awarded. The maximum aggregate number of shares of Common Stock that
                                      F-23

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--CAPITAL STOCK AND PAID-IN CAPITAL--(CONTINUED)

may be paid at the end of the performance period is 4,961,250. Commitments to make other stock-based awards were made in 1993 under the 1990 LTIP to individuals who previously acquired certain purchase stock under the 1990 LTIP. Under this program, such individuals may receive grants of Common Stock or cash at the Company's election on either three or four annual grant dates beginning July 1994 and ending either July 1, 1996 or July 1, 1997. The fair market value of Common Stock to be awarded on each grant date is equal to the excess, if any, of (i) 33% or 25%, respectively, of the maximum amount the individual could have borrowed to acquire purchase stock, over (ii) the then fair market value of the same percentage of such individual's purchase stock. The grant is increased by the amount of presumed borrowing costs and the amount necessary to hold the individual harmless from income taxes due as a result of the grant. No grant will be made on a grant date if, on such grant date, the amount determined under clause (ii) above equals or exceeds the amount determined in clause (i) above.



     In addition to the shares purchased under the 1990 LTIP, approximately 550,000 shares of Common Stock were sold during 1991 to certain management investors. No such sales occurred in 1992 or 1993. Unlike the shares sold under the 1990 LTIP, a portion of these shares remain subject to significant restrictions on transferability.



     The Preferred Stock, together with the Series A Preferred Stock, Series B Preferred Stock and ESOP Convertible Preferred Stock, stated value $16.00 per share and par value $.01 per share, of Holdings (the "ESOP Preferred Stock") (150,000,000 aggregate preferred shares authorized at December 31, 1993 and 1992) are senior to the Common Stock as to dividends and preferences in liquidation.


     On December 6, 1993, the outstanding Preferred Stock was redeemed at a redemption price of $27.0125 per share plus accrued and unpaid dividends thereon. Also during 1993, 123,523 shares of Preferred Stock were converted into 342,976 shares of Common Stock. During 1992, 379 shares of Preferred Stock were converted into 1,051 shares of Common Stock. During 1991, 884 shares of Preferred Stock were converted into 2,450 shares of Common Stock and 67,997,769 shares of Preferred Stock were exchanged for 258,391,523 shares of Common Stock in connection with the December 1991 Exchange Offer. The Preferred Stock, stated value $25 per share at par value $.01 per share, paid cash dividends at a rate of 11.5% of stated value per annum, payable quarterly in arrears commencing January 15, 1991. The Preferred Stock was convertible after May 1, 1991 into shares of Common Stock at a conversion price of $9 of stated value per share of Common Stock.

     Each Series A Depositary Share represents a one-quarter ownership interest in a share of Series A Preferred Stock of Holdings. Each share of Series A Preferred Stock bears cumulative cash dividends at a rate of $3.34 per annum and is payable quarterly in arrears commencing February 18, 1992. Each share of Series A Preferred Stock will mandatorily convert into four shares of Common Stock by November 15, 1994, subject to adjustment in certain events. In addition, each share of Series A Preferred Stock may be convertible upon the occurrence of certain other events, including the option by Holdings to redeem, in whole or in part, at any time at an initial optional redemption price of $64.82 per share, to be paid in shares of Common Stock, plus accrued and unpaid dividends. The initial optional redemption price declines by $.009218 on each day following the issuance of the Series A Preferred Stock to $55.36 on September 15, 1994 and $54.80 thereafter. Holders of Series A Preferred Stock have voting rights with respect to certain matters submitted to a vote of the holders of the Common

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--CAPITAL STOCK AND PAID-IN CAPITAL--(CONTINUED)
Stock. Because Series A Preferred Stock mandatorily converts into Common Stock, dividends on shares of Series A Preferred Stock are reported similar to common equity dividends.


     On August 18, 1993, Holdings issued 50,000 shares of Series B Cumulative Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), and sold 50,000,000 depositary shares ("Series B Depositary Shares") at $25 per Series B Depositary Share ($1.250 billion) in connection with such issuance (the "Series B Preferred Stock Offering"). Each share of Series B Preferred Stock bears cumulative cash dividends at a rate of $2,312.50 per annum, or $2.3125 per Series B Depositary Share, and is payable quarterly in arrears commencing December 1, 1993. Each Series B Depositary Share represents .001 ownership interest in a share of Series B Preferred Stock of Holdings. At Holdings' option, on or after August 19, 1998, Holdings may redeem shares of the Series B Preferred Stock (and the Depositary will redeem the number of Series B Depositary Shares representing the shares of Series B Preferred Stock) at a redemption price equivalent to $25 per Series B Depositary Share, plus accrued and unpaid dividends thereon.



     On August 1, 1991, Holdings issued 2,983,904 shares of Common Stock in exchange for certain debentures of RJRN aggregating approximately $32.3 million in principal amount.



     On April 10, 1991, an employee stock ownership plan established by Holdings borrowed $250 million from Holdings (the "ESOP Loan") to purchase 15,625,000 shares of ESOP Preferred Stock. The ESOP Loan, which was renegotiated in 1993, has a final maturity in 2006 and bears interest at the rate of 8.2% per annum. The ESOP Preferred Stock is convertible as of December 31, 1993 into 15,573,973 shares of Common Stock, subject to adjustment in certain events, and bears cumulative dividends at a rate of 7.8125% of stated value per annum at least until April 10, 1999, payable semi-annually in arrears commencing January 2, 1992, when, as and if declared by the board of directors of Holdings. The ESOP Preferred Stock is redeemable at the option of Holdings, in whole or in part, at any time on or after April 10, 1999, at an initial optional redemption price of $16.250 per share. The initial optional redemption price declines thereafter on an annual basis in the amount of $.125 a year to $16 per share on April 10, 2001, plus accrued and unpaid dividends. Holders of ESOP Preferred Stock have voting rights with respect to certain matters submitted to a vote of the holders of the Common Stock. Effective January 1, 1992, RJRN's matching contributions to eligible employees under its Capital Investment Plan are being made in the form of ESOP Preferred Stock. RJRN's matching contribution obligation in respect of each participating employee is equal to $.50 for every pre-tax dollar contributed by the employee, up to 6% of the employee's pay. The shares of ESOP Preferred Stock are allocated at either the floor value of $16 a share or the fair market value of Common Stock, whichever is higher. During 1993 and 1992, approximately $29 million and $29 million, respectively, was contributed to the ESOP by RJRN or Holdings and approximately $20 million and $24 million, respectively, of ESOP dividends were used to service the ESOP's debt to Holdings.


     On February 9, 1989, 15,254,238 warrants were issued to purchase 15,254,238 shares of Common Stock. Such warrants were initially exercisable at an exercise price of $5.00 per share, subject to adjustment in certain events, at any time prior to February 9, 1999. On November 8, 1991, the exercise price for the warrants and the number of shares of Common Stock issuable upon exercise thereof were adjusted to $4.9164 and 1.017, respectively. During the third quarter of 1992, Holdings repurchased from a limited partnership of which KKR Associates, an affiliate of KKR, is the sole general partner and certain affiliates of Merrill Lynch & Co., Inc. 6,182,586 warrants of the 15,254,238 warrants issued

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--CAPITAL STOCK AND PAID-IN CAPITAL--(CONTINUED) on February 9, 1989 for approximately $36 million in cash. During October 1992, Holdings repurchased from the same parties the remaining 9,071,652 warrants for approximately $51 million in cash. Each of these warrants allowed the holder to purchase 1.017 shares of Common Stock for an exercise price of $4.9164 at any time on or prior to February 8, 1999.

     Warrants to purchase 45,529,024 shares of Common Stock were issued in connection with the sale of the 15% Subordinated Debentures and the Subordinated Discount Debentures. Such warrants were initially exercisable at an exercise price of $0.07 per share, subject to adjustment in certain events, and expired January 31, 1992. On November 8, 1991, the exercise price for the warrants and the number of shares of Common Stock issuable upon exercise thereof were adjusted to $0.0688 and 1.017, respectively. During 1992, 12,370,936 warrants were exercised at $0.0688 per share. During 1991, 29,695,730 warrants were exercised at $0.07 per share and 3,361,323 warrants were exercised at $0.0688 per share.

     See Note 10 for transactions involving the exchange of capital stock for long-term debt.

NOTE 13--RETAINED EARNINGS AND CUMULATIVE TRANSLATION ADJUSTMENTS


     Retained earnings (accumulated deficit) at December 31, 1993, 1992 and 1991 includes non-cash expenses related to accumulated trademark and goodwill amortization of $3.015 billion, $2.390 billion and $1.774 billion, respectively.


     The changes in cumulative translation adjustments are shown as follows:


                                                                       YEAR ENDED      YEAR ENDED       YEAR ENDED
                                                                      DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
                                                                          1993            1992             1991
                                                                      -------------  ---------------  ---------------
Balance at beginning of period......................................    $     (47)      $      11        $      35
  Translation and other adjustments.................................          (55)            (58)             (24)
                                                                      -------------        ------           ------
Balance at end of period............................................    $    (102)      $     (47)       $      11
                                                                      -------------        ------           ------
                                                                      -------------        ------           ------

NOTE 14--RETIREMENT BENEFITS

     RJRN sponsors a number of non-contributory defined benefit pension plans covering most U.S. and certain foreign employees. Plans covering regular full-time employees in the tobacco operations as well as the majority of salaried employees in the corporate groups and food operations to provide pension benefits that are based on credits, determined by age, earned throughout an employee's service and final average compensation before retirement. Plan benefits are offered as lump sum or annuity options. Plans covering hourly as well as certain salaried employees in the corporate groups and food operations provide pension benefits that are based on the employee's length of service and final average compensation before retirement. RJRN's policy is to fund the cost of current service benefits and past service cost over periods not exceeding 30 years to the extent that such costs are currently tax deductible. Additionally, RJRN participates in several multi-employer and other defined contribution plans, which provide benefits to certain of RJRN's union employees. Employees in foreign countries who are not

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 14--RETIREMENT BENEFITS--(CONTINUED)
U.S. citizens are covered by various post-employment benefit arrangements, some of which are considered to be defined benefit plans for accounting purposes.

     A summary of the components of pension expense for RJRN-sponsored plans follows:


                                                                            YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                               1993           1992           1991
                                                                           -------------  -------------  -------------
Defined benefit pension plans:
  Service cost--benefits earned during the period........................    $      76      $      84      $      71
  Interest cost on projected benefit obligation..........................          255            251            239
  Less actual return on plan assets......................................         (262)          (259)          (504)
  Net amortization and deferral..........................................           (4)            (4)           252
                                                                           -------------  -------------  -------------
       Total.............................................................           65             72             58
Multi-employer and other contribution plans..............................           32             31             33
                                                                           -------------  -------------  -------------
       Total pension expense.............................................    $      97      $     103      $      91
                                                                           -------------  -------------  -------------
                                                                           -------------  -------------  -------------

     The principal plans used the following actuarial assumptions for accounting purposes:

                                                             DECEMBER 31,     DECEMBER 31,
                                                                 1993             1992
                                                            ---------------  ---------------
Weighted average discount rate............................           7.5%             8.5%
Rate of increase in compensation levels...................           5.0%             5.0%
Expected long-term rate of return on assets...............           9.5%            10.0%

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 14--RETIREMENT BENEFITS--(CONTINUED)

     The following table sets forth the funded status and amounts recognized in the Consolidated Balance Sheets at December 31, 1993 and 1992 for RJRN's defined benefit pension plans.

                                                 U.S. PLANS                                           FOREIGN PLANS
                  ------------------------------------------------------------------------  ----------------------------------
                          DECEMBER 31, 1993                    DECEMBER 31, 1992                    DECEMBER 31, 1993
                  ----------------------------------  ------------------------------------  ----------------------------------
                    PLANS WHOSE       PLANS WHOSE       PLANS WHOSE        PLANS WHOSE         PLANS WHOSE       PLANS WHOSE
                  ASSETS EXCEEDED     ACCUMULATED     ASSETS EXCEEDED      ACCUMULATED       ASSETS EXCEEDED     ACCUMULATED
                    ACCUMULATED    BENEFITS EXCEEDED    ACCUMULATED     BENEFITS EXCEEDED      ACCUMULATED        BENEFITS
                     BENEFITS          ASSETS(1)         BENEFITS           ASSETS(1)           BENEFITS       EXCEEDED ASSETS
                  ---------------  -----------------  ---------------  -------------------  -----------------  ---------------
Actuarial
  present value
  of:
  Vested
  benefits......     $   2,252         $     272         $   2,133          $      80           $     148         $     186
  Non-vested
    benefits....           225                 5               118                  4                   6                23
                        ------             -----            ------                ---               -----             -----
  Accumulated
    benefit
    obligation..         2,477               277             2,251                 84                 154               209
  Effect of
    future
    salary
    increases...           296                29               366                  5                  42                31
                        ------             -----            ------                ---               -----             -----
  Projected
    benefit
    obligation..         2,773               306             2,617                 89                 196               240
Plan assets at
  fair market
  value.........         2,529               204             2,449                 35                 172               109
                        ------             -----            ------                ---               -----             -----
Plan assets in
  excess of
  (less than)
  projected
  benefit
  obligation....          (244)             (102)             (168)               (54)                (24)             (131)
Unrecognized net
  (gain) loss...           (68)                3              (121)               (19)                 17                26
Unrecognized
  prior service
  cost..........           (31)              (10)              (32)               (13)                 (8)               14
                        ------             -----            ------                ---               -----             -----
Net pension
  liabilities
  recognized in
  the
  Consolidated
  Balance Sheets..   $    (343)        $    (109)        $    (321)         $     (86)          $     (15)        $     (91)
                        ------             -----            ------                ---               -----             -----
                        ------             -----            ------                ---               -----             -----


                             FOREIGN PLANS
                  ----------------------------------
                          DECEMBER 31, 1992
                  ----------------------------------
                     PLANS WHOSE       PLANS WHOSE
                   ASSETS EXCEEDED     ACCUMULATED
                     ACCUMULATED        BENEFITS
                      BENEFITS       EXCEEDED ASSETS
                  -----------------  ---------------
Actuarial
  present value
  of:
  Vested
  benefits......      $     159         $     155
  Non-vested
    benefits....              6                21
                          -----             -----
  Accumulated
    benefit
    obligation..            165               176
  Effect of
    future
    salary
    increases...             46                33
                          -----             -----
  Projected
    benefit
    obligation..            211               209
Plan assets at
  fair market
  value.........            196                88
                          -----             -----
Plan assets in
  excess of
  (less than)
  projected
  benefit
  obligation....            (15)             (121)
Unrecognized net
  (gain) loss...             11                20
Unrecognized
  prior service
  cost..........            (11)               11
                          -----             -----
Net pension
  liabilities
  recognized in
  the
  Consolidated
  Balance Sheets..    $     (15)        $     (90)
                          -----             -----
                          -----             -----

- ---------------


(1) Of the net pension liability, $34 million and $12 million were related to qualified plans at December 31, 1993 and 1992, respectively.


     At December 31, 1993, approximately 99 percent of the plans' assets were invested in listed stocks and bonds and other highly liquid investments. The balance consisted of various income producing investments.

     In addition to providing pension benefits, RJRN provides certain health care and life insurance benefits for retired employees and their dependents. Substantially all of its regular full-time employees, including certain employees in foreign countries, may become eligible for those benefits if they reach retirement age while working for RJRN. Effective January 1, 1992, RJRN adopted SFAS No. 106. Under SFAS No. 106, RJRN is required to accrue the costs for retirees' health and other postretirement benefits other than pensions and recognize the unfunded and unrecognized accumulated benefit obligation for these benefits. RJRN had previously accrued a liability for postretirement benefits other

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 14--RETIREMENT BENEFITS--(CONTINUED) than pensions and as a result, SFAS No. 106 did not have a material impact on RJRN's financial statements.

     Net postretirement health and life insurance benefit cost for 1993 consists of the following:

                                                                                                         1993         1992
                                                                                                      -----------  -----------
Service cost--benefits earned during the period.....................................................   $      16    $      12
Interest cost on accumulated postretirement benefit obligation......................................          60           58
                                                                                                           -----        -----
  Net postretirement health care cost...............................................................   $      76    $      70
                                                                                                           -----        -----
                                                                                                           -----        -----


     Net postretirement health and life insurance benefit costs representing accretion on the liability balance of $89 million was charged to operations for the year ended December 31, 1991. The reduction in expense in 1992 reflects the reduction of recorded liabilities by approximately $225 million at December 31, 1991 as disclosed in Note 1 to the Consolidated Financial Statements.


     RJRN's postretirement health and life insurance benefit plans currently are not funded. The status of the plans was as follows:


                                                                                       DECEMBER 31,     DECEMBER 31,
                                                                                           1993             1992
                                                                                      ---------------  ---------------
Actuarial present value of accumulated postretirement benefit obligation:
  Retirees..........................................................................     $     693        $     598
  Fully eligible active plan participants...........................................            88              135
  Other active plan participants....................................................           263              226
Unrecognized actuarial amounts......................................................           (58)          --
                                                                                            ------           ------
Accrued postretirement health care costs............................................     $     986        $     959
                                                                                            ------           ------
                                                                                            ------           ------



     The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 8% in 1993, 9% in 1994 and 10.7% in 1995 gradually declining to 6.0% by the year 2002 and remaining at that level thereafter. A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1993 and net postretirement health care cost by approximately 7% and 8.5%, respectively.


     The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.5% and 8.5% as of December 31, 1993 and 1992, respectively.


     Effective January 1, 1993, RJRN adopted SFAS No. 112. Under SFAS No. 112, RJRN is required to accrue the costs for preretirement postemployment benefits provided to former or inactive employees and recognize an obligation for these benefits. The adoption of SFAS No. 112 did not have a material impact on the financial statements of either Holdings or RJRN.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 15--SEGMENT INFORMATION

  Industry Segment Data

     Holdings classifies its continuing operations into two industry segments which are described in Management's Discussion and Analysis of Financial Condition and Results of Operations, appearing elsewhere herein. Summarized financial information for these operations is shown in the following tables.

                                                                       YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                          1993           1992           1991
                                                                      -------------  -------------  -------------
Net sales:
  Tobacco...........................................................   $     8,079    $     9,027    $     8,540
  Food..............................................................         7,025          6,707          6,449
                                                                      -------------  -------------  -------------
     Consolidated net sales.........................................   $    15,104    $    15,734    $    14,989
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Operating income:
  Tobacco(1)(2).....................................................   $       893    $     2,241    $     2,322
  Food(1)(2)........................................................           624            769            715
  Headquarters (2)..................................................          (139)          (112)          (103)
                                                                      -------------  -------------  -------------
     Consolidated operating income..................................   $     1,378    $     2,898    $     2,934
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Capital expenditures:
  Tobacco...........................................................   $       224    $       189    $       200
  Food..............................................................           391            330            254
  Headquarters......................................................            --             --              5
                                                                      -------------  -------------  -------------
     Consolidated capital expenditures..............................   $       615    $       519    $       459
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Depreciation expense:
  Tobacco...........................................................   $       237    $       252    $       242
  Food..............................................................           207            197            194
  Headquarters......................................................             4              6              5
                                                                      -------------  -------------  -------------
     Consolidated depreciation expense..............................   $       448    $       455    $       441
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------


Assets:                                                                 DECEMBER 31, 1993   DECEMBER 31, 1992
                                                                        ------------------  ------------------
  Tobacco.............................................................      $   19,904          $   20,592
  Food................................................................          11,270              11,165
  Headquarters(3).....................................................             121                 284
                                                                            ----------          ----------
     Consolidated assets..............................................      $   31,295          $   32,041
                                                                            ----------          ----------
                                                                            ----------          ----------


- ---------------

(1) Includes amortization of trademarks and goodwill for Tobacco and Food, respectively, for the year ended December 31, 1993, of $407 million and $218 million; for the year ended December 31, 1992, of $404 million and $212 million and for the year ended December 31, 1991, of $404 million and $205 million.

(2) The 1993 and 1992 amounts include the effects of the restructuring expense at Tobacco (1993-- $544 million; 1992--$43 million), Food (1993--$153 million; 1992--$63 million) and Headquarters (1993--$33 million; 1992--$0), as applicable, and the sale of Holdings' ready-to-eat cold cereal business (See Note 1 to the Consolidated Financial Statements).


(3) Cash and cash equivalents for the domestic operating companies are included in Headquarters' assets.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 15--SEGMENT INFORMATION--(CONTINUED)

  Geographic Data

     The following tables show certain financial information relating to Holdings' continuing operations in various geographic areas.

                                                                       YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                          1993           1992           1991
                                                                      -------------  -------------  -------------
Net sales:
  United States (including U.S. export sales).......................   $    11,570    $    13,182    $    12,548
  Europe............................................................         1,671          1,109          1,037
  Other geographic areas............................................         2,794          1,855          1,675
  Less transfers between geographic areas(1)........................          (931)          (412)          (271)
                                                                      -------------  -------------  -------------
     Consolidated net sales.........................................   $    15,104    $    15,734    $    14,989
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Operating income:(2)
  United States.....................................................   $     1,284    $     2,634    $     2,692
  Europe............................................................            40            138            117
  Other geographic areas............................................           193            238            228
  Headquarters......................................................          (139)          (112)          (103)
                                                                      -------------  -------------  -------------
     Consolidated operating income(3)...............................   $     1,378    $     2,898    $     2,934
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------


                                                                        DECEMBER 31, 1993   DECEMBER 31, 1992
                                                                        ------------------  ------------------
Assets:
  United States.......................................................      $   27,143          $   28,553
  Europe..............................................................           1,820               1,360
  Other geographic areas..............................................           2,211               1,844
  Headquarters........................................................             121                 284
                                                                            ----------          ----------
     Consolidated assets..............................................      $   31,295          $   32,041
                                                                            ----------          ----------
                                                                            ----------          ----------
Liabilities of Holdings' continuing operations located in foreign
countries.............................................................      $    1,689          $    1,352
                                                                            ----------          ----------
                                                                            ----------          ----------


- ---------------

(1) Transfers between geographic areas (which consist principally of tobacco transferred principally from the United States to Europe) are generally made at fair market value.

(2) The 1993 and 1992 amounts include the effects of the restructuring expense of $730 million and $106 million, respectively, and a gain on the sale of Holdings' ready-to-eat cold cereal business ($98 million) (see Note 1 to the Consolidated Financial Statements).

(3) Includes amortization of trademarks and goodwill of $625 million, $616 million and $609 million for the 1993, 1992 and 1991 periods, respectively.

                           RJR NABISCO HOLDINGS CORP.
                               RJR NABISCO, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 16--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of the quarterly results of operations for Holdings for the quarterly periods of 1993 and 1992:

(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                               FIRST     SECOND      THIRD     FOURTH
                                                                             ---------  ---------  ---------  ---------
1993
  Net sales................................................................  $   3,736  $   3,719  $   3,598  $   4,051
  Operating income (loss)..................................................        683        582        431       (318)
  Income (loss) before extraordinary item..................................        210        142         74       (429)
  Net income (loss)........................................................        163         77         76       (461)
  Income (loss) before extraordinary item per common share(1)..............       0.15       0.10       0.04      (0.34)
  Net income (loss) per common share(1)....................................       0.12       0.05       0.04      (0.36)

                                                                               FIRST     SECOND      THIRD     FOURTH
                                                                             ---------  ---------  ---------  ---------
1992
  Net sales................................................................  $   3,643  $   3,983  $   4,021  $   4,087
  Operating income.........................................................        664        768        763        703
  Income before extraordinary item.........................................        144        209        252        171
  Net income (loss)........................................................        (15)        87        182         45
  Income before extraordinary item per common share(1).....................       0.10       0.15       0.18       0.12
  Net income (loss) per common share(1)....................................      (0.02)      0.06       0.13       0.03

- ---------------

(1) Earnings per share is computed independently for each of the periods presented; therefore, the sum of the earnings per share amounts for the quarters may not equal the total for the year. In addition, assuming that the transactions discussed in Notes 10 and 12 to the Consolidated Financial Statements had occurred on January 1, 1993 or January 1, 1992, as applicable, and the net proceeds thereof were used to redeem or to repay outstanding indebtedness, the impact on earnings per share would be anti-dilutive for the reported periods.

NOTE 17--SUBSEQUENT EVENT


     On February 24, 1994, Holdings filed a Registration Statement on Form S-3 for a proposed offering of 300 million depositary shares, each representing a one-tenth ownership interest in a share of a newly created series of Preferred Equity Redemption Cumulative Stock ("PERCS"). Each depositary share would mandatorily convert in three years into one share of Common Stock, subject to adjustment and subject to earlier conversion or redemption under certain circumstances. Any net proceeds of a PERCS offering may be used for general corporate purposes which may include refinancings of indebtedness, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities. In addition, such proceeds may be used to facilitate one or more significant corporate transactions, such as a joint venture, merger, acquisition, divestiture, asset swap, spin-off and/or recapitalization, that would result in the separation of the tobacco and food businesses of Holdings. As of February 24, 1994, the specific uses of proceeds have not been determined. Pending such uses, any proceeds would be used to repay indebtedness under RJRN's revolving credit facilities or for short-term liquid investments.


                      ------------------------------------

                                    Paste up
                                     [Logo]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee..............................................................  $     892,242
Blue Sky fees and expenses....................................................         20,000
Printing and engraving expenses...............................................        200,000
Legal fees and expenses.......................................................        200,000
Accounting fees and expenses..................................................         25,000
Miscellaneous.................................................................         82,758
                                                                                -------------
          Total...............................................................  $   1,400,000
                                                                                -------------
                                                                                -------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article IV of the Amended and Restated By-Laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

ITEM 16. EXHIBITS.

EXHIBIT NO.                             DESCRIPTION
- -----------  -----------------------------------------------------------------
   *1.1      Form of Underwriting Agreement.
    4.1      Amended and Restated Certificate of Incorporation of RJR Nabisco
               Holdings Corp., filed October 1, 1990 (incorporated by
               reference to Exhibit 3.1 to Amendment No. 4 filed on October 2, 1990, to the Registration Statement on Form S-4 of RJR Nabisco Holdings Corp., Registration No. 33-36070, filed on July 25, 1990, as amended (the "Form S-4, Registration No. 33-36070")).
    4.1(a)   Certificate of Amendment to Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., filed January 29, 1991 (incorporated by reference to Exhibit 3.1(a) to Amendment No. 3, filed on January 31, 1991, to the Registration Statement on Form S-4 of RJR Nabisco Holdings Corp., Registration No. 33-38227).
    4.1(b)   Certificate of Designation of ESOP Convertible Preferred Stock,
               filed April 10, 1991 (incorporated by reference to Exhibit
               3.1(b) to Amendment No. 2 filed on April 11, 1991, to the Registation Statement on Form S-1 of RJR Nabisco Holdings
               Corp., Registration No. 33-39532, filed on March 20, 1991).
    4.1(c)   Certificate of Designation of Series A Conversion Preferred
               Stock, filed November 7, 1991 (incorporated by reference to
               Exhibit 3.1(c) to Amendment No. 3, filed on November 1, 1991, to the Registration Statement on Form S-1 of RJR Nabisco
               Holdings Corp., Registration No. 33-43137, filed October 2,
               1991).
    4.1(d)   Certificate of Amendment to Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., filed December 16, 1991 (incorporated by reference to Exhibit 3.1(d) of the Annual Report on Form 10-K of RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group, Inc., RJR Nabisco Capital Corp. and RJR
               Nabisco, Inc. for the fiscal year ended December 31, 1991, File Nos. 1-10215, 1-10214, 1-10248 and 1-6388 (the "1991 Form
               10-K")).
    4.1(e)   Certificate of Amendment to the Amended and Restated Certificate
               of Incorporation of RJR Nabisco Holdings Corp. (relating to the authorization of the issuance of additional shares of Common Stock) filed April 6, 1993 (incorporated by reference to
               Exhibit 3.3 of the Quarterly Report on Form 10-Q of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the fiscal quarter ended March 31, 1993, filed April 30, 1993 (the "March 1993
               Form 10-Q")).
    4.1(f)   Certificate of Designation of Series B Cumulative Preferred
               Stock, filed August 16, 1993 (incorporated by reference to
               Exhibit 3.1(g) of the Annual Report on Form 10-K of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the fiscal year ended December 31, 1993, File Nos. 1-10215 and 1-6388 (the "1993 Form
               10-K").
    4.1(g)   A composite of the Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., as amended to
               August 16, 1993 (incorporated by reference to Exhibit 3.1(g) of the 1993 Form 10-K).
   *4.1(h)   Form of Certificate of Designation of Series C Conversion
               Preferred Stock.
   *4.2      Form of Deposit Agreement.
    4.3      Credit Agreement dated as of December 1, 1991, among RJR Nabisco
               Holdings Corp., RJR Nabisco Holdings Group, Inc., RJR Nabisco Capital Corp., RJR Nabisco, Inc. and the lending institutions party thereto (incorporated by reference to Exhibit 4.1 of the 1991 Form 10-K).
    4.3(a)   Amendment No. 1 to Credit Agreement, dated as of October 21, 1992
               (incorporated by reference to Exhibit 4.1(a) of the Annual
               Report on Form 10-K of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the fiscal year ended December 31, 1992, File Nos. 1-10215 and 1-6388).
    4.3(b)   Amendment No. 2 to Credit Agreement, dated as of March 4, 1993
               (incorporated by reference to Exhibit 4.2 of the March 1993
               Form 10-Q).
    4.3(c)   Amendment to Credit Agreement, dated as of October 12, 1993
               (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the quarter ended September 30, 1993 (the "September 1993 Form 10-Q").
    4.4      Credit Agreement dated as of April 5, 1993 among RJR Nabisco
               Holdings Corp., RJR Nabisco, Inc. and the lending institutions party thereto (incorporated by reference to Exhibit 4.3 of the March 1993 Form 10-Q).

    4.4(a)   Amendment to Credit Agreement, dated October 12, 1993
               (incorporated by reference to Exhibit 10.1 of the September 1993 10-Q).
    4.5      Indenture dated as of April 25, 1991 among RJR Nabisco Capital
               Corp., RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group, Inc., RJR Nabisco, Inc. and Citibank, N.A., as Trustee, relating to the 10 1/2% Senior Notes due 1998, including form of securities. (incorporated by reference to Exhibit 4.5 to Amendment No. 7 filed on August 11, 1993, to the Registration Statement of Form S-3 of RJR Nabisco Holdings Corp., Registration No. 33-58930, filed March 1, 1993, as amended (the "Form S-3, Registration No. 33-58930")).
    4.5(a)   First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group, Inc. and Citibank, N.A., as Trustee, relating to the 10 1/2% Senior Notes due 1998 (incorporated by reference to
               Exhibit 4.5(a) to the Form S-3, Registration No. 33-58930).
    4.6      Indenture dated as of May 22, 1989 among RJR Holdings Capital
               Corp., RJR Holdings Corp., RJR Holdings Group, Inc., RJR Nabisco, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the 15% Payment-in-Kind Subordinated Debentures due 2001, including form of securities (incorporated by reference to Exhibit 4.6 to the Form S-3, Registration No. 33-58930).
    4.6(a)   First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the 15% Payment-in-Kind Subordinated Debentures due 2001 (incorporated by reference to
               Exhibit 4.6(a) to the Form S-3, Registration No. 33-58930).
    4.7      Indenture dated as of May 22, 1989 among RJR Holdings Capital
               Corp., RJR Holdings Corp., RJR Holdings Group, Inc., RJR Nabisco, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the Subordinated Discount Debentures due 2001, including form of securities (incorporated by reference to Exhibit 4.7 to the Form S-3, Registration No. 33-58930).
    4.7(a)   First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the Subordinated Discount Debentures due 2001 (incorporated by reference to Exhibit 4.7(a) to the Form S-3, Registration No. 33-58930).
    4.8      Indenture dated as of May 22, 1989 among RJR Holdings Capital
               Corp., RJR Holdings Corp., RJR Holdings Group, Inc., RJR Nabisco, Inc. and U.S. Trust Company of California, N.A., as Trustee, relating to the 13 1/2% Subordinated Debentures due 2001, including form of securities (incorporated by reference to Exhibit 4.8 to the Form S-3, Registration No. 33-58930).
    4.8(a)   First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group, Inc. and Security Pacific National Trust Company (New
               York), as trustee, relating to the 13 1/2% Subordinated Debentures due 2001 (incorporated by reference to Exhibit 4.8(a) to the Form S-3, Registration No. 33-58930).
    4.9      Amended and Restated By-laws of RJR Nabisco Holdings Corp., as amended, effective January 20, 1994 (incorporated by reference to Exhibit 3.2 to the 1993 Form 10-K).
   *5.1      Opinion of Jo-Ann Ford regarding the legality of the securities being registered.
   *7.1      Opinion of Simpson Thacher & Bartlett regarding the liquidation preference of the securities being registered.
   *8.1      Opinion of Simpson Thacher & Bartlett regarding certain federal income tax matters with respect to the securities being registered (included on Exhibit 7.1).
   12.1      RJR Nabisco, Inc. Computation of Historical Ratio of Earnings to
               Fixed Charges for the year ended December 31, 1988 (incorporated by reference to Exhibit 12.2 to the Form S-1, Registration No. 33-32728).
   12.2      RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group, Inc., RJR
               Nabisco Capital Corp., RJR Nabisco, Inc. (Successor) and RJR Nabisco, Inc. (Predecessor) Computation of Historical Ratio of Earnings to Fixed Charges/Deficiency in the Coverage of Fixed Charges by Earnings Before Fixed Charges for the periods within the year ended December 31, 1989 (incorporated by reference to Exhibit 12.3 to the Form S-4, Registration No. 33-36070).

   12.3      RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group Inc., RJR
               Nabisco Capital Corp. and RJR Nabisco, Inc. Computation of Historical Ratio of Earnings to Fixed Charges/Deficiency in the Coverage of Combined Fixed Charges and Preferred Stock Dividends by Earnings Before Fixed Charges for the year ended December 31, 1990 (incorporated by reference to Exhibit 12.4 to Form S-1, Registration Statement No. 33-32728).
  *12.5      RJR Nabisco Holdings Corp. Computation of Earnings to Combined
               Fixed Charges and Preferred Stock Dividends for each of the years in the two year period ended December 31, 1992 and for the six months ended June 30, 1993 and 1992.
  *23.1      Consent of Independent Auditors.
  *23.2      Consent of Jo-Ann Ford (included in her opinion filed as Exhibit
               5.1).
  *23.3      Consent of Simpson Thacher & Bartlett (included in their opinions filed as Exhibits 7.1 and 8.1)
  *25        Powers of Attorney of Charles M. Harper, Stephen R. Wilson,
               Robert S. Roath, John T. Chain, Jr., Saul A. Fox, Louis V. Gerstner, Jr., James H. Greene, Jr., H. John Greeniaus, James
               W. Johnston, Vernon E. Jordan, Jr., Henry R. Kravis, John G. Medlin, Jr., Paul E. Raether, Lawrence R. Ricciardi, Rozanne L. Ridgway, Clifton S. Robbins, George R. Roberts, Scott M. Stuart and Michael T. Tokarz.
- ---------------

 * Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned hereby undertakes:

          1. For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          2. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          3. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          4. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 24, 1994.

                                         RJR NABISCO HOLDINGS CORP.

                                         By:     /s/ STEPHEN R. WILSON
                                            ...................................
                                                     Stephen R. Wilson
                                           Title: Executive Vice President and
                                                     Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 24, 1994.

          SIGNATURE                       TITLE
- -----------------------------  ----------------------------
                   *           Chairman of the Board and
.............................    Chief Executive Officer
     (Charles M. Harper)         (principal executive
                                 officer) and Director
                   *           Executive Vice President and
.............................    Chief Financial Officer
     (Stephen R. Wilson)         (principal financial
                                 officer)
                   *           Senior Vice President and
.............................    Controller (principal
      (Robert S. Roath)          accounting officer)
                   *           Director
.............................
    (John T. Chain, Jr.)
                   *           Director
.............................
        (Saul A. Fox)
                   *           Director
.............................
  (Louis V. Gerstner, Jr.)
                   *           Director
.............................
   (James H. Greene, Jr.)
                   *           Director
.............................
     (H. John Greeniaus)
                   *           Director
.............................
     (James W. Johnston)
                   *           Director
.............................
   (Vernon E. Jordan, Jr.)
                   *           Director
.............................
      (Henry R. Kravis)
                   *           Director
.............................
    (John G. Medlin, Jr.)
                   *           Director
.............................
      (Paul E. Raether)
                   *           Director
.............................
   (Lawrence R. Ricciardi)
                   *           Director
.............................
    (Rozanne L. Ridgway)
                   *           Director
.............................
    (Clifton S. Robbins)
                   *           Director
.............................
     (George R. Roberts)
                   *           Director
.............................
      (Scott M. Stuart)
                   *           Director
.............................
     (Michael T. Tokarz)


                                                *By:     /s/ JO-ANN FORD
                                                    ..........................
                                                            Jo-Ann Ford
                                                         Attorney-in-Fact

                                     EXHIBIT INDEX
                                                                                   SEQUENTIAL
EXHIBIT NO.                                                                         PAGE NO.
- -----------  --------------------------------------------------------------------------------
   *1.1      Form of Underwriting Agreement.
    4.1      Amended and Restated Certificate of Incorporation of RJR Nabisco
               Holdings Corp., filed October 1, 1990 (incorporated by
               reference to Exhibit 3.1 to Amendment No. 4 filed on October 2,
               1990, to the Registration Statement on Form S-4 of RJR Nabisco
               Holdings Corp., Registration No. 33-36070, filed on July 25,
               1990, as amended (the "Form S-4, Registration No. 33-36070")).
    4.1(a)   Certificate of Amendment to Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., filed January 29,
               1991 (incorporated by reference to Exhibit 3.1(a) to Amendment
               No. 3, filed on January 31, 1991, to the Registration Statement on Form S-4 of RJR Nabisco Holdings Corp., Registration No. 33-
               38227).
    4.1(b)   Certificate of Designation of ESOP Convertible Preferred Stock,
               filed April 10, 1991 (incorporated by reference to Exhibit
               3.1(b) to Amendment No. 2 filed on April 11, 1991, to the
               Registation Statement on Form S-1 of RJR Nabisco Holdings
               Corp., Registration No. 33-39532, filed on March 20, 1991).
    4.1(c)   Certificate of Designation of Series A Conversion Preferred
               Stock, filed November 7, 1991 (incorporated by reference to
               Exhibit 3.1(c) to Amendment No. 3, filed on November 1, 1991, to the Registration Statement on Form S-1 of RJR Nabisco
               Holdings Corp., Registration No. 33-43137, filed October 2,
               1991).
    4.1(d)   Certificate of Amendment to Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., filed December 16,
               1991 (incorporated by reference to Exhibit 3.1(d) of the Annual
               Report on Form 10-K of RJR Nabisco Holdings Corp., RJR Nabisco
               Holdings Group, Inc., RJR Nabisco Capital Corp. and RJR
               Nabisco, Inc. for the fiscal year ended December 31, 1991, File
               Nos. 1-10215, 1-10214, 1-10248 and 1-6388 (the "1991 Form
               10-K")).
    4.1(e)   Certificate of Amendment to the Amended and Restated Certificate
               of Incorporation of RJR Nabisco Holdings Corp. (relating to the authorization of the issuance of additional shares of Common
               Stock) filed April 6, 1993 (incorporated by reference to
               Exhibit 3.3 of the Quarterly Report on Form 10-Q of RJR Nabisco
               Holdings Corp. and RJR Nabisco, Inc. for the fiscal quarter ended March 31, 1993, filed April 30, 1993 (the "March 1993
               Form 10-Q")).
    4.1(f)   Certificate of Designation of Series B Cumulative Preferred
               Stock, filed August 16, 1993 (incorporated by reference to
               Exhibit 3.1(g) of the Annual Report on Form 10-K of RJR Nabisco
               Holdings Corp. and RJR Nabisco, Inc. for the fiscal year ended
               December 31, 1993, File Nos. 1-10215 and 1-6388 (the "1993 Form
               10-K").
    4.1(g)   A composite of the Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., as amended to
               August 16, 1993 (incorporated by reference to Exhibit 3.1(g) of the 1993 Form 10-K).
   *4.1(h)   Form of Certificate of Designation of Series C Conversion
               Preferred Stock.
   *4.2      Form of Deposit Agreement.
    4.3      Credit Agreement dated as of December 1, 1991, among RJR Nabisco
               Holdings Corp., RJR Nabisco Holdings Group, Inc., RJR Nabisco
               Capital Corp., RJR Nabisco, Inc. and the lending institutions party thereto (incorporated by reference to Exhibit 4.1 of the
               1991 Form 10-K).
    4.3(a)   Amendment No. 1 to Credit Agreement, dated as of October 21, 1992
               (incorporated by reference to Exhibit 4.1(a) of the Annual
               Report on Form 10-K of RJR Nabisco Holdings Corp. and RJR
               Nabisco, Inc. for the fiscal year ended December 31, 1992, File
               Nos. 1-10215 and 1-6388).
    4.3(b)   Amendment No. 2 to Credit Agreement, dated as of March 4, 1993
               (incorporated by reference to Exhibit 4.2 of the March 1993
               Form 10-Q).
    4.3(c)   Amendment to Credit Agreement, dated as of October 12, 1993
               (incorporated by reference to Exhibit 10.1 of the Quarterly
               Report on Form 10-Q of RJR Nabisco Holdings Corp. and RJR
               Nabisco, Inc. for the quarter ended September 30, 1993 (the
               "September 1993 Form 10-Q").
    4.4      Credit Agreement dated as of April 5, 1993 among RJR Nabisco
               Holdings Corp., RJR Nabisco, Inc. and the lending institutions party thereto (incorporated by reference to Exhibit 4.3 of the
               March 1993 Form 10-Q).


                                     EXHIBIT INDEX
                                                                                   SEQUENTIAL
EXHIBIT NO.                                                                         PAGE NO.
- -----------  --------------------------------------------------------------------------------
    4.4(a)   Amendment to Credit Agreement, dated October 12, 1993
               (incorporated by reference to Exhibit 10.1 of the September
               1993 10-Q).
    4.5      Indenture dated as of April 25, 1991 among RJR Nabisco Capital
               Corp., RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group,
               Inc., RJR Nabisco, Inc. and Citibank, N.A., as Trustee,
               relating to the 10 1/2% Senior Notes due 1998, including form of securities. (incorporated by reference to Exhibit 4.5 to
               Amendment No. 7 filed on August 11, 1993, to the Registration
               Statement of Form S-3 of RJR Nabisco Holdings Corp.,
               Registration No. 33-58930, filed March 1, 1993, as amended (the
               "Form S-3, Registration No. 33-58930")).
    4.5(a)   First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings
               Group, Inc. and Citibank, N.A., as Trustee, relating to the 10
               1/2% Senior Notes due 1998 (incorporated by reference to
               Exhibit 4.5(a) to the Form S-3, Registration No. 33-58930).
    4.6      Indenture dated as of May 22, 1989 among RJR Holdings Capital
               Corp., RJR Holdings Corp., RJR Holdings Group, Inc., RJR
               Nabisco, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the 15% Payment-in-Kind
               Subordinated Debentures due 2001, including form of securities
               (incorporated by reference to Exhibit 4.6 to the Form S-3,
               Registration No. 33-58930).
    4.6(a)   First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings
               Group, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the 15% Payment-in-Kind
               Subordinated Debentures due 2001 (incorporated by reference to
               Exhibit 4.6(a) to the Form S-3, Registration No. 33-58930).
    4.7      Indenture dated as of May 22, 1989 among RJR Holdings Capital
               Corp., RJR Holdings Corp., RJR Holdings Group, Inc., RJR
               Nabisco, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the Subordinated Discount
               Debentures due 2001, including form of securities (incorporated by reference to Exhibit 4.7 to the Form S-3, Registration No.
               33-58930).
    4.7(a)   First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings
               Group, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the Subordinated Discount
               Debentures due 2001 (incorporated by reference to Exhibit
               4.7(a) to the Form S-3, Registration No. 33-58930).
    4.8      Indenture dated as of May 22, 1989 among RJR Holdings Capital
               Corp., RJR Holdings Corp., RJR Holdings Group, Inc., RJR
               Nabisco, Inc. and U.S. Trust Company of California, N.A., as
               Trustee, relating to the 13 1/2% Subordinated Debentures due
               2001, including form of securities (incorporated by reference to Exhibit 4.8 to the Form S-3, Registration No. 33-58930).
    4.8(a)   First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings
               Group, Inc. and Security Pacific National Trust Company (New
               York), as trustee, relating to the 13 1/2% Subordinated
               Debentures due 2001 (incorporated by reference to Exhibit
               4.8(a) to the Form S-3, Registration No. 33-58930).
    4.9      Amended and Restated By-laws of RJR Nabisco Holdings Corp., as amended, effective January 20, 1994 (incorporated by reference to Exhibit 3.2 to the 1993 Form 10-K).
   *5.1      Opinion of Jo-Ann Ford regarding the legality of the securities being registered.
   *7.1      Opinion of Simpson Thacher & Bartlett regarding the liquidation preference of the securities being registered.
   *8.1      Opinion of Simpson Thacher & Bartlett regarding certain federal income tax matters with respect to the securities being
               registered (included on Exhibit 7.1).
   12.1      RJR Nabisco, Inc. Computation of Historical Ratio of Earnings to
               Fixed Charges for the year ended December 31, 1988
               (incorporated by reference to Exhibit 12.2 to the Form S-1,
               Registration No. 33-32728).
   12.2      RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group, Inc., RJR
               Nabisco Capital Corp., RJR Nabisco, Inc. (Successor) and RJR
               Nabisco, Inc. (Predecessor) Computation of Historical Ratio of
               Earnings to Fixed Charges/Deficiency in the Coverage of Fixed
               Charges by Earnings Before Fixed Charges for the periods within the year ended December 31, 1989 (incorporated by reference to
               Exhibit 12.3 to the Form S-4, Registration No. 33-36070).
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                                     EXHIBIT INDEX
                                                                                   SEQUENTIAL
EXHIBIT NO.                                                                         PAGE NO.
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
   12.3      RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group Inc., RJR
               Nabisco Capital Corp. and RJR Nabisco, Inc. Computation of
               Historical Ratio of Earnings to Fixed Charges/Deficiency in the
               Coverage of Combined Fixed Charges and Preferred Stock
               Dividends by Earnings Before Fixed Charges for the year ended
               December 31, 1990 (incorporated by reference to Exhibit 12.4 to
               Form S-1, Registration Statement No. 33-32728).
  *12.5      RJR Nabisco Holdings Corp. Computation of Earnings to Combined
               Fixed Charges and Preferred Stock Dividends for each of the years in the two year period ended December 31, 1992 and for the six months ended June 30, 1993 and 1992.
  *23.1      Consent of Independent Auditors.
  *23.2      Consent of Jo-Ann Ford (included in her opinion filed as Exhibit
               5.1).
  *23.3      Consent of Simpson Thacher & Bartlett (included in their opinions filed as Exhibits 7.1 and 8.1)
  *25        Powers of Attorney of Charles M. Harper, Stephen R. Wilson,
               Robert S. Roath, John T. Chain, Jr., Saul A. Fox, Louis V.
               Gerstner, Jr., James H. Greene, Jr., H. John Greeniaus, James
               W. Johnston, Vernon E. Jordan, Jr., Henry R. Kravis, John G.
               Medlin, Jr., Paul E. Raether, Lawrence R. Ricciardi, Rozanne L.
               Ridgway, Clifton S. Robbins, George R. Roberts, Scott M. Stuart
               and Michael T. Tokarz.
- ---------------
 * Filed herewith.

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